Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-172554 and 333-172554-01
PRICING SUPPLEMENT NO. 2012-MTNDG0260 DATED AUGUST 1, 2012
(TO PROSPECTUS SUPPLEMENT DATED MAY 12, 2011 AND PROSPECTUS DATED MAY 12, 2011)
MEDIUM-TERM NOTES, SERIES D
CITIGROUP FUNDING INC.
Market Linked Notes Based on the Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
Due August 4, 2016
$1,000 per Note
All Payments Due from Citigroup Funding Inc. Are Fully and Unconditionally Guaranteed by Citigroup Inc.
Unlike ordinary debt securities, the Market Linked Notes Based on the Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Due August 4, 2016, which we refer to as the “notes,” do not pay interest.  Instead, the notes offer a potential return at maturity based on the performance of the Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index, which we refer to as the “index.”
The notes are unsecured senior debt securities issued by Citigroup Funding Inc.  All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company. All payments due on the notes are subject to the credit risk of Citigroup Inc.  If Citigroup Funding Inc. and Citigroup Inc. default on their obligations, you may not receive any payments due on the notes.
•	The principal amount and the issue price of each note is $1,000.
•	We will not pay interest on the notes.
•	The “maturity date” is August 4, 2016.
•	Your payment at maturity, for each $1,000 note you then hold, will be an amount in cash equal to the $1,000 principal amount per note plus the note return amount, which may be positive or zero.
•	The “note return amount” will be an amount in cash equal to:
º	If the final index level is greater than the initial index level:
$1,000 × the index percent increase × the upside participation rate
º	If the final index level is less than or equal to the initial index level:
$0
•	The “index percent increase” will be a fraction equal to (i) the final index level minus the initial index level, divided by (ii) the initial index level.
•	The “upside participation rate” equals 125%.
•	The “initial index level” equals 1,653.48, the closing level of the index on August 1, 2012, the day we priced the notes for initial sale to the public and which we refer to as the pricing date.
•	The “final index level” will equal the closing level of the index on the valuation date.
•	The “valuation date” is August 1, 2016, subject to postponement if such date is not an index scheduled trading day.
•
Investing in the notes is not equivalent to investing in the index, its constituents or any of the components of those constituents.  You will not be entitled to receive any dividends or distributions paid with respect to any component of the index’s constituents.

•	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. The notes are designed to be held to maturity.
•	The CUSIP for the notes is 1730T0XX2. The ISIN for the notes is US1730T0XX26.
You should read the more detailed description of the notes and the index in this pricing supplement. In particular, you should review and understand the sections “Description of the Notes” and “Description of the Index” beginning on page PS-19 and page PS-24, respectively.
The notes are riskier than ordinary debt securities. See “Risk Factors” beginning on page PS-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this pricing supplement and accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Issue Price	Underwriting Fee(1)	Proceeds to Issuer
Per Note	$1,000.00	$15.00	$985.00
Total	$1,775,000	$26,625	$1,748,375
(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the notes, is acting as principal and will receive an underwriting fee of $15.00 for each $1,000 note sold in this offering. From this underwriting fee, the registered representatives of Citigroup Global Markets Inc. will receive a fixed sales commission of $15.00 for each $1,000 note they sell.  Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the notes declines.  You should refer to “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in this pricing supplement for more information.

Citigroup Global Markets Inc. expects to deliver the notes to purchasers on or about August 6, 2012.
Investment Products	Not FDIC insured	May Lose Value	No Bank Guarantee
The notes are not bank deposits and are not insured r guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

FINAL TERMS
Issuer:	Citigroup Funding Inc.
Guarantee:	All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company.
Index:	Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
Aggregate principal amount:	$1,775,000
Principal amount:	$1,000 per note
Issue price:	$1,000 per note
Pricing date:	August 1, 2012
Original issue date:	August 6, 2012
Maturity date:	August 4, 2016
Payment at maturity:	For each $1,000 note you then hold, $1,000 plus the note return amount, which may be positive or zero.
Note return amount:
▪  If the final index level is greater than the initial index level:
$1,000 × the index percent increase × the upside participation rate
▪  If the final index level is less than or equal to the initial index level:
$0
The notes do not pay interest, and your total return at maturity on your investment in the notes may be zero.

Index percent increase:	(final index level – initial index level) / initial index level
Upside participation rate:	125%
Initial index level:	1,653.48
Final index level:	The closing level of the index on the valuation date
Valuation date:	August 1, 2016, subject to postponement if such date is not an index scheduled trading day
Risk factors:	Please see “Risk Factors” beginning on page PS-3.
CUSIP:	1730T0XX2
ISIN:	US1730T0XX26
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. The notes are designed to be held to maturity.
Calculation Agent:	Citigroup Global Markets Inc.
Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
Clearing and settlement:	DTC

SUMMARY DESCRIPTION OF THE INDEX

The Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index (the “index”) is designed to track a trend-following multi-asset allocation methodology that provides variable exposure to four specified asset classes: equities, real estate, commodities and fixed income (each, an “asset class”).  The index is a rules-based proprietary index developed and maintained by an affiliate of ours, Citigroup Global Markets Limited (the “index sponsor”).   The index launched on June 15, 2011 with a base index level set to 1,000 as of March 29, 2001.  The index has no actual performance history prior to June 15, 2011.  You should refer to “Risk Factors—Risk Factors Relating to the Index—The index has limited historical information” below.

The methodology tracked by the index seeks to provide exposure to upward-trending asset classes and to allocate exposure away from downward-trending asset classes.  The methodology aims to achieve this through a monthly, rules-based reallocation of notional exposure (which may be zero) to specified indices within each asset class based on a measure of their historical performance trends.  We refer to each index included in the notional exposure allocation of the index at any one time as a “constituent” of the index and to each index in the eligible universe that may be selected to be included in the notional exposure allocation of the index as an “eligible constituent.”  At any time, the aggregate notional exposure of the index to the constituents may be less than 100%.  To the extent that the aggregate notional exposure of the index to the constituents is less than 100%, the remainder of the index’s exposure will be notionally allocated to cash, which we refer to as the “cash constituent,” on which effectively no interest or other return will accrue as a result of the “excess return” feature of the index.

As an “excess return” index, the index reflects a deduction at an annual rate equal to the federal funds effective rate against the index return that would otherwise result, as described in this pricing supplement.

The index sponsor, acting as the “index calculation agent,” calculates, maintains and publishes the index.  The level of the index is calculated each index business day and generally published on the following index business day on the Bloomberg page “CIISMSEU <Index>.”

You should carefully review the sections “Description of the Index” and “Risk Factors—Risk Factors Relating to the Index” in this pricing supplement for important disclosures regarding the index, including certain risks associated with an investment linked to the index.

RISK FACTORS

The notes are not secured debt, are riskier than ordinary debt securities and do not pay any interest. Investing in the notes is not equivalent to investing in the index, its constituents or any of the components of those constituents.  In connection with your investment, you should carefully consider whether the notes are suited to your particular circumstances.  Certain terms used in this section have the meanings set forth in the sections “Description of the Notes” and “Description of the Index” below.

Risk Factors Relating to the Notes

You may not receive any return on your investment in the notes.

Unlike ordinary debt securities, the notes do not pay interest.  Your return on the notes, if any, depends on the performance of the index from the pricing date to the valuation date (as measured solely on those two dates).  You will receive a positive return on your investment in the notes only if the final index level is greater than the initial index level.  Even if you do receive a positive return, there can be no assurance that your total return at maturity on the notes will be greater than, or even equal to, the return you could have achieved on a conventional debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) of comparable maturity.  You should carefully consider whether an investment that does not provide for periodic interest and that may not provide for any return on your investment is appropriate for you.

The notes are subject to the credit risk of Citigroup Inc., the guarantor of all payments due on the notes, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the notes.

Investors are dependent on the ability of Citigroup Inc., Citigroup Funding Inc.’s parent company and the guarantor of all payments due on the notes, to pay all amounts due on the notes at maturity.  Therefore, investors are subject to the credit risk of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness.  The notes are not guaranteed by any other entity.  If we default on our obligations and Citigroup Inc. defaults on its guarantee obligations under the notes, your investment will be at risk and you could lose some or all of your investment.  Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the value of the notes.

The potential benefits of the positive features of the notes should be weighed against the potential yield you may forgo as a result of the index’s excess return and volatility targeting features.

As discussed in more detail below, the index is an “excess return” index and is subject to a targeted volatility cap.  The excess return feature will have a negative effect, and the targeted volatility cap may have a negative effect, on the performance of the index.  In connection with your investment in the notes, you should weigh the potential benefits offered by the notes—in particular, the leveraged upside participation in any appreciation of the index and the repayment of principal at maturity regardless of the performance of the index—against the potential yield you may forgo as a result of the index’s excess return and volatility targeting features.

The index’s excess return feature will result in a daily deduction, at a rate equal to the federal funds effective rate,  from the performance the index would otherwise achieve.  Accordingly, you should weigh the fact that the notes offer leveraged upside participation in any appreciation of the index against the fact that the index’s performance will be negatively affected by the excess return deduction.  This excess return deduction may offset, in whole or in part, or may more than offset, the effect of the leveraged upside participation rate.  See “—Risks Relating to the Index—The index is an ‘excess return,’ and not a ‘total return,’ index and, as such, reflects a daily deduction that may have a significant negative effect on the performance of the index” for a further discussion of the risks associated with the index’s excess return feature.

In addition, the index’s targeted volatility cap of 5% may result in a significant portion of the index’s exposure being notionally allocated to cash.  Because any notional allocation to cash will earn interest at the federal funds effective rate and the index’s excess return feature results in a deduction of the federal funds effective rate on total notional assets, no interest or other return will effectively accrue on this notional cash allocation.  For purposes of the index, the targeted volatility cap represents an intended trade-off, in which some potential upside is given up in exchange for limiting downside exposure in volatile markets.  However, because the notes provide for the repayment of principal at maturity regardless of the performance of the index, holders of the notes have no downside exposure to the index.  Therefore, the incremental benefit to holders of the notes from the reduced downside exposure offered by the index’s volatility targeting feature may be limited, and you should consider carefully whether it justifies the potential loss of upside participation that results from index’s volatility targeting feature.  See “—Risks Relating to the Index—The index may have a significant allocation to the cash constituent, on which no interest or other return will effectively accrue” for a further discussion of the risks associated with the index’s volatility targeting feature.

The notes will not be listed on any securities exchange, and you may not be able to sell your notes prior to maturity.

The notes will not be listed on any securities exchange.  Accordingly, the notes may have limited or no liquidity, and you should not invest in the notes unless you are willing to hold them to maturity.  Citigroup Global Markets Inc. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily, and it may cease to exist at any time.  Because we do not expect that other broker-dealers will participate significantly in any secondary market that may develop for the notes, the price at which you may be able to sell your notes prior to maturity is likely to depend on the price, if any, at which Citigroup Global Markets Inc. is willing to transact.  If, at any time, Citigroup Global Markets Inc. were not to make a market in the notes, it is likely that there would be no secondary market at all for the notes. Accordingly, you should be prepared to hold your notes to maturity.

The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets Inc. may be willing to purchase the notes in secondary market transactions will likely be lower than the issue price, since the issue price includes, and secondary market prices are likely to exclude, underwriting fees paid with respect to the notes, as well as the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The secondary market prices for the notes are also likely to be reduced by the costs of unwinding the related hedging transactions at the time of the secondary market transaction.  Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets Inc., as a result of dealer discounts, mark-ups or other transaction costs.

Secondary market sales of the notes may result in a loss of principal.

You will be entitled to receive at least the full principal amount of your notes, subject to the credit risk of Citigroup Inc., only if you hold the notes to maturity.  The value of the notes may fluctuate during the term of the notes, and if you sell your notes in a secondary market transaction prior to maturity, you may receive less than the $1,000 principal amount per note.

Your return on the notes depends on the closing level of the index on a single day.

Because your return on the notes is based on the closing level of the index solely on the valuation date, you are subject to the risk that the closing level of the index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the notes, including other dates near the valuation date.  If you had invested in another similar instrument that you could sell for full value at a time selected by you, or if the notes were based on an average of closing levels of the index on more than one day, you might have achieved better returns.

The value of the notes prior to maturity will be influenced by many unpredictable factors.

Several factors will influence the value of the notes prior to maturity and the price, if any, at which Citigroup Global Markets Inc. may be willing to purchase the notes in any secondary market that may develop, including:  the level and volatility (frequency and magnitude of changes in value or price) of the index, its constituents and the components of those constituents, the dividend yield of any stocks included in the index’s constituents, supply and demand for any commodities included in the index’s constituents, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the index or the commodities, real estate or capital markets generally and that may affect the closing level of the index, interest and yield rates in the market, time remaining until the notes mature and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc.  The level of the index may be, and has recently been, extremely volatile, and we can given you no assurance that the volatility will lessen.  See “Description of the Index—Hypothetical Back-Tested and Historical Data” below.  You may receive less, and possibly significantly less, than the principal amount of the notes if you try to sell your notes prior to maturity.

Investing in the notes is not equivalent to investing in the index, its constituents or any of the components of those constituents.

The exposure of the index to its constituents is purely notional and will exist solely in the records maintained by or on behalf of the index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.

An investor in the notes will not have the rights that investors in the any of the components of the index’s constituents have, and will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, those components.   With respect a constituent that is an equity index, investors in the notes will not have voting rights in any component of that constituent.  With respect to a constituent that is an equity or bond index, investors in the notes will not be entitled to receive dividend payments or other distributions, as applicable, made on any component of that constituent.

Our offering of the notes does not constitute a recommendation of the index.

Although the index sponsor is an affiliate of ours, you should not take our offering of the notes as an expression of our views about how the index will perform in the future or as a recommendation to invest in the index, including through an investment in the notes.  As we are part of a global financial institution, our affiliates (including the index sponsor) may, and often do, have positions (including short positions) that conflict with an investment in the notes, including positions in the components of the index’s constituents or in instruments related to the index’s constituents or the components of those constituents.  You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the notes and may do so in the future, and any such research, opinions or recommendations could adversely affect the level the index.

Citigroup Global Markets Inc. and other of our affiliates may publish research from time to time relating to the financial markets, the index’s constituents or any component of those constituents.  Any research, opinions or recommendations provided by Citigroup Global Markets Inc. may influence the level of the index and the value of the notes, and they may be inconsistent with purchasing or holding the notes.  Citigroup Global Markets Inc. and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes.  Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the index and the merits of investing in the notes.

Hedging and trading activity by our affiliates could potentially affect the value of the notes.

One or more of our affiliates have hedged our obligations under the notes and will carry out hedging activities related to the notes (and other instruments related to the index), including trading in the components of the index’s constituents and/or in instruments, such as options, swaps or futures related to the index. Our affiliates also trade in the components of the index’s constituents and these instruments on a regular basis as part of their general broker-dealer, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased the initial index level and, as a result, could have increased the level at which the index must close on the valuation date before an investor would receive a positive return on an investment in the notes. Additionally, such hedging or trading activities during the term of the notes, including on the valuation date, could adversely affect the final index level and, accordingly, the total return on the notes, if any, an investor will receive at maturity.

We and our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuer of any of the stocks included in the index’s constituents (each, a “relevant issuer”).  These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you.  Any prospective purchaser of the notes should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the index.  To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the notes.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

An affiliate of ours is the index calculation agent and the index sponsor and may adjust the index in a way that affects its level.

An affiliate of ours is the index calculation agent and the index sponsor (as well as the sponsor and calculation agent of the Citi Treasury Local Currency Index, one of the index’s eligible constituents).  In addition to calculating and publishing the level of the index, the index calculation agent will be responsible for making many determinations and adjustments in connection with the index in accordance with the rules of the index.  These determinations and adjustments may include, in certain circumstances, determining whether to substitute an alternative eligible constituent for an existing eligible constituent or whether to suspend the calculation and publication of the level of the index.  The index sponsor is responsible for developing the rules and policies governing the index and may modify the methodology in certain circumstances in accordance with the index rules or discontinue the index without notice.  Any of these calculations or determinations may have an impact, positive or negative, on the level of the index.  In making these calculations or determinations, our affiliate, acting as the index calculation agent and the index sponsor, is not acting as an advisor to you as an investor in the notes, is under no obligation to consider your interests as an investor in the notes and may have economic interests that are adverse to yours as an investor in the notes.

The calculation agent for the notes, which is an affiliate of ours, will make determinations with respect to the notes.

Citigroup Global Markets Inc., the calculation agent for the notes, is an affiliate of ours.  As calculation agent for the notes, Citigroup Global Markets Inc. has determined, among other things, the initial index level and will determine the final index level, the index percent increase and the note return amount, if any, due to you at maturity. Determinations made by Citigroup Global Markets Inc., in its capacity as calculation agent for the notes, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index level in the event of a market disruption event or discontinuance of the index may adversely affect the note return amount and your payment at maturity.

Section 871(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) may apply to the notes.

Since the level of the index may be adjusted to reflect payments of dividends with respect to shares of U.S. companies that are included in the index (see “Description of the Index” below), it is possible, under regulations recently proposed by the U.S. Treasury Department, that Section 871(m) of the Code could apply to the notes.  Section 871(m) of the Code, as interpreted by the proposed regulations, treats certain amounts paid with respect to “equity-linked instruments” as subject to withholding to the extent they are contingent upon or determined by reference to U.S.-source dividends. While significant aspects of the application of these regulations to the notes are uncertain, we (or other paying agents) may withhold (at a rate of 30%, subject to reduction under an applicable income tax treaty) on the amount paid with respect to the notes to the extent that the payment on the notes is treated under these rules as contingent upon or determined by reference to U.S.-source dividends. It is also possible, if Section 871(m) applies, that withholding could be imposed before the time any payment is made with respect to the notes, in which case a broker through which you hold your notes could impose a charge on your account in respect of such withholding.  If withholding applies, we will not be required to pay any additional amounts with respect to the amount so withheld.  Non-U.S. Holders should consult their tax advisers regarding the possible application of Section 871(m) to the notes.

Risk Factors Relating to the Index

The asset allocation methodology underlying the index may not be successful and, as a result, the level of the index may decline.

The index is designed to track the trend-following asset allocation methodology described under “Description of the Index” below.  This strategy is based on two primary assumptions: first, that the direction in which the eligible constituents have trended in the recent past relative to their performance over a longer period of time is the direction they will continue to trend in the future; and second, that the particular methodology used by the index is capable of accurately identifying the trend in a timely manner.  Either or both of these assumptions may be wrong for reasons described more fully below.  If either assumption is wrong, the strategy on which the index is based may not be successful and, as a result, the level of the index may decline, perhaps significantly.

The index is an “excess return,” and not a “total return,” index and, as such, reflects a daily deduction that may have a significant negative effect on the performance of the index.

Although the index’s constituents are the “total return” versions of each such constituent, the index itself is an “excess return” index.  As an “excess return” index, the index reflects a deduction for hypothetical borrowing costs associated with its notional exposure to the constituents.  These hypothetical borrowing costs are deducted at the federal funds effective rate, which is the volume-weighted average of interest rates (expressed as an annual rate) at which depositary institutions lend balances at the Federal Reserve to other depositary institutions overnight, as published on Bloomberg page “FEDL01 <Index>.”  The federal funds effective rate is reflective of the Federal Reserve’s current monetary policy.  Although the Federal Reserve has maintained the federal funds effective rate at relatively low levels in recent years, the Federal Reserve may change its monetary policy at any time.  If the Federal Reserve begins to raise interest rates (specifically, its federal funds target rate), or if interest rates otherwise rise, the federal funds effective rate will increase and the index will be adversely affected.

The constituents selected pursuant to the index’s trend-following multi-asset allocation methodology must produce positive returns at least as great as the federal funds effective rate (plus the notional costs described under “—Certain notional costs are deducted in calculating the level of the index” below) before the index will have any positive return at all.  Even if the index’s methodology is successful, the index may have poor returns, or even negative returns, because of the deduction of the federal funds effective rate.  Further, in a rising interest rate environment, there can be no assurance that the “total return” versions of the index’s constituents will reflect this rate increase such that the constituents’ returns would at all offset a higher federal funds effective rate.  Within the last five years, the federal funds effective rate has been as high as 5.41%.  If the federal funds effective rate were to be at that level during the term of the notes, the constituents selected pursuant to the index’s methodology would have to produce annual returns that exceed 5.41% (plus the notional costs described under “—Certain notional costs are deducted in calculating the level of the index” below) before the level of the index would increase at all, and the index would only increase to the extent of such excess (and to the extent that the index has exposure to the constituents).  The actual federal funds effective rate may be higher or lower than that level over the term of the notes.  See “Description of the Index—Federal Funds Effective Rate Historical Data” below.

Because the index is an excess return index, the performance of the index will always be less than the performance of the constituents selected pursuant to the index’s trend-following multi-asset allocation methodology.  See “Description of the Index—Total Return Hypothetical Back-Tested and Historical Data Comparison” below for a comparison of the hypothetical and historical performance of the Index to that of the “total return” version of the Index, which reflects the Methodology but does not reflect the excess return deduction.

The recent trend in the levels of the eligible constituents may not successfully predict their future performance.

The index is based on the assumption that trends in the performance of assets tend to persist over time—in other words, that assets that have generally appreciated or generally depreciated in the recent past relative to their performance over a longer period of time will generally continue to do so for a meaningful period of time in the future.  On this basis, the index allocates exposure each month to those asset classes that it identifies as being in an upward trend as of the relevant selection day.  The index identifies the trend in each asset class based on the historical performance of the eligible constituents in that asset class.  Specifically, the index compares each eligible constituent’s average closing level over the previous 50 index business days with its average closing level over the previous 200 index business days (in each case, as of and including the relevant selection day).  However, past performance is never a guarantee of future performance.  Future conditions may differ significantly from past conditions, and as a result an eligible constituent may perform very differently in the future than it did in the past.  If an eligible constituent is included in the index on the basis of historical performance indicating an upward trend and the applicable eligible constituent subsequently experiences a decline, the level of the index will be adversely affected.

If the efficient market hypothesis is true, the index and its trend-following strategy may not be successful.

The efficient market hypothesis is a well-known theory in academic financial literature that states it is impossible to choose investments that outperform the market, because the market is efficient and current asset prices reflect all available relevant information.  As a result, future asset prices will only change from current asset prices as a result of new information.  Because it is impossible to predict what new information will become available, it is impossible to predict future asset prices.  If true, the efficient market hypothesis implies that any perceived trend in the level of an eligible constituent should not be an accurate predictor of the eligible constituent’s future performance.  If the efficient market hypothesis is true, the index may perform no better than a random allocation among the eligible constituents, and may underperform a random allocation as a result of the index’s excess return feature and the notional spreads and replication costs that are deducted in calculating the level of the index, as described below.  To the extent the index has historically outperformed the broader market (or hypothetically outperformed the broader market based on a back-calculation), the efficient market hypothesis would explain that the outperformance is a random market result given the historic index allocations, rather than the result of any accuracy of the investment premise underlying the index methodology.

The index may perform poorly if it does not accurately identify the direction in which the eligible constituents are trending.

The index uses a fixed set of rules to determine whether an eligible constituent is deemed to be in an upward trend or a downward trend.  Under these rules, as of any selection day, an eligible constituent is deemed to be in an upward trend if the arithmetic average of its closing levels over the immediately preceding 50 index business days is greater than the arithmetic average of its closing levels over the immediately preceding 200 index business days.  It is important to understand that any fixed set of rules for determining whether an eligible constituent is in an upward or downward trend will necessarily be a blunt tool and, accordingly, may have a high rate of inaccuracy.  Following these rules may cause the index to identify an eligible constituent as upward trending when it is not in an upward trend based on the most recent eligible constituent levels.  In fact, the index may identify an eligible constituent as upward trending when it is in the midst of a significant decline.  Moreover, these rules may identify an eligible constituent as downward trending, when it is in fact trending upward based on the most recent eligible constituent levels.  The rules are particularly likely to incorrectly identify the trend when there is significant volatility in the levels of the eligible constituents.

The particular rules by which the index operates may produce a lower return than other rules that could have been adopted for the identification of the trend in the level of the eligible constituents.  For example, the index might have used 20 index business days, or 90 index business days, instead of 50 index business days to determine the short-term average, and it could have used 100 index business days, or 300 index business days, instead of 200 index business days to determine the long-term average.  There is nothing inherent in the particular methodology used by the index that makes it a more or less accurate predictor of a trend.  It is possible that the rules used by the index may not identify the trend as effectively as other rules that might have been adopted, or at all.

A time lag is embedded in the index methodology, which may cause the index to be late both in allocating away from a downward-trending asset class and in allocating to an upward-trending asset class.

The index uses the average level of an eligible constituent over the 50 index business days preceding and including a selection day, compared to the average level of the eligible constituent over the 200 index business days preceding and including the selection day, to determine whether the eligible constituent is in an upward or downward trend.  The 50 index business day period covers more than two months.  If the trend in the level of an eligible constituent changes, it may be a significant period of time before the 50 index business day average reflects the change.  In addition, given the length of the 200 index business day period, it make take significantly longer than 50 index business days of the new trend before the 50 index business day average finally crosses the 200 index business day average.  The fact that the trend is measured only once per month further adds to the time lag.

As a result of this time lag, the index may retain an allocation to a declining constituent long after the decline began, potentially resulting in a significant decline in the level of the index over a significant period of time.  Alternatively, the index may not identify an eligible constituent as being in an upward trend until long after the upward trend began.  By the time the index finally allocates to an upward trending constituent, the trend may already have run its course, and a period of decline may even have already begun.

In other words, because the index will allocate exposure to an asset class after it has already been trending upward for a significant period of time, the index may effectively reflect a “buy high” methodology; and because the index will allocate exposure away from an asset class only after it has already been trending downward for a significant period of time, it may effectively reflect a “sell low” methodology.  This combination of buying high and selling low may result in poor index returns.

Trend-following methodologies, like the one followed by the index, are subject to “whipsaws.”

Trend-following methodologies, like the methodology underlying the index, are particularly vulnerable to “whipsaws,” which occur when the price of an asset that has been trending upward suddenly drops significantly.  For example, if the index identifies all of the eligible constituents in an asset class as being in an upward trend, the index will allocate a potentially significant amount of weight to the eligible constituents in that asset class.  If, after being allocated weight, the level of those constituents suddenly declines by a significant amount, the level of the index would also decline significantly.  Because of the time lag inherent in the index strategy, the index may suffer the effects of this decline for an extended period of time.

If the eligible constituents exhibit a high degree of mean reversion, the index may perform poorly.

Mean reversion is the theory that asset prices tend to fluctuate around, and revert to, a particular level (the “mean”) over time.  If an eligible constituent exhibits a high degree of mean reversion, its level may increase for a sufficient period of time to cause the index to identify it as being in an upward trend, but then rapidly fall back toward its long-term mean after the index allocates weight to it.  The level of the index would be adversely affected in such a scenario.

The index may not be successful in non-trending or “sideways” markets.

The methodology underlying the index depends on the eligible constituents following a single trend for a significant period of time.  If the eligible constituents do not do so, either because prices are stable or because prices are volatile but not in any particular direction, the index may be unable to correctly identify the trend of the eligible constituents and may allocate weight to constituents that are not in fact in an upward trend.  The index will perform poorly if it allocates weights to constituents that decline during such time as they are included in the index.

Certain notional costs are deducted in calculating the level of the index.

In addition to the deduction of the federal funds effective rate as described under the risk factor “—The index is an ‘excess return,’ and not a ‘total return,’ index and, as such, reflects a daily deduction that may have a significant negative effect on the performance of the index” above, several notional costs are deducted in calculating the level of the index.  First, on each index business day, the level of each constituent is reduced by a notional replication cost.  Second, on each monthly rebalancing date, if the percentage weight of any constituent increases as a result of the rebalancing (including as a result of being added to the index in that rebalancing), a notional spread will be applied to the amount of that increase, the effect of which will be to reduce the level of the index.  Third, on each day on which the volatility control feature of the index results in a reallocation between the strategic allocation and the cash constituent, the level of the index will be reduced by a notional spread.  The specific amounts of each of these notional costs are set forth under “Description of the Index” below.  The cumulative effect of these notional costs may be significant and will adversely affect the performance of the index.  Even if the strategy underlying the index is successful, the level of the index will not increase unless the appreciation of the constituents is sufficient to overcome the cumulative effect of these notional costs (as well as the deduction of the federal funds effective rate).

The index’s volatility cap may not be successful in limiting the index’s volatility.

The index seeks to limit volatility by allocating away from the strategic allocation and into the cash constituent on any day as of which the realized volatility of the strategic allocation is greater than the targeted volatility cap of 5% and such change in allocation from the prior day would exceed 5%.  Realized volatility is a measure of historical volatility over a period of time.  For purposes of the targeted volatility cap, the index measures realized volatility of the strategic allocation on every index business day over the preceding 21 index business days, which is about one month.  Because of this 21 index business day measurement period, if the volatility of the constituents suddenly and significantly increases, it may be a significant period of time before the increase will be reflected to a meaningful degree in the realized volatility measurement and, consequently, before the exposure to the strategic allocation can be reduced to account for the increased volatility.  Although the eligible constituents may theoretically experience volatility in either a positive or a negative direction, their levels are much more likely to decline as a result of volatility than to rise.  The index level may experience significant declines for a significant period of time before any increase in volatility is reflected in the realized volatility measurement and the exposure to the strategic allocation is reduced.

The index may have a significant allocation to the cash constituent, on which no interest or other return will effectively accrue.

Each of the eligible constituents and the equity and real estate asset classes as a group are limited by a maximum percentage weight.  The excess of the percentage weight that would otherwise be allocated to any eligible constituent or to the equity and real estate asset classes as a group over the applicable maximum percentage weight will be allocated instead to the cash constituent.  If only one asset class is included in the index at any given time, the index will have a very significant allocation to the cash constituent at that time as a result of the maximum percentage weights, and if no asset classes are included in the index at any given time, because no asset class consists solely of eligible constituents that are in an upward trend, the index will consist entirely of the cash constituent.  In addition, if the realized volatility of the strategic allocation, measured as described under “Description of the Index” below, is greater than the targeted volatility cap of 5%, the index will be allocated away from the strategic allocation and into the cash constituent, but only if such change in allocation from the prior index business day would exceed 5%.  For example, if the realized volatility of the strategic allocation measured as of any index business day is 10%, the index will have only 50% exposure to the strategic allocation (calculated by dividing the targeted volatility cap of 5% by the realized volatility of 10%) and 50% exposure to the cash constituent.  However, if the realized volatility of the strategic allocation as of the next business day is 11%, the index will continue to have 50% exposure to the strategic allocation, because the change in exposure to the strategic allocation theoretically required to target the 5% volatility cap would be less than the 5% volatility buffer.  In this example, the theoretical exposure to the strategic allocation would be approximately 45.5% (calculated by dividing the targeted volatility cap of 5% by the realized volatility of 11%)—a 4.5% change in exposure from the previous index business day that is within the 5% volatility buffer.

For these reasons, the index may have a significant allocation to the cash constituent at any time.  Because of the excess return deduction, no interest or other return will effectively accrue on the cash constituent.  If the constituents included in the index have positive returns over any period when the index also has any allocation to the cash constituent, the return on the index will be less, and possibly significantly less, than the return on the constituents.

The eligible constituents may not be representative of the asset classes to which they are assigned.

The index divides the seven eligible constituents into four asset classes: equities, real estate, commodities and fixed income.  This allocation among asset classes is made solely for purposes of the operation of the index and is not intended as necessarily representative of that asset class.  In particular:

▪	The only eligible constituent in the real estate asset class is the Dow Jones U.S. Real Estate Total Return IndexSM. This index tracks the performance of publicly traded companies in the real estate industry—in other words, equities in the real estate industry—and not the value of real estate itself.  The stock prices of companies in the real estate industry may perform significantly differently from real estate prices.  As a result, the eligible constituent assigned to the real estate asset class may not reflect the performance of real estate as an asset class.

▪
There are two eligible constituents in the commodities asset class: the S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index.  Although the latter is a broad-based commodity index, the former tracks only the price of gold.  Under the index rules, neither of these two eligible constituents will be in the index unless the other is as well, and with the same weight (although subject to differing maximum percentage weights).  Accordingly, the commodity asset class will be disproportionately weighted toward gold and, as a result, may not be reflective of commodities as an asset class.

▪
There is only one eligible constituent in the fixed income asset class: the Citigroup Treasury Local Currency Index.  This index refers to Citigroup Index LLC’s “US Broad Investment-Grade Treasury Index,” which is designed to track the performance of public obligations of the U.S. Treasury.  It is market-capitalization weighted, and includes all publicly issued U.S. Treasury securities that offer a minimum remaining maturity of one year, have a minimum of $5 billion public amount outstanding and an investment grade rating  (at least BBB- by Standard and Poor’s Financial Services, LLC or Baa3 by Moody’s Investors Service, Inc.).  This index is just one benchmark for U.S. denominated investment-grade debt issued by the U.S. Treasury, and is not intended to be representative of the U.S. bond market as a whole.

▪
There are three eligible constituents in the equities asset class: the S&P 500® Total Return Index, the MSCI Daily TR Net EAFE® USD Index and the MSCI Daily TR Net Emerging Markets USD Index.  The S&P 500® Total Return Index represents the large capitalization segment of the U.S. equity markets, and the latter two represent developed equity markets outside of North America and emerging market equities, respectively.  The equities asset class will represent only this particular basket of equities, and not any other alternative way of defining equities as an asset class.  For example, if U.S. equities are generally appreciating but international equities are generally depreciating, any portion of the index performance attributable to the equities asset class may be negative, even though it would have been positive had it included only U.S. equities.

Alternative approaches to measuring the performance of these asset classes might have produced more representative, and better, performance than the approaches taken by the index.

The constituents of the index will have equal weights regardless of performance, subject to the maximum percentage weights.

Each eligible constituent that the methodology has identified as upward trending will be included in the index for a particular month, and each constituent of the index will have the same weight as each other constituent for that month, subject to the maximum percentage weights described under “Description of the Index.”  This will be the case even though some eligible constituents may have shown only a slight upward trend while others may have shown a sharp upward trend.  As a consequence, the index may underperform an alternative approach that allocated weights on the basis of the strength of the upward trend.

The index methodology is not an exposure to a balanced portfolio of assets.

The index methodology seeks to identify eligible constituents that are upward trending across different asset classes.  Once those eligible constituents, if any, meet the criteria for inclusion they will be added to the strategic allocation on which the index exposure is based.  This may not necessarily lead to a “balanced portfolio” of exposures across different asset classes.  For example, it is possible under the index methodology that the strategic allocation for a particular month would be 50% fixed income (represented 100% by one index benchmark—the Citigroup Treasury Local Currency Index) and 50% commodities (represented by two index benchmarks—20% by the S&P GSCI® Gold Total Return Index and 30% by the S&P GSCI® Non-Livestock Total Return Index, as a result of their maximum percentage weights described under “Description of the Index”). This portfolio of exposures, taken alone, is not necessarily diversified or indicative of any particular investment view.

The index may be concentrated in one or two asset classes.

At any given time, it is possible that the index may allocate weights to only one or two asset classes.  For example, if the real estate asset class is the only asset class that is identified as in an upward trend, then only the Dow Jones U.S. Real Estate Total Return IndexSM will be given weight in the index (other than the cash constituent), and for as long as that circumstance continues, the index will be subject to concentrated risks associated with the real estate industry.

The index may perform poorly at times when the eligible constituents are correlated in decline.

The index may not benefit from any theoretical diversification resulting from the fact that the eligible constituents are designated as members of different asset classes.  In particular, it is possible that a broad market downturn will occur that will affect more than one, or even all four, of the asset classes purported to be represented by the eligible constituents.  If all four of the asset classes are in decline at the same time, the index will decline, perhaps significantly, over any period of time before such asset classes are removed from the index, and the index will reflect only the cash constituent, on which no interest or other return will effectively accrue, for any period of time when all of such asset classes have been removed from the index.

The performance of declining constituents may partially or completely offset, or more than offset, the performance of any appreciating constituents.

At any time when the index allocates weight to more than one constituent, it is possible that the level of some constituents may decline while the level of other constituents rises.  In such a case, the performance of any declining constituents will partially, completely or more than offset, the performance of any appreciating constituents.

Adjustments to any of the eligible constituents could adversely affect the level of the index.

The sponsors of the eligible constituents may add, delete or substitute the assets that underlie the eligible constituents or make other methodological changes to the eligible constituents that could result in an adverse effect on the performance of the eligible constituents.  The sponsors of the eligible constituents will not consider the interests of investors in the notes when making any such changes.  In addition, the sponsors of the eligible constituents may discontinue or suspend calculation or publication of the eligible constituents at any time.  In such an event, the index calculation agent, which is an affiliate of ours, will have the sole discretion to substitute a successor eligible constituent that is comparable to the discontinued eligible constituent and make adjustments to the index rules as it determines appropriate to account for such change, or, in certain circumstances, suspend the calculation, publication and dissemination of the index either temporarily or permanently.

The index has limited historical information.

The index launched on June 15, 2011. Accordingly, the index has limited historical data, and that historical data may not be representative of the index’s potential performance under other market conditions.  Because the index is of recent origin with limited performance history, an investment in the notes may involve a greater risk than an investment in a financial product linked to one or more indices with an established record of performance.  A longer history of actual performance may have provided more reliable information on which to assess the validity of the index’s proprietary methodology as the basis for an investment decision.  However, any back-tested or historical performance of the index is not an indication of how the index will perform in the future.

Historical and hypothetical back-tested performance of the index should not be taken as an indication of the future performance of the index.

It is impossible to predict whether the index will rise or fall. The actual future performance of the index may bear little relation to the historical or hypothetical back-tested levels of the index.

Any information regarding the performance of the index prior to June 15, 2011 is hypothetical and back-tested.  Any back-tested index levels are based solely on back-tested simulation and are provided for illustrative purposes only.  They represent a calculation of the past performance of the index based on its methodology and certain data, assumptions and estimates, not all of which may be specified herein, and which may be different from the data, assumptions and estimates that someone else might use to calculate the index.  Any back-tested simulation provided by the index sponsor uses the published closing levels for the constituents for the applicable period and applies the methodology substantially as described herein, but certain assumptions have been made to simplify modelling.  In particular, the back-tested index levels do not reflect the effect of any disrupted days that may have occurred during the back-test period.  Simulation based on different assumptions or for a different historical period may produce different results.  Any hypothetical back-tested or historical index levels should not be taken as an indication of the future performance of the index.  Any upward or downward trend in the hypothetical back-tested index levels or the historical index levels during any period is not an indication that the index level is more or less likely to increase or decrease in the future.

Risks Relating to the Eligible Constituents

The real estate industry will affect the level of the Dow Jones U.S. Real Estate Total Return IndexSM.

The Dow Jones U.S. Real Estate Total Return IndexSM is comprised primarily of companies that invest in real estate, REITs or real estate holding companies, which may expose the notes to the risks of owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated.  The real estate industry is cyclical, highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding.  The prices of the securities included in the Dow Jones U.S. Real Estate Total Return IndexSM and the level of the Dow Jones U.S. Real Estate Total Return IndexSM will be affected by a number of factors that may either offset or magnify each other, including:

▪	employment levels and job growth;

▪	the availability of financing for real estate;

▪	interest rates;

▪	consumer confidence;

▪	the availability of suitable undeveloped land;

▪	federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and

▪	competition among companies that engage in the real estate business.

The United States real estate market has in recent years suffered a period of extraordinary declines, and we can give you no assurance that such declines will not continue or worsen.  Any of the risks mentioned above could adversely affect the value of the notes.

The risks associated with real estate investment trusts may affect the level of the Dow Jones U.S. Real Estate Total Return IndexSM.

The Dow Jones U.S. Real Estate Total Return IndexSM is composed of a variety of real-estate-related stocks including real estate investment trusts (“REITs”).  REITs invest primarily in income-producing real estate or real-estate-related loans or interests.  Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate.  The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and level of the Dow Jones U.S. Real Estate Total Return IndexSM:

▪	a decline in the value of real estate properties;

▪	extended vacancies of properties;

▪	increases in property and operating taxes;

▪	increased competition or overbuilding;

▪	a lack of available mortgage funds or other limits on accessing capital;

▪	tenant bankruptcies and other credit problems;

▪	limitation on rents, including decreases in market rates for rents;

▪	changes in zoning laws and governmental regulations;

▪	costs resulting from the clean-up of, and legal liability to third parties for, damages resulting from environmental problems;

▪	investments in developments that are not completed or that are subject to delays in completion;

▪	risks associated with borrowing;

▪	changes in interest rates;

▪	casualty and condemnation losses; and

▪	uninsured damages from floods, earthquakes or other natural disasters.

The factors above may either offset or magnify each other and negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the level of the Dow Jones U.S. Real Estate Total Return IndexSM.  In addition, some REITs have relatively small market capitalizations, which can increase the volatility of the market price of securities issued by those REITs.  Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects.  To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also increase the volatility of the Dow Jones U.S. Real Estate Total Return IndexSM.

There will be no direct correlation between the level of Dow Jones U.S. Real Estate Total Return IndexSM and residential housing prices.

There is no direct linkage between the level of Dow Jones U.S. Real Estate Total Return IndexSM and residential housing prices in specific regions or residential housing prices in general.  While residential housing prices may be one factor that could affect the prices of the securities included in the Dow Jones U.S. Real Estate Total Return IndexSM, the level of the Dow Jones U.S. Real Estate Total Return IndexSM is not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

The value of the notes could be affected by an anticipated change in ownership of the S&P 500® Total Return Index, the Dow Jones US Real Estate Total Return IndexSM and the S&P GSCI Indices.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business.  McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.  While it’s unclear what effect, if any, this change in ownership will have on the S&P 500® Total Return Index, the Dow Jones US Real Estate Total Return IndexSM and the S&P GSCI Indices or on the notes, any changes to the methodology of such indices could adversely affect the levels of those indices and, accordingly, the value of your notes.

Possible regulatory changes could adversely affect the levels of the S&P GSCI Indices.

U.S. regulatory agencies are currently considering and are expected to soon enact rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of any new rules has not yet been determined, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodities and futures markets. These changes could adversely affect the price of the commodities to which the S&P GSCI® Gold Total Return Index and S&P GSCI® Non-Livestock Total Return Index are linked, which may adversely affect the level of the S&P GSCI Indices.

The price of gold is volatile and is affected by numerous factors.

The value of S&P GSCI® Gold Total Return Index is closely related to the price of gold.  A decrease in the price of gold may have a material adverse effect on the value of the notes and any return on your investment in the notes.  Gold is subject to the effect of numerous factors.  The following describes some of the factors affecting gold.

The price of gold is significantly affected by the global demand for and supply of gold, which is influenced by factors such as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia.  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, investment and trading activities of hedge funds and commodity funds, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand, as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

In particular, you should understand that the price of gold may be inversely correlated with the strength or weakness of the U.S. dollar relative to other currencies.  If the U.S. dollar generally strengthens relative to other currencies and all other conditions remain constant, the price of gold may be expected to decline.  However, you should also understand that many factors other than the value of the U.S. dollar affect the price of gold and that, at numerous times in the past, the price of gold and the value of the U.S. dollar have declined at the same time.  Accordingly, gold may not be an effective hedge against depreciation of the U.S. dollar.

If gold markets continue to be subject to sharp fluctuations, this may result in a significant loss on the notes.  Gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.  In the event that the price of gold declines over the term of the notes, the level of the S&P GSCI® Gold Total Return Index will be adversely affected.

Substantial sales of gold by the official sector could adversely affect the level of the S&P GSCI® Gold Total Return Index.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets.  The official sector holds a significant amount of gold, most of which is static, meaning it is held in vaults and not bought, sold, leased, swapped or otherwise mobilized in the open market.  Several central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market.  Most of these sales have been done in a coordinated manner under the terms of the Central Bank Gold Agreement, under which certain central banks agree to limit their level of gold sales and lending.  In the event that future economic, political or social conditions or other pressures require official sector members to liquidate their gold assets all at once or in an uncoordinated manner, the supply could overwhelm the demand.  As a result, the price of gold could significantly decline and adversely affect the level of the S&P GSCI® Gold Total Return Index.

Economic or political events or crises could result in large-scale purchases or sales of gold, which could affect the level of the S&P GSCI® Gold Total Return Index.

Investors, institutions, governments and others purchase and sell gold as a hedge against inflation, market turmoil or uncertainty or political events. Under such circumstances, significant large-scale purchases or sales of gold by market participants may affect the price of gold.  Crises in the future may impair gold’s price performance which may adversely affect the level of the S&P GSCI® Gold Total Return Index and your investment in the notes.

The Citigroup Treasury Local Currency Index is subject to significant risks associated with fixed-income securities, including interest rate-related and credit-related risks.

The level of the Citigroup Treasury Local Currency Index changes, at times significantly, based upon the current market prices of its underlying bonds.  The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed-income securities are significantly affected by changes in current market interest rates.  As interest rates rise, the price of fixed-income securities, including those underlying the Citigroup Treasury Local Currency Index, is likely to decrease.  Rising interest rates may cause the value of the bonds underlying the Citigroup Treasury Local Currency Index and the level of the Citigroup Treasury Local Currency Index to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

▪      sentiment regarding underlying strength in the U.S. economy and global economies;

▪      expectations regarding the level of price inflation;

▪      sentiment regarding credit quality in the U.S. and global credit markets;

▪      central bank policies regarding interest rates; and

▪      the performance of U.S. and foreign capital markets.

If the prices of U.S. treasury bonds fall, as a result of a general increase in interest rates or perceptions of reduced credit quality of the U.S. government or otherwise, the value of the bonds underlying the Citigroup Treasury Local Currency Index will decline, which could have a negative impact on any return on your investment in the notes.

An affiliate of ours will determine the prices of the bonds underlying the Citigroup Treasury Local Currency Index.

Unlike publicly traded U.S. equities, there is no widely accepted closing price that is published for the U.S. treasury bonds tracked by the Citigroup Treasury Local Currency Index.  Accordingly, for purposes of calculating the Citigroup Treasury Local Currency Index, our affiliate Citigroup Index LLC will determine the prices of the underlying U.S. treasury bonds based primarily on Citi traders’ pricing evaluations.  These determinations will involve some element of discretion on the part of Citi’s traders, whose determinations may be less favorable to the Citigroup Treasury Local Currency Index than the determinations that would be made by others.

DESCRIPTION OF THE NOTES

You should read this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with any investment in the Notes. The description in this pricing supplement of the particular terms of the Notes supplements, and to the extent inconsistent with replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus.

You may access the prospectus supplement and prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for May 12, 2011 on the SEC website):

▪	Prospectus Supplement and Prospectus filed on May 12, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

General

The Market Linked Notes Based on the Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Due August 4, 2016 (the “Notes”) are securities linked to the performance of the Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index (the “Index”).  Your “Payment at Maturity,” for each $1,000 Note you hold at maturity, will equal the $1,000 principal amount plus the Note Return Amount (as defined below).  The Note Return Amount, which may be positive or zero, will vary depending on the Closing Level (as defined below) of the Index on the Valuation Date.

We will not make any periodic payments of interest on the Notes.  You should carefully consider whether an investment that does not provide for periodic interest payments is appropriate for you.

All payments on the Notes are subject to the credit risk of Citigroup Inc.  The Notes are senior unsecured debt securities issued under the senior debt indenture described in the accompanying prospectus supplement and prospectus, any payments on which are fully and unconditionally guaranteed by Citigroup Inc. The aggregate principal amount of Notes issued will be $1,775,000 (1,775  Notes).  The “Maturity Date” for the Notes is August 4, 2016.  The Notes will constitute part of the senior debt of Citigroup Funding Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding Inc.  The guarantee of payments due under the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.  The Notes will be issued only in fully registered form and in denominations of $1,000 per Note and integral multiples thereof.

The Index is described below under “Description of the Index.”

Each Note represents a principal amount of $1,000. You may transfer the Notes only in units of $1,000 and integral multiples of $1,000. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Notes through the accounts those systems maintain with DTC. You should refer to the section “Description of the Notes—Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

Reference is made to the accompanying prospectus for a detailed summary of additional provisions of the Notes and of the senior debt indenture under which the Notes will be issued.

Note Return Amount

For each $1,000 Note you hold at maturity, you will receive a “Note Return Amount” equal to:

▪	If the Final Index Level is greater than the Initial Index Level, the product of (i) $1,000, (ii) the Index Percent Increase and (iii) the Upside Participation Rate; or

▪	If the Final Index Level is less than or equal to the Initial Index Level, $0.

Certain Definitions

A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

The “Calculation Agent” for the Notes means Citigroup Global Markets Inc. or any successor appointed by Citigroup Funding Inc.

The “Closing Level” means, on any date of determination, the Index Level (as defined under “Description of the Index” below) for such day as published by the Index Calculation Agent, subject to the terms described under “—Discontinuance of the Index; Alteration of Method of Calculation” below.  If the Index Level is not published by the Index Calculation Agent for, or a Market Disruption Event occurs or is continuing on, any date of determination, the Calculation Agent for the Notes will calculate the Closing Level of the Index in respect of that date of determination in good faith in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the Market Disruption Event, using:

(i)	for each Constituent with respect to which a Market Disruption Event does not occur on that date of determination, the Constituent Closing Level of such Constituent on that date of determination; and

(ii)
for each Constituent with respect to which a Market Disruption Event occurs or is continuing on that date of determination, the Constituent Closing Level of such Constituent on the immediately succeeding Scheduled Trading Day for such Constituent on which no Market Disruption Event occurs or is continuing with respect to such Constituent, unless such Scheduled Trading Day has not occurred by the earlier of (A) the second Scheduled Trading Day for such Constituent following that date of determination and (B) the Scheduled Trading Day for such Constituent immediately prior to the Maturity Date (the earlier of (A) and (B), the “Final Determination Date”), in which case the Calculation Agent for the Notes will use an alternative Constituent Closing Level for such Constituent determined using its good faith estimate of the closing level of that Constituent as of such Final Determination Date.

For any date of determination on which the Index Level is not published or a Market Disruption Event occurs or is continuing, the Calculation Agent for the Notes will, following that date of determination, calculate the Closing Level in respect of that date.  As a result, if the Closing Level is calculated on a date that is subsequent to the Valuation Date, the Calculation Agent for the Notes will reflect in such Closing Level the excess return deduction and the applicable notional costs described under “Description of the Index” to the date of such calculation.

The term “Constituent” has the meaning specified under “Description of the Index” below.

The term “Constituent Closing Level” has, in respect of each Constituent, the meaning specified under “Description of the Index” below, except as otherwise provided in the definition of “Closing Level” above.

The term “Disrupted Day” has, in respect of each Constituent, the meaning specified under “Description of the Index” below.

The “Final Index Level” will equal the Closing Level of the Index on the Valuation Date.

An “Index Business Day” means each day that is a day on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in London and New York.

The “Index Calculation Agent” is Citigroup Global Markets Limited.

The “Index Percent Increase” will be a fraction equal to (i) the Final Index Level minus the Initial Index Level, divided by (ii) the Initial Index Level.

An “Index Scheduled Trading Day” means an Index Business Day that is also a Scheduled Trading Day for each Constituent on that Index Business Day.

The “Index Sponsor” is Citigroup Global Markets Limited.

The “Initial Index Level” equals 1,653.48, the Closing Level of the Index on the Pricing Date.

A “Market Disruption Event” means, with respect to any day and any Constituent, the occurrence or existence of any event that would result in such day being a Disrupted Day for such Constituent, as described under “Description of the Index” below, as determined by the Calculation Agent for the Notes.

The “Maturity Date” is August 4, 2016.

The “Pricing Date” is August 1, 2012, the date we priced the Notes for initial sale to the public.

A “Scheduled Trading Day” has, in respect of each Constituent, the meaning specified under “Description of the Index” below.

The “Upside Participation Rate” equals 125%.

The “Valuation Date” will be August 1, 2016.  If the scheduled Valuation Date is not an Index Scheduled Trading Day, the Valuation Date will be postponed to the earlier of the next succeeding day that is an Index Scheduled Trading Day and the Business Day immediately preceding the Maturity Date.

Hypothetical Examples of Your Payment at Maturity

The following examples illustrate hypothetical Payments at Maturity on the Notes.  The actual amount you receive in respect of the Notes at maturity will depend on the actual Final Index Level.

▪	Example 1—Upside Scenario. The hypothetical Final Index Level is 1,818.83 (a 10% increase from the Initial Index Level of 1,653.48), which is greater than the Initial Index Level.

Payment at Maturity	=	$1,000 + the Note Return Amount
	=	$1,000 + ($1,000 × the Index Percent Increase × the Upside Participation Rate)
	=	$1,000 + ($1,000 × 10% × 125%)
	=	$1,000 + $125 = $1,125

▪	Example 2—Downside Scenario. The hypothetical Final Index Level is 1,570.81 (a 5% decrease from the Initial Index Level of 1,653.48), which is less than the Initial Index Level.

Payment at Maturity	=	$1,000 + the Note Return Amount
	=	$1,000 + $0 = $1,000

Discontinuance of the Index; Alteration of Method of Calculation

If the Index Sponsor discontinues publication of the Index, and it or another entity (including Citigroup Global Markets Inc.) publishes a successor or substitute index that the Calculation Agent for the Notes determines, in its sole discretion, to be comparable to the discontinued Index, then the level of the Index will be determined by reference to the level of that index, which we refer to as a “Successor Index.”  In such an event, the Calculation Agent for the Notes will, in its sole discretion, make any adjustment to any level of the Index or the Successor Index used for purposes of the Notes as it may deem appropriate in order to account for the effect of the substitution.

Upon any selection by the Calculation Agent for the Notes of a Successor Index, the Calculation Agent for the Notes will cause notice to be furnished to the Trustee, us and to DTC, as holder of the Notes, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, the Valuation Date or the date of acceleration and the Calculation Agent for the Notes determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent for the Notes will determine the Closing Level for the Index for such date.  Such Closing Level will be determined by the Calculation Agent for the Notes in accordance with the formula for calculating the Index last in effect prior to such discontinuance, using only the Constituents of the Index (or those indices that would have been Constituents of the Index but for the event that resulted in such discontinuance of the Index) immediately prior to such discontinuance as well as the Cash Constituent, if applicable, without any rebalancing or substitution of such Constituents or the Cash Constituent, if applicable, after such discontinuance.  In such an event, the Index will cease to follow its trend-following multi-asset allocation strategy and instead will track the performance of a fixed portfolio of notional assets, which will consist of the Constituents of the Index (or those indices that would have been Constituents of the Index) immediately prior to such discontinuance as well as the Cash Constituent, if applicable, each having the Weight (as defined below under “Description of the Index”) it had (or would have had) immediately prior to such discontinuance.

If the discontinuance of the Index was the result of a material modification or permanent cancellation, and such modification or cancellation is continuing on the Valuation Date or the date of acceleration, or if the Constituent is otherwise unavailable on the Valuation Date or the date of acceleration, then the Calculation Agent for the Notes will determine the Constituent Closing Level for such Constituent with respect to any date for which a Constituent Closing Level of such Constituent may be required using its good faith estimate of the closing level of that Constituent on each such date.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

No Redemption

The Notes are not subject to redemption at the option of any holder or Citigroup Funding Inc. prior to maturity.

Events of Default and Acceleration

In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of the Notes shall be determined by the Calculation Agent for the Notes and shall be an amount in cash equal to the Payment at Maturity calculated using the Closing Level of the Index as of the date of such acceleration as the Final Index Level. In case of default under the Notes, the Notes will not bear a default interest rate either before or after the Maturity Date.

If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent for the Notes to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global security representing the Notes as custodian for DTC.  The Bank of New York Mellon, as successor trustee under an indenture dated as of June 1, 2005, will serve as trustee for the Notes.

Calculation Agent

The Calculation Agent for the Notes will be Citigroup Global Markets Inc. All determinations made by the Calculation Agent for the Notes will be at the sole discretion of the Calculation Agent for the Notes and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

Determinations made by the Calculation Agent for the Notes, an affiliate of ours, including with respect to the occurrence or non-occurrence of Market Disruption Events and the selection of a Successor Index or calculation of the Final Index Level in the event of a Market Disruption Event or discontinuance of the Index, may affect the Note Return Amount and your Payment at Maturity.  See “—Discontinuance of the Index; Alteration of Method of Calculation” and the definitions of “Closing Level” above.  Citigroup Global Markets Inc. is obligated to carry out its duties and functions as Calculation Agent for the Notes in good faith and using its reasonable judgment.

CUSIP and ISIN

The CUSIP for the Notes is 1730T0XX2. The ISIN for the Notes is US1730T0XX26.

Potential Future Events

It is possible that Citigroup Funding Inc. will merge into Citigroup Inc. in the near future.  If a merger occurs, Citigroup Inc. will assume all the obligations of Citigroup Funding Inc. under the Notes, as required by the indenture under which the Notes are issued.

DESCRIPTION OF THE INDEX

Overview

The Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index (the “Index”) is designed to track a trend-following multi-asset allocation methodology that provides variable exposure to four specified asset classes: equities, real estate, commodities and fixed income (each, an “Asset Class”).  The Index is a rules-based proprietary index developed and maintained by Citigroup Global Markets Limited (the “Index Sponsor”), an affiliate of Citigroup Funding Inc.  The Index launched on June 15, 2011 with a base Index level set to 1,000 as of March 29, 2001.

There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest.  Instead, for the purpose of calculating the Index level, the Index replicates notional positions in the components of the Index based on their upward or downward historical performance trend, as more fully described under “—Index Construction and Maintenance” below.

The Index Sponsor, acting as the “Index Calculation Agent,” calculates, maintains and publishes the Index.  The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time (which may be any affiliate of the Index Sponsor).  The Index Sponsor’s determinations in respect of the Index will be final.  The level of the Index is calculated each Index Business Day (as defined below) and generally published on the following Index Business Day on the Bloomberg page “CIISMSEU <Index>.”

The Index Methodology and Index General Conditions (together, the “Index Rules”) set forth the specific rules governing the Index, and are attached as Annex A to this pricing supplement.  Where this description of the Index conflicts with the Index Rules, the Index Rules control.

Index Construction and Maintenance

Basic Methodology

The methodology tracked by the Index (the “Methodology”) seeks to provide exposure to upward-trending Asset Classes and to allocate exposure away from downward-trending Asset Classes.  The Methodology aims to achieve this through a monthly, rules-based reallocation of notional exposure (which may be zero) among specified indices within each Asset Class (each such index included in the Index at any given time, a “Constituent”) based on a measure of their historical performance trends.  At any time, the aggregate notional exposure of the Index to these Constituents may be less than 100%, for the reasons described below.  To the extent that the aggregate notional exposure of the Index to these Constituents is less than 100%, the remainder of the Index’s exposure will be notionally allocated to cash (the “Cash Constituent”), on which effectively no interest or other return will accrue as a result of the “excess return” feature of the Index.

The Index is premised on the assumption that prices of the assets underlying each index within an Asset Class exhibit “trending” behavior—in other words, that Asset Classes that have generally appreciated or generally depreciated in the recent past relative to their performance over a longer period of time will continue to do so for a meaningful period of time in the future.  The Index allocates exposure to those Asset Classes that it identifies as being in an upward trend on the assumption that the level of the indices in those Asset Classes will continue to rise.  However, it is possible that the trend in the level of each index in any Asset Class will prove to be an inaccurate predictor of the future performance of the Asset Class.  Moreover, it is possible that the particular Methodology followed by the Index may fail to accurately identify the trend, or may do so too late.  For a discussion of these and other important risks relating to the Index, see “Risk Factors—Risk Factors Relating to the Index.”

The performance of the Index reflects the performance of its two components—(1) a notional basket of Constituents chosen from the Eligible Universe (as described below) pursuant to the Methodology described below and (2) a notional Cash Constituent accruing interest at an annual rate equal to the Federal Funds Effective Rate (as defined below)—subject to deduction for the excess return feature and the notional costs described below.  As an excess return index, the Index applies a deduction at an annual rate equal to the Federal Funds Effective Rate against the

Index return that would otherwise result from the performance of its two components (as reduced by the notional costs described below).  This deduction at the Federal Funds Effective Rate will wholly offset the return on any notional allocation to the Cash Constituent, which accrues interest at the Federal Funds Effective Rate, and will also be deducted from any return (positive or negative) otherwise achieved by the Constituents.  As a consequence, the performance of the Index over any period of time will reflect the performance of the Constituents, to the extent of the Index’s notional exposure to those Constituents (as opposed to the Cash Constituent) during that period, less (i) a deduction for hypothetical borrowing costs associated with the notional exposure to the Constituents accruing at the Federal Funds Effective Rate and (ii) the notional costs described below.

The “Federal Funds Effective Rate” is the volume-weighted average of interest rates (expressed as an annual rate) at which depositary institutions lend balances at the Federal Reserve to other depositary institutions overnight, as published on Bloomberg page “FEDL01 <Index>” or such other electronic page as the Index Calculation Agent may deem appropriate; however, if such rate is unavailable for any reason, such rate will be determined by reference to the prevailing rate as of the preceding Index Business Day for which such rate is available.  The excess return deduction may have a significant negative effect on the performance of the Index.  See “Risk Factors—Risk Factors Relating to the Index—The index is an ‘excess return,’ and not a ‘total return,’ index and, as such, reflects a daily deduction that may have a significant negative effect on the performance of the index” for more information.  For more information about the deductions for notional costs, see the section “—Notional Spreads and Replication Costs” below.

On the second scheduled Index Business Day (as defined below) prior to the last Index Business Day of each month (each, a “Selection Day”), the Index follows the Methodology to identify which, if any, of the four Asset Classes is in an upward trend as of that Selection Day.  If any Asset Class is identified as being in an upward trend as of that Selection Day, the Index will allocate (or retain) exposure to that Asset Class and each Eligible Constituent (as defined below) in that Asset Class will be included in the Index for the next calendar month.  If any Asset Class is not identified as being in an upward trend as of that Selection Day, the Index will not allocate (or will remove) exposure to that Asset Class and each Eligible Constituent in that Asset Class will be excluded from the Index for the next calendar month. The Constituents that are included in the Index at any time will have equal Percentage Weights (as defined below), subject to the Maximum Percentage Weight applicable to each Constituent and to the equity and real estate Asset Classes as a group, as specified under “—Selection of Constituents and Determination of Percentage Weights” below.

An Asset Class will be in an upward trend as of a Selection Day if each Eligible Constituent in that Asset Class is in an upward trend as of that Selection Day.  An Eligible Constituent will be in an upward trend as of a Selection Day if the arithmetic average of its closing levels over the 50 Index Business Days immediately preceding and including that Selection Day is greater than the arithmetic average of its closing levels over the 200 Index Business Days immediately preceding and including that Selection Day.  The Eligible Constituents and their respective Asset Classes are identified under “—Eligible Universe” below.  Eligible Constituents are assigned to an Asset Class solely for purposes of the Index.  The Eligible Constituents may not be, and are not intended to be, representative of their respective Asset Classes.  See “Risk Factors—Risk Factors Relating to the Index—The eligible constituents may not be representative of the asset classes to which they are assigned.”

In addition to the Eligible Constituents, the Index may also allocate exposure to the Cash Constituent.  For any month, if the sum of the Percentage Weights of the Constituents that are included in the Index for that month is not equal to 100%, the difference will be allocated to the Cash Constituent.  This may occur because the Index does not identify any Asset Class as being in an upward trend as of the relevant Selection Day (in which case the Index would have 100% exposure to the Cash Constituent), or because the sum of the Percentage Weights of the Constituents included in the Index is less than 100% as a result of the application of the Maximum Percentage Weights.  We refer to the allocation to the Constituents and the Cash Constituent through the application of this methodology (prior to any volatility adjustment as described below) as the “Strategic Allocation.”  No interest or other return will effectively accrue on any allocation to the Cash Constituent.

The allocation of exposure to the Constituents and the Cash Constituent, if applicable, in the Strategic Allocation, however, is subject to a further adjustment based on Realized Volatility (as defined below) as measured on each Index Business Day.  On each Index Business Day, the Index may allocate exposure away from the Strategic

Allocation (which may already include an allocation to the Cash Constituent, as described above) and into a separate Cash Constituent component, in an effort to limit the overall volatility of the Index to a targeted volatility cap of 5%, as described under “—Volatility Cap” below.  This allocation to the Cash Constituent is in addition to the allocation that may occur as part of the Strategic Allocation, as described in the immediately preceding paragraph.

Volatility is a statistical measure of the frequency and magnitude of fluctuations in the level of the Index (regardless of whether positive or negative).  If the Realized Volatility of the Strategic Allocation exceeds 5% as of any Index Business Day, the Index will reduce its exposure to the Strategic Allocation based on the amount by which Realized Volatility exceeds 5%, but only if such reduction from the previous Index Business Day’s exposure would exceed 5%.  See the discussion under “—Volatility Cap” below.  For example, if the Realized Volatility of the Strategic Allocation measured as of any Index Business Day is 10%, the Index will have only 50% exposure (the targeted volatility cap of 5% divided by the Realized Volatility of 10%) to the Strategic Allocation (including any portion of the Strategic Allocation attributable to the Cash Constituent) and will allocate the remaining 50% of its exposure to the separate Cash Constituent component.  However, if the Realized Volatility of the Strategic Allocation as of the next Index Business Day is 11%, the Index will continue to have 50% exposure to the Strategic Allocation, because the change in exposure to the Strategic Allocation theoretically required to target the 5% volatility cap would be less than the 5% volatility buffer.  In this example, the theoretical exposure to the Strategic Allocation would be approximately 45.5% (the targeted volatility cap of 5% divided by the Realized Volatility of 11%)—a 4.5% change in exposure from the previous Index Business Day that is within the 5% volatility buffer.  If the Strategic Allocation consistently has a greater Realized Volatility than 5%, the Index may have a significantly reduced exposure to the Strategic Allocation, which may cause the Index to significantly underperform the Strategic Allocation over any given period if the Strategic Allocation achieves significant positive returns over that period.

Eligible Universe

The “Eligible Universe” currently comprises the following seven “Eligible Constituents,” which are assigned to the Asset Classes indicated below:

	Eligible Constituents	Bloomberg Page	Asset Class
1	S&P 500® Total Return Index	SPTR <Index>	Equity
2	MSCI Daily TR Net EAFE® USD	NDDUEAFE <Index>	Equity
3	MSCI Daily TR Net Emerging Markets USD	NDUEEGF <Index>	Equity
4	Dow Jones US Real Estate Total Return IndexSM	DJUSRET <Index>	Real Estate
5	S&P GSCI® Gold Total Return Index	SPGCGCTR <Index>	Commodity
6	S&P GSCI® Non-Livestock Total Return Index	SPGSNLTR <Index>	Commodity
7	Citigroup Treasury Local Currency Index	SBGT <Index>	Fixed Income

Each of the Eligible Constituents is described in further detail under “Description of Eligible Constituents” below.  The Eligible Constituents in the Eligible Universe may be replaced in certain circumstances and pursuant to certain conditions, as described under “Disruption to Valuation and Other Adjustments—Adjustments and Modifications” below.

Selection of Constituents and Determination of Percentage Weights

The Index is rebalanced each month such that the Constituents and the notional Asset Class allocation of the Index may fluctuate from month to month.  The Constituents are selected from the Eligible Universe on each monthly Selection Day, which is subject to postponement as described below under “Disruption to Valuation and Other Adjustments—Consequences of Disrupted Days.”  Those Eligible Constituents that represent Asset Classes identified as being in an upward trend as of any Selection Day pursuant to the rules described below will be included in the Strategic Allocation starting on the first Index Business Day of the immediately following month (or will remain in the Strategic Allocation if already included), and all other Eligible Constituents will not be included (and will be removed from the Strategic Allocation, if previously included) in the Strategic Allocation for that following month.

In an effort to limit concentration, the Methodology specifies a Maximum Percentage Weight for each Constituent and for the equity and real estate Asset Classes as a group (see table below).  In the event the Percentage Weight of any Constituent would exceed its specified Maximum Percentage Weight or in the event the aggregate Percentage Weights of the Constituents from the equity and real estate Asset Classes as a group would exceed 70%, such excess percentage weight will be allocated to the Cash Constituent within the Strategic Allocation.  Despite these limitations, if the equity Asset Class is in an upward trend as of any Selection Day, the Index will still have greater exposure to equities than to any other Asset Class for that calendar month because the equity Asset Class has the greatest number of Eligible Constituents and all three Eligible Constituents from the equity Asset Class will be included in the Strategic Allocation for that calendar month.

On each Selection Day, the Index Calculation Agent will determine the Constituents and their Percentage Weights according to the following process, which is more fully described in the Index Rules:

1.
For each Eligible Constituent, the arithmetic average Constituent Closing Level (as defined below) over the 50 Index Business Days immediately preceding and including the relevant Selection Day (the “Short-Term Average Level”) is compared to the arithmetic average Constituent Closing Level over the 200 Index Business Days immediately preceding and including the relevant Selection Day (the “Long-Term Average Level”).

2.
If the Short-Term Average Level of an Eligible Constituent is higher than its Long-Term Average Level then such Eligible Constituent is considered to be in an upward trend. If the Short-Term Average Level of an Eligible Constituent is lower than or equal to its Long-Term Average Level then such Eligible Constituent is considered to be in a downward trend.

3.
If all Eligible Constituents of the same Asset Class are considered to be in an upward trend, then that Asset Class is considered to be in an upward trend, and all Eligible Constituents of that Asset Class are selected to be included as Constituents in the Strategic Allocation for the immediately following calendar month.  In the alternative, if any Eligible Constituent of an Asset Class is considered to be in a downward trend, then that Asset Class is considered to be in a downward trend, and all Eligible Constituents of that Asset Class are excluded from the Strategic Allocation for that following month.

4.
Initially, each Eligible Constituent selected for inclusion in the Strategic Allocation for any month will be given the same percentage weight relative to all Eligible Constituents selected for inclusion in the Strategic Allocation, and the sum of those percentage weights will equal 100%.  In other words, the percentage weight of each Constituent will equal 100% divided by the total number of Constituents.  For example, if the equity Asset Class and the real estate Asset Class are the only Asset Classes in an upward trend as of any Selection Day, then four Eligible Constituents will be included in the Strategic Allocation for that month, and each such Constituent will initially be given a percentage weight of 25%.  Once the initial percentage weights are determined, the Maximum Percentage Weights are applied to each Constituent and to the equity and real estate Asset Classes as a group, as set forth in the table below.  If the initial percentage weight of any Constituent exceeds its Maximum Percentage Weight, or if the aggregate initial percentage weights of the Constituents from the equity and real estate Asset Classes exceed 70%, the initial percentage weight of each Constituent will be reduced; first, individually to its Maximum Percentage Weight, and then, pro-rata to comply with the maximum aggregate percentage weight applicable to the Constituents from the equity and real estate Asset Classes. Accordingly, if each initial percentage weight for all four Constituents included in the equity and real estate Asset Classes were 25% as described in the example above, the initial percentage weight of each Constituent will be reduce to 17.5%.

5.
If the sum of the percentage weights of the Constituents, determined as set forth above, is less than 100%, the remaining percentage will be allocated to the Cash Constituent.  The percentage weights of the Constituents and the Cash Constituent that result from the process described in step 4 above and this step 5 are the “Percentage Weights” that are used for purpose of calculating the level of the Index.  The sum of the Percentage Weights of the Constituents included in the Strategic Allocation (if any) and of the Percentage Weight allocated to the Cash Constituent in the Strategic Allocation (if any) will always be equal to 100%.

After a monthly Selection Day, new Constituents will not be chosen until the next monthly Selection Day (except pursuant to certain events or circumstances as described under “Disruption to Valuation and Other Adjustments—Adjustments and Modifications” below).

	Eligible Constituents	Maximum Percentage Weight per Constituent	Maximum Aggregate Percentage Weight
1	S&P 500® Total Return Index	25%	70%
2	MSCI Daily TR Net EAFE® USD	25%
3	MSCI Daily TR Net Emerging Markets USD	25%
4	Dow Jones US Real Estate Total Return IndexSM	25%
5	S&P GSCI® Gold Total Return Index	20%	20%
6	S&P GSCI® Non-Livestock Total Return Index	30%	30%
7	Citigroup Treasury Local Currency Index	50%	50%

The above description of the Methodology is only a summary.  You should understand that this summary does not describe the mathematical terms of the Index, and as a result is more general than the precise mathematical formulations underlying the Index.  The mathematical terms of the Index are described in the Index Rules.  The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index.

Determination of Weights

The Constituents are selected, and their Percentage Weights as well as the Percentage Weight of the Cash Constituent, if applicable, are determined, on each Selection Day as described above; however, such Constituents, the Cash Constituent, if applicable, and their Weights (as described below) will be given effect and notionally included in the Strategic Allocation after 11:00 p.m. London time on the last Index Business Day of that same calendar month (each such day, a “Rebalancing Date”), subject to postponement as described below under “Disruption to Valuation and Other Adjustments—Consequences of Disrupted Days.”  Therefore, the newly selected Constituents, the Cash Constituent, if applicable, and their Weights will first be reflected in the level of the Index as of the first Index Business Day of the calendar month immediately following the applicable Selection Day and related Rebalancing Date.

The Weight of each Constituent and the Cash Constituent, if applicable, will be determined based on its Percentage Weight.  The “Weight” of a Constituent or the Cash Constituent may be thought of as representing the notional allocation to that Constituent or Cash Constituent for the purpose of calculating the level of the Index after taking into account the effect of the notional spread described under “—Notional Spreads and Replication Costs” below.  The Percentage Weight may be thought of as the percent contribution of that Constituent or Cash Constituent to the overall level of the Strategic Allocation on a Rebalancing Date before taking into account any notional spread.  The Weight of each Constituent or the Cash Constituent is set at the number that would result in each Constituent and the Cash Constituent having the required Percentage Weight as of the relevant Selection Day, if the level of that Constituent or the Cash Constituent were measured as of the Rebalancing Date.  The Weight of a Constituent is

fixed on a Rebalancing Date and will not change until the next Rebalancing Date, but each Constituent’s Percentage Weight will fluctuate as the levels of the Constituents fluctuate following each Rebalancing Date.

Following the determination of the Weight of each Constituent and of the Cash Constituent included in the Strategic Allocation, if applicable, as described above, the actual exposure the Index has to the performance of each Constituent and the Cash Constituent may still be further adjusted as a result of the volatility cap described below.

Volatility Cap

In an effort to limit volatility to 5%, the Index will allocate its exposure away from the Strategic Allocation and into a separate Cash Constituent component if and to the extent historic volatility of the Index exceeds 5%, but only if such allocation would change the Index’s exposure to the Strategic Allocation by more than 5%.

On each Index Business Day, the Index Calculation Agent determines the volatility of the Strategic Allocation over the 21 Index Business Days immediately preceding and including that Index Business Day (“Realized Volatility”).  The Realized Volatility of the Strategic Allocation is the annualized standard deviation of the daily returns of the Strategic Allocation over that 21 Index Business Day period.  Realized Volatility is a statistical measure of the magnitude and frequency of fluctuations in the level of the Strategic Allocation over that period (regardless of whether positive or negative).  If, on any Index Business Day, Realized Volatility is greater than 5%, the exposure of the Index to the Strategic Allocation will be calculated by dividing 5% by Realized Volatility.  This exposure will be adjusted only if the change in the exposure from one Index Business Day to the next would be greater than 5%. This 5% volatility buffer is meant to reduce excessive rebalancing of the exposure to the Strategic Allocation as long as the changes in Realized Volatility are within a certain range.

Notional Spreads and Replication Costs

The following notional costs are deducted in calculating the level of the Index:

1.
If, after giving effect to the rebalancing on any Rebalancing Date, the Percentage Weight of any Constituent is greater than its Percentage Weight prior to giving effect to such rebalancing (which percentage weight may be 0% in the case of a Constituent that is newly added to the Strategic Allocation), a “notional spread” in the amount set forth in the table below will be applied to the difference between these two percentages.  The effect of this notional spread is to reduce the Weight of each affected Constituent and, therefore, the level of the Index from the level that would have been calculated had this notional spread not been deducted.

2.
Each time the exposure of the Index to the Strategic Allocation is adjusted pursuant to the Index’s volatility cap, a notional spread equal to one-half the notional spread set forth in the table below will be applied to the Weight of each Constituent in an amount that is proportional to the extent of the change in that exposure.  The effect of this “exposure notional spread” is to reduce the level of the Index from the level that would have been calculated had this exposure notional spread not been deducted.

3.
Each Constituent will also incur a “notional replication cost” on a daily basis.  The effect of the notional replication cost will be to reduce the level of each Constituent and, therefore, the level of the Index on a daily basis from the level that would have been calculated had this notional replication cost not been deducted.  The notional replication cost for each Eligible Constituent is set forth in the table and is expressed as an annual rate.

	Eligible Constituents	Notional Spread	Notional Replication Costs per Annum
1	S&P 500® Total Return Index	0.06%	0.06%
2	MSCI Daily TR Net EAFE® USD	0.30%	0.20%
3	MSCI Daily TR Net Emerging Markets USD	0.70%	0.70%
4	Dow Jones US Real Estate Total Return IndexSM	0.10%	0.20%
5	S&P GSCI® Gold Total Return Index	0.30%	0.18%
6	S&P GSCI® Non-Livestock Total Return Index	0.60%	0.23%
7	Citigroup Treasury Local Currency Index	0.24%	0.07%

Index Level Calculation

The level of the Index (the “Index Level”) is calculated by the Index Calculation Agent as of 11:00 p.m. London time (or such later time that the Index Calculation Agent may determine with the consent of the Index Sponsor) on each Index Business Day (as defined below), subject to the occurrence of a Disrupted Day as described under “Disruption to Valuation and Other Adjustments—Consequences of Disrupted Days” and in more detail in the Index Rules.  The Index Level as of each Index Business Day is published on Bloomberg page “CIISMSEU <Index>,” generally on the following Index Business Day.  The Index Level as of any Index Business Day is the closing level of the Index for that Index Business Day.  The Index launched on June 15, 2011 and was back-calculated to a base Index Level of 1,000 as of March 29, 2001.

On each Index Business Day, the Index Level is equal to the Index Level on the previous Index Business Day plus the return on the Index over the last Index Business Day (which may be positive or negative).  The return on the Index over the last Index Business Day is equal to (a) (i) the return (which may be positive or negative) over the last Index Business Day on the portion of the Index allocated to the Constituents (as opposed to the Cash Constituent) plus (ii) the return over the last Index Business Day on the portion of the Index allocated to the Cash Constituent minus (iii) the applicable notional costs described under “—Notional Spreads and Replication Costs” above minus (b) the Federal Funds Effective Rate prorated for the number of calendar days since the last Index Business Day.  In other words, the performance of the Index over any period will depend on the amount of exposure the Index has to the Constituents that are included in the Index during that period and, to the extent of that exposure, will reflect the performance of such Constituents less the excess return deduction and the deduction for notional costs.

“Constituent Closing Level” means, for any Constituent on any Index Business Day, the official closing level of such Constituent on that Index Business Day, as displayed on (i) the applicable Bloomberg page identified in the chart above under “Index Calculation and Maintenance—Eligible Universe,” (ii) any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or (b) the relevant information vendor or provider of the original electronic page or (iii) any alternative electronic page or source of financial data that may be designated by the Index Calculation Agent, provided that such page or source is widely recognized by participants in the relevant market.

“Index Business Day” means each day that is a day on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in London and New York.

The above description of the Index Level is only a summary.  You should understand that this summary does not describe the mathematical terms of the Index Level, and as a result is more general than the precise mathematical formulations used to calculate the Index Level.  The mathematical calculation of the Index Level is described in the

Index Rules.  The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index.

Index Calculation Agent

The Index Sponsor will serve as the Index Calculation Agent.  The Index Calculation Agent will employ the Methodology to calculate the Index Level and will make all calculations, determinations, rebalancings and adjustments in respect of the Index.  The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time, which may be any affiliate of the Index Sponsor.

Disruption to Valuation and Other Adjustments

On any Index Business Day, the relevant markets for the assets underlying the Constituents may be disrupted or other events may occur that affect the Constituents or their published levels.  This section discusses certain events and circumstances, and the consequences of those events and circumstances, that may affect a Constituent and/or the calculation of the Index.

For the purposes of this section, each Eligible Constituent is identified as a “Share Index,” a “Commodity Index” or a “Bond Index” and each Share Index is further identified as a “Single Exchange Index” or a “Multiple Exchange Index” as follows:

	Eligible Constituents	Index Category
1	S&P 500® Total Return Index	Share Index (Single Exchange Index)
2	MSCI Daily TR Net EAFE® USD	Share Index (Multiple Exchange Index)
3	MSCI Daily TR Net Emerging Markets USD	Share Index (Multiple Exchange Index)
4	Dow Jones US Real Estate Total Return IndexSM	Share Index (Single Exchange Index)
5	S&P GSCI® Gold Total Return Index	Commodity Index
6	S&P GSCI® Non-Livestock Total Return Index	Commodity Index
7	Citigroup Treasury Local Currency Index	Bond Index

Consequences of Disrupted Days

Daily Index Calculation.  If any Index Business Day is a Disrupted Day (as defined below in respect of a Share Index, a Commodity Index and a Bond Index) for one or more Constituents (each, an “Affected Constituent”), the Index Calculation Agent will calculate the Index Level for such Index Business Day by reference to (i) for each Constituent which is not an Affected Constituent, the Constituent Closing Level of the relevant Constituent on such Index Business Day and (ii) in respect of each Affected Constituent, the Constituent Closing Level of such Affected Constituent on the first preceding Scheduled Trading Day in respect of such Affected Constituent which is not a Disrupted Day for such Affected Constituent.  In the alternative, if any Index Business Day is a Disrupted Day for any Constituent, the Index Calculation Agent may, in its sole discretion, suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

Selection Day.  If any scheduled Selection Day is a Disrupted Day for one or more Constituents, then such Selection Day will be postponed to the earlier of (i) the first following Scheduled Trading Day which is not a Disrupted Day for any Constituent and (ii) the fifth Scheduled Trading Day immediately following the scheduled Selection Day.  If a Selection Day is postponed to the fifth Scheduled Trading Day following the originally scheduled Selection Day, and that day is a Disrupted Day for any Constituent, then the Index Calculation Agent will determine the Constituent

Closing Level of that Affected Constituent on that fifth Scheduled Trading Day using its good faith estimate of the level of that Affected Constituent as of the Scheduled Closing Time (as defined below) on that day.

Rebalancing Date.  If any Rebalancing Date is a Disrupted Day for one or more Constituents, then (i) for each Constituent that is not an Affected Constituent, the Weight of that Constituent will be determined by reference to the Constituent Closing Level of that Constituent on that Rebalancing Date and (ii) for each Constituent that is an Affected Constituent, the Weight of that Constituent will be determined by reference to the Constituent Closing Level of that Constituent on the earlier of (a) the first following Scheduled Trading Day that is not a Disrupted Day for that Constituent and (b) the fifth Scheduled Trading Day immediately following the Rebalancing Date.  If such determination of the Constituent Closing Level of any Constituent is postponed to the fifth Scheduled Trading Day immediately following the Rebalancing Date, and that day is a Disrupted Day, then the Index Calculation Agent will determine the Constituent Closing Level of that Affected Constituent on that fifth Scheduled Trading Day using its good faith estimate of the level of that Affected Constituent as of the Scheduled Closing Time on that day.  The Weight of each Affected Constituent determined pursuant to this paragraph will be given effect in the Index on the Index Business Day immediately following the date on which the applicable Weight is determined.  The Weight of each Affected Constituent in effect on the Rebalancing Date (prior to the close of business on the Rebalancing Date) will continue to be used for purposes of calculating the Index Level (and any new Constituent that is to be added to the Index on the Rebalancing Date will not be given a Weight in the Index) until the Weight for each Affected Constituent with respect to such Rebalancing Date has been determined as provided in this paragraph.  Regardless of the date on which the Weight of any Constituent is determined, the Index Level used for purposes of calculating the applicable Weight will be the Index Level on the Rebalancing Date, determined pursuant to the first paragraph under this section”—Consequences of Disrupted Days.”

Share Index Disrupted Day.  The definitions in this section may vary depending on whether the Share Index is a Single Exchange Index or a Multiple Exchange Index (see chart above) as further described below.

Single Exchange Index.  For any Eligible Constituent that is a Share Index which is a Single Exchange Index, a “Disrupted Day” means any Scheduled Trading Day for such Share Index on which any of the events set out below occurs:

(a)	the relevant Share Index Sponsor fails to publish the level of such Share Index;

(b)	any relevant Exchange or Related Exchange fails to open for trading during its regular trading session;

(c)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (i) any relevant Exchange of Component Securities which in aggregate constitute 20% or more of the level of such Share Index or (ii) any relevant Related Exchange of futures contracts or options contracts relating to such Share Index;

(d)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any other event (other than an event described in sub-paragraph (e) or sub-paragraph (f) of this definition) that materially disrupts or impairs the ability of market participants in general (i) (on any relevant Exchange) to effect transactions in or to obtain market values for Component Securities which in aggregate constitute 20% or more of the level of such Share Index or (ii) (on any relevant Related Exchange) to effect transactions in or to obtain market values for any futures contracts or options contracts relating to such Share Index;

(e)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Component Securities which in aggregate constitute 20% or more of the level of such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day); or

(f)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

Multiple Exchange Index.  For any Eligible Constituent that is a Share Index which is a Multiple Exchange Index, a “Disrupted Day” means any Scheduled Trading Day for such Share Index on which any of the events set out below occurs:

(a)	the relevant Share Index Sponsor fails to publish the level of such Share Index;

(b)	any relevant Related Exchange fails to open for trading during its regular trading session;

(c)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (i) any relevant Exchange of any Component Security of such Share Index and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20% or more of the level of such Share Index or (ii) any relevant Related Exchange of futures contracts or options contracts relating to such Share Index;

(d)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any other event (other than an event described in sub-paragraph (e) or sub-paragraph (f) of this definition) that materially disrupts or impairs the ability of market participants in general (i) (on any relevant Exchange) to effect transactions in or to obtain market values for any Component Security of such Share Index and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20% or more of the level of such Share Index or (ii) (on any relevant Related Exchange) to effect transactions in or to obtain market values for any futures contracts or options contracts relating to such Share Index;

(e)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of any Component Security of such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day) and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20% or more of the level of such Share Index; or

(f)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

For the purpose of determining whether or not a Disrupted Day is occurring in respect of a Share Index at any time, if an event described in the definitions of “Disrupted Day” above occurs in respect of a Component Security included in such Share Index at that time, then the relevant percentage contribution of such Component Security to the level of such Share Index will be based on a comparison of (i) the portion of the level of such Share Index attributable to such Component Security and (ii) the overall level of such Share Index, either (A) in the case of a

Single Exchange Index, immediately before the occurrence of such event or (B) in the case of a Multiple Exchange Index, using the applicable weightings as published by, or derived from data published by, the relevant Share Index Sponsor.

“Component Security” means, in respect of a Share Index, each share included in such Share Index.

“Exchange” means (i) in respect of each of the S&P 500® Total Return Index and the Dow Jones US Real Estate Total Return IndexSM, both the New York Stock Exchange and NASDAQ Stock Market or any successor to any such exchange, trading system or quotation system (or any substitute exchange, trading system or quotation system to which trading in the relevant Component Securities has temporarily relocated, provided there is comparable liquidity relative to such Component Securities on such temporary substitute exchange, trading system or quotation system as on the original exchange, trading system or quotation system) and (ii) in respect of each of the MSCI Daily TR Net EAFE® USD, the MSCI Daily TR Net Emerging Markets USD and each relevant Component Security, the exchange, trading system or quotation system on which each Component Security is principally traded.

“Exchange Business Day” means (i) in respect of a Single Exchange Index, any Scheduled Trading Day for such Single Exchange Index on which each relevant Exchange and each relevant Related Exchange for such Single Exchange Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time and (ii) in respect of a Multiple Exchange Index, any Scheduled Trading Day for such Multiple Exchange Index on which the relevant Share Index Sponsor publishes the level of such Multiple Exchange Index and on which each relevant Related Exchange for such Multiple Exchange Index is open for trading during its regular trading session, notwithstanding any relevant Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means, in respect of a Share Index, each exchange, trading system or quotation system in respect of futures contracts or options contracts relating to such Share Index or any successor to such exchange, trading system or quotation system (or any substitute exchange, trading system or quotation system to which trading in futures contracts or options contracts relating to such Share Index has temporarily relocated, provided there is comparable liquidity relative to such futures contracts or options contracts relating to such Share Index on such temporary substitute exchange, trading system or quotation system as on the original exchange, trading system or quotation system).

“Scheduled Closing Time” means, in respect of a Share Index, Scheduled Trading Day and Exchange or Relevant Exchange (as relevant) the scheduled weekday closing time of the relevant Exchange or Related Exchange on any Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Scheduled Trading Day” means (i) in respect of a Single Exchange Index, any day on which each relevant Exchange and Related Exchange for such Single Exchange Index is scheduled to be open for trading for their respective regular trading sessions and (ii) in respect of a Multiple Exchange Index, any day on which (A) the Share Index Sponsor of such Multiple Exchange Index is scheduled to publish the level of such Multiple Exchange Index, (B) each relevant Related Exchange for such Multiple Exchange Index is scheduled to be open for trading for its regular trading session and (C) the X Percentage is no more than 20% of the relevant Component Securities.

“Share Index Sponsor” means, in respect of a Share Index, the corporation or other entity that (i) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Share Index and (ii) announces (directly or through an agent) the level of such Share Index on a regular basis.

“Valuation Time” means (i) in respect of a Single Exchange Index and a Scheduled Trading Day for such Single Exchange Index, the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day and (ii) in respect of a Multiple Exchange Index and a Scheduled Trading Day for such Multiple Exchange Index, (A) for the purposes of determining whether a Disrupted Day has occurred: (x) in respect of any Component Security, the Scheduled Closing Time on the Exchange in respect of such Component Security and (y) in respect of any futures contracts or options contracts on such Multiple Exchange Index, the close of trading on the relevant Related

Exchange and (B) in all other circumstances, the time when the official closing level of such Multiple Exchange Index is calculated and published by the relevant Share Index Sponsor.

“X Percentage” means, in respect of a Multiple Exchange Index and any day, the percentage of relevant Component Securities which are scheduled to be unavailable for trading on any relevant Exchange on such day because such relevant Exchange is not scheduled to be open for trading during its regular trading session on that day.  For the purposes of determining the X Percentage in respect of a Multiple Exchange Index, the relevant percentage of a Component Security unavailable for trading will be based on a comparison of (i) the portion of the level of such Multiple Exchange Index attributable to such Component Security and (ii) the overall level of such Multiple Exchange Index, in each case using the official opening weightings as published by the relevant Share Index Sponsor as part of the market “opening data”.

Commodity Index Disrupted Day.  For any Eligible Constituent that is a Commodity Index, a “Disrupted Day” means any Scheduled Trading Day for such Commodity Index on which any of the events set out below occurs:

(a)	the relevant Commodity Index Sponsor fails to publish the level of such Commodity Index;

(b)	any relevant Exchange or Related Exchange fails to open for trading during its regular trading session;

(c)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (i) any relevant Exchange of Components which in aggregate constitute 20% or more of the level of such Commodity Index or (ii) any relevant Related Exchange of futures contracts or options contracts relating to such Commodity Index;

(d)
the occurrence or existence at any time during the one-hour period which ends at the relevant Valuation Time of any other event (other than an event described in sub-paragraph (e) or sub-paragraph (f) of this definition) that materially disrupts or impairs the ability of market participants in general (i) (on any relevant Exchange) to effect transactions in or to obtain market values for Components which in aggregate constitute 20% or more of the level of such Commodity Index or (ii) (on any relevant Related Exchange) to effect transactions in or to obtain market values for any futures contracts or options contracts relating to such Commodity Index;

(e)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Components which in aggregate constitute 20% or more of the level of such Commodity Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day); or

(f)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Commodity Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

For the purpose of determining whether or not a Disrupted Day is occurring in respect of a Commodity Index at any time, if an event described in the definitions of “Disrupted Day” above occurs in respect of a Component included in such Commodity Index at that time, then the relevant percentage contribution of such Component to the level of such Commodity Index will be based on a comparison of (i) the portion of the level of such Commodity Index attributable to such Component and (ii) the overall level of such Commodity Index immediately before the occurrence of such event.

“Commodity Index Sponsor” means, in respect of a Commodity Index, the corporation or other entity that (i) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Commodity Index and (ii) announces (directly or through an agent) the level of such Commodity Index on a regular basis.

“Component” means, in respect of a Commodity Index, each component included in such Commodity Index.

“Exchange” means, in respect of a Commodity Index and each relevant Component, the primary exchange, trading system or quotation system in respect of such Component or any successor to such exchange, trading system or quotation system (or any substitute exchange, trading system or quotation system to which trading in such Component has temporarily relocated, provided there is comparable liquidity relative to such Component on such temporary exchange, trading system or quotation system as on the original exchange, trading system or quotation system).

“Exchange Business Day” means, in respect of a Commodity Index, any Scheduled Trading Day for such Commodity Index on which the relevant Commodity Index Sponsor publishes the level of such Commodity Index.

“Related Exchange” means, in respect of a Commodity Index, each exchange, trading system or quotation system where trading has a material effect on the overall market for futures contracts or options contracts relating to such Commodity Index.

“Scheduled Closing Time” means, in respect of a Commodity Index, a Scheduled Trading Day and an Exchange or a Related Exchange (as relevant) for such Commodity Index, the scheduled weekday closing time on such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Scheduled Trading Day” means, in respect of a Commodity Index, any day on which the Commodity Index Sponsor of such Commodity Index is scheduled to publish the level of such Commodity Index.

“Valuation Time” means, in respect of a Commodity Index, a Constituent Closing Level and a Scheduled Trading Day for such Commodity Index, either (i) the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day or (ii) where the level of such Commodity Index is only published once a day (A) for the purposes of determining whether a Disrupted Day has occurred: (x) in respect of any Component, the time at which such Component is valued for the purposes of determining the level of such Commodity Index for the relevant day and (y) in respect of any futures contracts or options contracts relating to such Commodity Index, the close of trading on the relevant Related Exchange and (B) in all other circumstances, the time when the official closing level of such Commodity Index for such day is calculated and published by the relevant Commodity Index Sponsor.

Bond Index Disrupted Day.  For any Constituent that is a Bond Index, a “Disrupted Day” means any Scheduled Trading Day for such Bond Index on which any of the events set out below occurs:

(a)	the relevant Bond Index Sponsor fails to publish the level of such Bond Index;

(b)
the occurrence or existence at any time on any Scheduled Trading Day for such Bond Index of any event or market condition, which materially disrupts or impairs the ability of market participants in general to acquire, dispose of or otherwise effect transactions in, or to obtain market values for, Component Securities which in aggregate constitute 20% or more of the level of such Bond Index;

(c)
the occurrence or existence at any time on any Scheduled Trading Day for such Bond Index of any event, or market conditions, which materially reduces the liquidity in Component Securities which in aggregate constitute 20% or more of the level of such Bond Index; or

(d)	a general moratorium is declared in respect of bond trading or general banking activities in any of the jurisdictions in which the Component Securities of such Bond Index are primarily traded.

For the purposes of determining whether or not a Disrupted Day is occurring in respect of a Bond Index at any time, if an event described in the definitions of “Disrupted Day” above occurs in respect of a Component Security included in such Bond Index at that time, then the relevant percentage contribution of such Component Security to the level of such Bond Index will be based on a comparison of (i) the portion of the level of such Bond Index attributable to such Component Security and (ii) the overall level of such Bond Index immediately before the occurrence of such event.

“Bond Index Sponsor” means, in respect of a Bond Index, the corporation or other entity that (i) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Bond Index and (ii) announces (directly or through an agent) the level of such Bond Index on a regular basis.

“Component Security” means, in respect of a Bond Index, each fixed income instrument included in such Bond Index.

“Scheduled Trading Day” means, in respect of a Bond Index, any day on which the Bond Index Sponsor of such Bond Index is scheduled to publish the level of such Bond Index.

Adjustments and Modifications

Eligible Constituent Licensing Event.  If, in respect of any Eligible Constituent, any license granted to the Index Sponsor and/or the Index Calculation Agent and/or any of their respective affiliates, to use such Eligible Constituent in connection with the Index is terminated, or any such entity’s right to use such Eligible Constituent in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason, then regardless of whether such Eligible Constituent is a Constituent at that time:

(a)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event is not occurring;

(b)
the Index Calculation Agent may select a replacement Eligible Constituent that has substantially similar characteristics to the Eligible Constituent that is being replaced, having regard to the manner in which such Eligible Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will (i) determine the effective date of such replacement and (ii) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; or

(c)	the Index Sponsor may discontinue and cancel the Index.

Eligible Constituent Successor Index and Successor Sponsor.  If an Eligible Constituent is (i) not calculated and announced by the relevant Eligible Constituent Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the relevant Eligible Constituent, then in each case that index (the “Eligible Constituent Successor Index”) will be deemed to be the relevant Eligible Constituent with effect from the date determined by the Index Calculation Agent who may make such adjustment(s) to the Index Rules as it determines appropriate to account for such change.

“Eligible Constituent Sponsor” means, with respect to any Eligible Constituent, the relevant Share Index Sponsor, Commodity Index Sponsor or Bond Index Sponsor, as applicable.

Eligible Constituent Index Modification and Cancellation.  If an Eligible Constituent Sponsor announces that it will make a material change in the formula for or method of calculating an Eligible Constituent or in any other way materially modifies that Eligible Constituent (other than a modification prescribed in that formula or method to maintain that Eligible Constituent in the event of changes in its constituents and capitalization and other routine events) (an “Eligible Constituent Modification”) or permanently cancels that Eligible Constituent and no Eligible Constituent Successor Index exists (an “Eligible Constituent Cancellation” and, together with an Eligible Constituent Modification, each an “Eligible Constituent Adjustment Event”), then:

(a)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur;

(b)
the Index Calculation Agent may select a replacement Eligible Constituent that has substantially similar characteristics to the Eligible Constituent that is being replaced, having regard to the manner in which such Eligible Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will (i) determine the effective date of such replacement and (ii) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; or

(c)	the Index Sponsor may discontinue and cancel the Index.

Replacement.  If the Index Calculation Agent chooses to select a replacement Eligible Constituent in accordance with this section “—Adjustments and Modifications,” the following criteria will apply to the replacement of each Eligible Constituent as indicated:

	Eligible Constituents	Replacement Criteria
1	S&P 500® Total Return Index	Exposure to large cap US equities
2	MSCI Daily TR Net EAFE® USD	Exposure to developed market equities, excluding equities from North America
3	MSCI Daily TR Net Emerging Markets USD	Exposure to emerging market equities
4	Dow Jones US Real Estate Total Return IndexSM	Exposure to US real estate
5	S&P GSCI® Gold Total Return Index	Exposure to gold
6	S&P GSCI® Non-Livestock Total Return Index	Exposure to non-livestock commodities
7	Citigroup Treasury Local Currency Index	Exposure to US government debt

Suspension and Cancellation

The Index Sponsor may discontinue and cancel the Index at any time and is under no obligation to continue, or procure the continuation of, the calculation, publication and dissemination of the Index Level.

Corrections, Calculations and Determinations

In the event that the level of any Constituent for any time on any day which is announced by or on behalf of the Eligible Constituent Sponsor and which is used for any calculation or determination in respect of the Index is subsequently corrected, and such correction (the “Corrected Level”) is published by or on behalf of the Eligible Constituent Sponsor within (i) in the case of a Share Index, two Index Business Days, (ii) in the case of a Commodity Index, 30 calendar days or (iii) in the case of a Bond Index, two Index Business Day, then such Corrected Level shall be deemed to be the level for such Constituent for the relevant time on the relevant day and the Index Calculation Agent may, but shall not be obliged to, revise the Index Level for such day.

The Index Calculation Agent will make all calculations, determinations, rebalancings and adjustments in respect of the Index.  Neither the Index Sponsor nor Index Calculation Agent (if separate from the Index Sponsor) shall have any responsibility for good faith errors or omissions in calculations, determinations, rebalancings and adjustments as provided herein or in the Index Rules.  The calculations, determinations, rebalancings and adjustments of the Index Calculation Agent shall be made by it as described herein and in the Index Rules, in its sole discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated herein and therein).  All calculations, determinations, rebalancings and adjustments shall, in the absence of manifest error, be final, conclusive and binding on any holder of the Notes.

Although the Index Rules are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances.  The Index Sponsor will resolve, acting in good faith and in a commercially reasonable manner, any such ambiguity, error or omission, and may amend the Index Rules to reflect the resolution of such ambiguity, error or omission in a manner which is consistent with the commercial objective of the Index.

Notwithstanding that certain calculations, determinations, rebalancings and adjustments described herein may be expressed to be “on” a certain date or “at” a certain time, the Index Calculation Agent may make such calculations, determinations, rebalancings and adjustments in respect of that date or time “as of” such date or time on a date or time after that date or time, as determined by it in its discretion.

In performing any calculation, determination, rebalancing, adjustment or other action in connection with the Index Rules, each of the Index Sponsor and the Index Calculation Agent (if separate from the Index Sponsor) will act as principal and not as agent of any other person.  Neither the Index Sponsor nor the Index Calculation Agent (if separate from the Index Sponsor) owes any duty of care or any fiduciary duty to any investor in the Notes or to any other person.  Each calculation, determination, rebalancing, adjustment and other action performed in connection with the Index Rules by the Index Sponsor or the Index Calculation Agent (if separate from the Index Sponsor) is performed in reliance on this provision and is subject to this provision.

If through performing any such calculation, determination, rebalancing, adjustment or other action the Index Sponsor or the Index Calculation Agent (if separate from the Index Sponsor) is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Calculation Agent or the Index Sponsor, as relevant) the rights and obligations of the Index Sponsor or the Index Calculation Agent (if separate from the Index Sponsor) to perform such calculation, determination, rebalancing, adjustment or other action may be suspended (or, if already performed, the application of such calculation, determination, rebalancing, adjustment or other action may be suspended) until such time when such calculation, determination, rebalancing, adjustment or other action can be performed either by the Index Sponsor or the Index Calculation Agent (if separate from the Index Sponsor) as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such calculation, determination, rebalancing, adjustment or other action.

Hypothetical Back-Tested and Historical Data

The following table sets forth the hypothetical back-tested high, low and end-of-period Index Levels for each quarter in the period from January 2, 2007 to June 14, 2011 (the “Back-Test Period”) and the historical high, low and end-of-period Index Levels for each quarter in the period from June 15, 2011 to July 31, 2012.  The Index was not published during the Back-Test Period, but the historical published closing levels of the Constituents on each Index Business Day within the Back-Test Period were used to calculate the hypothetical back-tested Index Levels using the assumptions described below.

Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
Hypothetical Back-Tested and Historical Levels
	High	Low	Period-End
2007
First Quarter (Dec 29, 2006 to Mar 30, 2007)	1,513.189	1,452.584	1,475.506
Second Quarter (Mar 30, 2007 to Jun 29, 2007)	1,510.911	1,475.506	1,487.012
Third Quarter (Jun 29, 2007 to Sep 28, 2007)	1,520.700	1,442.304	1,520.700
Fourth Quarter (Sep 28, 2007 to Dec 31, 2007)	1,563.216	1,520.700	1,546.467
2008
First Quarter (Dec 31, 2007 to Mar 31, 2008)	1,565.961	1,502.418	1,537.833
Second Quarter (Mar 31, 2008 to Jun 30, 2008)	1,576.139	1,530.648	1,558.389
Third Quarter (Jun 30m 2008 to Sep 30, 2008)	1,562.674	1,484.778	1,503.364

	High	Low	Period-End
Fourth Quarter (Sep 30, 2008 to Dec 31, 2008)	1,571.754	1,498.350	1,564.699
2009
First Quarter (Dec 31, 2008 to Mar 31, 2009)	1,564.699	1,536.333	1,553.208
Second Quarter (Mar 31, 2009 to Jun 30, 2009)	1,554.616	1,513.050	1,529.072
Third Quarter (Jun 30, 2009 to Sep 30, 2009)	1,600.663	1,489.862	1,592.629
Fourth Quarter (Sep 30, 2009 to Dec 31, 2009)	1,625.141	1,580.531	1,620.229
2010
First Quarter (Dec 31, 2009 to Mar 31, 2010)	1,643.019	1,580.454	1,629.131
Second Quarter (Mar 31, 2010 to Jun 30, 2010)	1,661.022	1,598.297	1,606.861
Third Quarter (Jun 30, 2010 to Sep 30, 2010)	1,662.572	1,600.958	1,654.959
Fourth Quarter (Sep 30, 2010 to Dec 31, 2010)	1,710.926	1,654.959	1,703.702
2011
First Quarter (Dec 31, 2010 to Mar 31, 2011)	1,750.069	1,690.172	1,736.409
Second Quarter (Mar 31, 2011 to Jun 30, 2011)	1,778.209	1,715.104	1,734.659
Third Quarter (Jun 30, 2011 to Sep 30, 2011)	1,752.950	1,670.953	1,686.756
Fourth Quarter (Sep 30, 2011 to Dec 30, 2011)	1,696.320	1,671.240	1,693.740
2012
First Quarter (Dec 30, 2011 to Mar 30, 2012)	1,697.180	1,674.050	1,681.930
Second Quarter (Mar 31, 2012 to Jun 30, 2012)	1,687.920	1,613.800	1,649.320
Third Quarter (through July 31, 2012)	1,657.940	1,651.270	1,657.030

The graphs below set forth the hypothetical back-tested daily Index Levels for the period from March 29, 2001 to June 14, 2011 and the historical daily Index Levels for the period from June 15, 2011 to July 31, 2012.

Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
Hypothetical Back-Tested Index Levels

Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
Historical Levels

The hypothetical back-tested Index Levels set forth in the table and first graph above should not be taken as an indication of the future performance of the Index.  Any upward or downward trend in the hypothetical back-tested Index Levels during any period shown above is not an indication that the Index Level is more or less likely to increase or decrease in the future. All Index Levels indicated above for the Back-Test Period are based solely on back-tested simulation. They represent the calculation of a hypothetical past performance of the Index using the Methodology based on certain data, assumptions and estimates, not all of which may be specified herein, and which may be different from the data, assumptions and estimates that someone else might use to back-test the Index.  The back-tested simulation uses the published Constituent Closing Levels for the Eligible Constituents during the Back-Test Period and applies the Methodology substantially as described above, but certain assumptions have been made to simplify modelling.  In particular, the back-tested Index Levels do not reflect the effect of any Disrupted Days that may have occurred during the Back-Test Period, as specified under “Disruption to Valuation and Other Adjustments” above.  Simulation based on different assumptions or for a different historical period may produce different results.

You should not take the hypothetical back-tested or historical Index Levels as an indication of future performance of the Index.

Total Return Hypothetical Back-Tested and Historical Data Comparison

The following graph sets forth the hypothetical back-tested daily Index Levels for the period from March 29, 2001 to June 14, 2011 and the historical daily Index Levels for the period from June 15, 2011 to July 31, 2012 as compared to the hypothetical back-tested and historical daily Index Levels of the Citi Multi-Asset Systematic Trend (MASTR) US Total Return Index for those same periods.  The graph is intended to illustrate the effect of the “excess return” feature of the Index through a comparison of the Index to its “total return” version, which tracks the same Methodology but does not reflect the excess return deduction at the Federal Funds Effective Rate.  You should not take the hypothetical back-tested or historical levels presented below as an indication of future performance.

Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index
versus Citi Multi-Asset Systematic Trend (MASTR) US Total Return Index
Hypothetical Back-Tested and Historical Index Levels

Federal Funds Effective Rate Historical Data

The following graph sets forth the published Federal Funds Effective Rate as of each day such rate was available from March 29, 2001 to July 31, 2012.  Because the Federal Funds Effective Rate will be deducted in the calculation of the Index Level, the performance of the Index will fluctuate depending on any increase or decrease of this rate.  We obtained the levels of the Federal Funds Effective Rate from Bloomberg L.P., without independent verification.  You should not take the historical levels of the Federal Funds Effective Rate as an indication of future levels.  The actual Federal Funds Effective Rate may be higher or lower than the levels presented below, and there can be no assurance that the Federal Funds Effective Rate will not significantly increase over the term of the Notes.

Description of Eligible Constituents

S&P 500® Total Return Index

We have derived all information contained in this pricing supplement regarding the S&P 500® Total Return Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P.  The S&P 500® Total Return Index was developed by S&P and is calculated, maintained and published by S&P.  S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Total Return Index at any time.

The S&P 500® Total Return Index is reported by Bloomberg L.P. under the ticker symbol “SPXR.”

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of CME Indices, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 500® Total Return Index.  McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P 500® Total Return Index is the total return version of the S&P 500® Index.  Total return index series are calculated for all S&P U.S. indices along with the price return series. The total return index series reflect both ordinary and special dividends.  Ordinary cash dividends are applied on the ex-date in calculating the total return series. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special,” “extra,” “year-end,” or “return of capital.” Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments.

S&P 500® Index.  The S&P 500® Index is intended to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock.  As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology.  The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted.  S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment.  However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares.  S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float.  In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation.  Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding.  (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90.  On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.)  The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor.  For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this pricing supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941–43=10.  In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index.  The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment.  By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant.  This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Type of Corporate Action	Comments	Divisor Adjustment
Change in IWF due to a corporate action or a purchase or sale by an inside holder	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price.  The calculation assumes that the offering is fully subscribed.  Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement.  The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”) or its third party licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500® Total Return Index, the S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index to track general stock market performance. The S&P 500® Total Return Index, the S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index is determined, composed and calculated by S&P or its third party licensors without regard to Citigroup Global Markets Limited or the Notes. S&P and its third party licensors have no obligation to take the needs of Citigroup Global Markets Limited or the owners of the Notes into consideration in determining, composing or calculating the S&P 500® Total Return Index, the S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE S&P 500® TOTAL RETURN INDEX, THE S&P GSCI® GOLD TOTAL RETURN INDEX AND THE S&P GSCI® NON-LIVESTOCK TOTAL RETURN INDEX ARE TRADEMARKS OF STANDARD & POOR’S FINANCIAL SERVICES LLC.

MSCI Daily TR Net EAFE® USD and MSCI TR Net Emerging Markets USD

We have derived all information contained in this pricing supplement regarding the MSCI Daily TR Net EAFE® USD, the MSCI Daily TR Net Emerging Markets USD, the MSCI EAFE® Index and the MSCI Emerging Markets Index (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”).  The MSCI Indices are calculated, maintained and published by MSCI.  MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices at any time.

The MSCI Daily TR Net EAFE® USD and the MSCI TR Net Emerging Markets USD are the daily total return versions of the MSCI EAFE® Index and the MSCI Emerging Markets Index, respectively.  The MSCI Total Return Indices measure the price performance of markets with the income from constituent dividend payments. The MSCI Daily Total Return (DTR) Methodology reinvests an index constituent’s dividends at the close of trading on the day the security is quoted ex-dividend (the ex-date).  The MSCI Daily TR Net EAFE® USD is reported by Bloomberg L.P. under the ticker symbol “NDDUEAFE.”  The MSCI TR Net Emerging Markets USD is reported by Bloomberg L.P. under the ticker symbol “NDDEEGF.”

MSCI EAFE® Index.  The MSCI EAFE® Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index intended to capture large- and mid-cap equity market performance across 22 of 24 developed markets countries, excluding the U.S. and Canada.  The MSCI EAFE® Index is calculated in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  As of March 16, 2012, the MSCI EAFE® Index included the following 22 developed markets countries:  Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the UK.  Effective May 2010, Israel has been reclassified as a developed market and is included in the MSCI EAFE® Index.  The MSCI EAFE® Index has a base date of December 31, 1969.  The MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

MSCI Emerging Markets Index.  The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap equity market performance across 21 global emerging markets countries.  The MSCI Emerging Markets Index is calculated daily in U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours.  As of August 1, 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech

Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  Effective May 2010, Israel has been reclassified as a developed market and is no longer included in the MSCI Emerging Markets Index.  The MSCI Korea Index and MSCI Taiwan Index are currently under review for a potential reclassification to developed markets as part of the 2012 annual market classification review.  The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process that involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes.  Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

The “Global Investable Equity Universe” is the aggregation of all Market Investable Equity Universes.  The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

Defining the Equity Universe

(i)           Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”).  All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)           Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.  A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the Equity Universe sorted in descending order by full market capitalization.

(ii)
Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)
DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading.  The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities.  The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity.  A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market.  A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region.  Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)
The Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market.  At subsequent index reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS®.  The GICS® entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries.  Under the GICS®, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)  semi-annual index reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices, which include:

•	updating the indices on the basis of a fully refreshed Equity Universe;

•	taking buffer rules into consideration for migration of securities across size and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)  quarterly index reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR.  QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS.  Only additions of significant new investable companies are considered, and only for the Standard Index.  The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR.  The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes.  Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes generally are reflected in the indices at the time of the event.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.  The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.  All changes resulting from corporate events are announced prior to their implementation.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

Price Index Level

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1.

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t.

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t.

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1.

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t.

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityAdjustedMarketCapForLocalt =

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

 IndexInitialMarketCapUSDt =

Where:

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

Mergers and Acquisitions

As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from an index at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

In certain cases, securities may be deleted earlier than the last offer day.  For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion at the following regularly scheduled index review.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day.  In cases of spin-offs of partially owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions

Corporate actions such as splits, stock dividends and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled index review following the completion of the event. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next regularly scheduled index review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from an index as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors. MSCI will delete from an index after 40 business days of suspension securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to an index at the next scheduled semi-annual index review.  Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be maintained in an index until they resume trading regardless of the duration of the suspension period. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement.  THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN,

OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE ISSUER OF THIS FINANCIAL PRODUCT.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THIS FINANCIAL PRODUCT, OWNERS OF THIS FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Dow Jones US Real Estate Total Return IndexSM

We have derived all information contained in this pricing supplement regarding the Dow Jones US Real Estate Total Return IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information prepared by CME Group Index Services LLC (“CME”), a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, CME.  The Dow Jones US Real Estate Total Return IndexSM is an index calculated, published and disseminated by CME.  CME has no obligation to continue to publish, and may discontinue publication of, the Dow Jones US Real Estate Total Return IndexSM.

The Dow Jones US Real Estate Total Return IndexSM is reported by Bloomberg L.P. under the ticker symbol “DJUSRET.”

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of CME Indices, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the Dow Jones US Real Estate Total Return IndexSM.  McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The Dow Jones US Real Estate Total Return IndexSM is the total return version of the Dow Jones US Real Estate IndexSM, and its object is to represent Real Estate Investment Trusts (REITs) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies.  The Dow Jones US Real Estate Total Return IndexSM is a float-adjusted market capitalization-weighted index that is calculated with reinvested dividends.  The Dow Jones US Real Estate Total Return IndexSM is a subset of the Dow Jones U.S. IndexSM, which aims to provide 95% market capitalization coverage of U.S.-traded stocks.  It represents the Real Estate Supersector (as defined by the Industry Classification Benchmark). Because the index is comprised primarily of REITs, the prices of the component stocks reflect changes in lease rates, vacancies, property development and real estate transactions.

Dow Jones U.S. Real Estate IndexSM. The Dow Jones U.S. Real Estate IndexSM measures the performance of the real estate sector of the United States equity market.  Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and REITs or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase or mortgages or mortgage-backed securities.  REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate IndexSM is one of the 19 supersector indices that make up the Dow Jones U.S. IndexSM.  The Dow Jones U.S. Real Estate IndexSM is a subset of the Dow Jones U.S. Financials IndexSM, which in turn is a subset of the Dow Jones U.S. IndexSM.  The Dow Jones U.S. IndexSM is part of the Dow Jones Global IndexSM family, which is a benchmark family that represents approximately 95% of the float-adjusted market capitalization of countries that are open to foreign investors.  The Dow Jones Global IndexSM family represents 42 countries.  The Dow Jones U.S. Real Estate IndexSM is weighted by float-adjusted market capitalization, rather than full market capitalization, to reflect the actual number of shares available to investors.

To establish the investable universe, index component candidates are filtered through screens for share class and liquidity.  For share class, index component candidates must be common shares or other securities that have the characteristics of common equities.  All classes of common shares, both fully and partially paid, are eligible.  Fixed dividend shares and securities such as convertible securities, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares and shares in limited partnerships are not eligible.  Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership.  REITs, LPTs and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible.  Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria.  For liquidity, securities that have had more than ten non-trading days during the past quarter are excluded.

Stocks in the investable universe are sorted by float-adjusted market capitalization.  Stocks in the top 95% of the index universe by float-adjusted market capitalization are selected as components of the Dow Jones U.S. IndexSM, excluding stocks that fall within the bottom 1% of the universe by float-adjusted market capitalization (as currently measured) and within the bottom 0.01% of the universe by turnover (as currently measured).

Stocks selected as components of the Dow Jones U.S. IndexSM are then classified into Subsectors based on their primary source of revenue.  The Subsectors are rolled up into Sectors, which in turn are rolled up into Supersectors and finally into Industries.  Subsectors, Sectors, Supersectors and Industries are defined by a proprietary classification system used by Dow Jones.  The Dow Jones U.S. Real Estate IndexSM is a Supersector that is a subset of the Dow Jones Financials IndexSM.

The Dow Jones U.S. Real Estate IndexSM is reviewed by Dow Jones on a quarterly basis.  Shares outstanding totals for component stocks are updated during the quarterly review.  However, if the number of float-adjusted shares outstanding for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event.  Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation.  Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective.  Quarterly reviews are implemented during March, June, September and December.  Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month.  Changes to the Dow Jones U.S. Real Estate IndexSM are implemented after the official closing values have been established.  All adjustments are made before the start of the next trading day.  Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g., March, June, September and December).

In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate IndexSM is reviewed on an ongoing basis.  Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components.  In these cases, each event will be taken into account as soon as it is effective.  Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date.  In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate IndexSM.

License Agreement.  The Dow Jones US Real Estate Total Return IndexSM is a product of Dow Jones Indexes, a licensed trademark of CME.  “Dow Jones”, “Dow Jones US Real Estate Total Return IndexSM” and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”). The Index is not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates.  Dow Jones, CME and their respective affiliates make no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly.  The Dow Jones US Real Estate Total Return IndexSM is determined, composed and calculated by CME without regard to the Notes.  Dow Jones and CME have no obligation to take the needs of the owners of the Notes into consideration in determining, composing or calculating the Dow Jones US Real Estate Total Return IndexSM.  Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.  Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the Notes.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes, but which may be similar to and competitive with the Notes.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones US Real Estate Total Return IndexSM.  It is possible that this trading activity will affect the value of the Dow Jones US Real Estate Total Return IndexSM and Notes.

DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN.  DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND THE LICENSEE, OTHER THAN THE LICENSORS OF CME.

S&P GSCI® Gold Total Return Index and S&P GSCI® Non-Livestock Total Return Index

We have derived all information contained in this pricing supplement regarding the S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index (each, an “S&P GSCI Index” and together, the “S&P GSCI Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  We have not independently verified such information.  Such information reflects the policies of, and is subject to change by, S&P.  The S&P GSCI Indices were developed by S&P and are calculated, maintained and published by S&P.  S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P GSCI Indices at any time.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of CME Indices, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI Indices.  McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P GSCI® Gold Total Return Index and the S&P GSCI® Non-Livestock Total Return Index are the total return versions of the S&P GSCI® Gold Index and the S&P GSCI® Non-Livestock Index, respectively.  The S&P GSCI® Gold Index and the S&P GSCI® Non-Livestock Index are each part of a series of sub-indices calculated by S&P Indices that represent components of the S&P GSCI® from across a number of commodity sectors: Energy,
Industrial Metals, Precious Metals, Agriculture, Softs, and Livestock.  In order to reflect the performance of a total return investment in commodities, a related index has been developed based on the S&P GSCI®—the S&P GSCI® Total Return Index (S&P GSCI® TR), which incorporates the returns based on price levels of the contracts included in the S&P GSCI®, as well as the discount or premium obtained by “rolling” hypothetical positions in such contracts forward as they approach delivery and interest earned on hypothetical fully collateralized contract positions on the commodities included in the S&P GSCI®.

The S&P GSCI® Gold Total Return Index is reported by Bloomberg L.P. under the ticker symbol “SPGCGCTR.”  The S&P GSCI® Non-Livestock Total Return Index is reported by Bloomberg L.P. under the ticker symbol “SPGSNLTR.”  S&P calculates and publishes the value of the S&P GSCI® Indices continuously on each business day, with such values updated every 15 seconds. S&P publishes an official daily settlement price for each of the S&P GSCI® Indices on each relevant business day at approximately 03:45 PM, Eastern Time

S&P GSCI® Gold Index.  The S&P GSCI® Gold Index, a sub-index of the S&P GSCI®, provides investors with a publicly available benchmark tracking the COMEX gold future.  The S&P GSCI® Gold Index is reported by Bloomberg L.P. under the ticker symbol “SPGSGC.”

S&P GSCI® Non-Livestock Index.  The S&P GSCI® Non-Livestock Index, is a sub-index of the S&P GSCI®.  It comprises each of the commodity sectors represented by sub-indices of the S&P GSCI® (Agriculture, Energy, Industrial Metals, Precious Metals, Softs and Livestock), excluding Livestock.  The S&P GSCI® Non-Livestock Index is reported by Bloomberg L.P. under the ticker symbol “SPGSNL.”

S&P GSCI®.  The S&P GSCI® is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. In order to accomplish this objectives, the S&P GSCI® is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures markets. There is no limit on the number of contracts that may be included in the S&P GSCI®; any contract that satisfies the eligibility criteria and the other conditions specified in this methodology are included.

Set forth below is a summary of the methodology used to calculate the S&P GSCI Indices. Since the S&P GSCI® is the parent index of the S&P GSCI Indices, the methodology for compiling the S&P GSCI® relates as well to the methodology of compiling the S&P GSCI Indices. Each of the S&P GSCI Indices reflecting portions of the S&P GSCI® is calculated in the same manner as the S&P GSCI®, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in performing such calculations are limited to those of the commodities included in the relevant sub-index and (ii) each sub-index has a separate normalizing constant (discussed below).

The Index Committee and the Index Advisory Panel

S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI®, and is responsible for all analytical methods and calculation of the S&P GSCI Indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI®. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI®, the effectiveness of the S&P GSCI® as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI®. The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI®.

Composition of the S&P GSCI®

In order to be included in the S&P GSCI®, a contract must satisfy the following eligibility criteria:

▪	the contract must be in respect of a physical commodity and not a financial commodity;

▪	the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

▪	the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

▪
the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI® that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);

▪	the contract must be denominated in U.S. dollars; and

▪
the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that: (a) makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time; (b) makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations; (c) accepts bids and offers from multiple participants or price providers; and (d) is accessible by a sufficiently broad range of participants.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI®. In appropriate circumstances, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI®, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI®, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

▪
In order to be added to the S&P GSCI®, a contract that is not included in the S&P GSCI® at the time of determination and that is based on a commodity that is not represented in the S&P GSCI® at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

▪
In order to continue to be included in the S&P GSCI®, a contract that is already included in the S&P GSCI® at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI® must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

▪
In order to be added to the S&P GSCI®, a contract that is not included in the S&P GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

▪
In order to continue to be included in the S&P GSCI®, a contract that is already included in the S&P GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

▪
In order to continue to be included in the S&P GSCI®, a contract that is already included in the S&P GSCI® at the time of determination must have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI® and each contract’s percentage of the total is then determined.

▪
In order to be added to the S&P GSCI®, a contract that is not included in the S&P GSCI® at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.

In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI® in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first. No further contracts are included if such inclusion results in the portion of the S&P GSCI® attributable to such commodity exceeding a particular level.

If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI® attributable to it at the time of determination. Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included. Before any additional contracts on any commodity are included, the portion of the S&P GSCI® attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI® attributable to it.

The contracts currently included in the S&P GSCI® are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

The quantity of each of the contracts included in the S&P GSCI® is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity from sources determined by S&P to be reasonably accurate and reliable, such as the United Nations Industrial Commodity Statistics Yearbook. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI®, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (the “CPWs”) used in calculating the S&P GSCI® are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI® is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI® to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI® will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI® at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI®. Commodities included in the S&P GSCI® that no longer satisfy such criteria, if any, will be deleted.

S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI® are necessary or appropriate in order to assure that the S&P GSCI® represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI® comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI® for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI® will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate an eligible replacement contract on the commodity. To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI®. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI®

The value of the S&P GSCI® on any given day is equal to the total dollar weight of the S&P GSCI® divided by a normalizing constant that assures the continuity of the S&P GSCI® over time. The total dollar weight of the S&P GSCI® is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

•	the “daily contract reference price” (discussed below),

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI® calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI® is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI® also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI® is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

▪	no daily contract reference price is available for a given contract expiration;

▪	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

▪
the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

▪	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI®, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI® on the preceding day, minus one.

Calculation of the Total Return S&P GSCI Indices

The value of any total return version of a S&P GSCI Index on any S&P GSCI® Business Day reflects the value of an investment in the excess return version of that S&P GSCI Index together with a Treasury bill return and is equal to the product of:

▪	the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI® Business Day;

▪	one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI® Business Day on which the calculation is made; and

▪	one plus the Treasury Bill return for each non-S&P GSCI® Business Day since the immediately preceding S&P GSCI® Business Day.

The Treasury Bill return is the return on a hypothetical investment in the applicable S&P GSCI Index at a rate equal to the interest rate on a specified U.S. Treasury Bill.

License Agreement.  See “—S&P 500® Total Return Index—License Agreement” above.

Citigroup Treasury Local Currency Index

The Citigroup Treasury Local Currency Index refers to Citigroup Index LLC’s “US Broad Investment-Grade Treasury Index,” which is designed to track the performance of public obligations of the U.S. Treasury.  The Citigroup Treasury Local Currency Index is market-capitalization weighted, includes all publicly issued U.S. Treasury securities that meet the criteria for inclusion outlined below and is rebalanced once a month on the last calendar day of the month.

The U.S. Treasury securities included in the Citigroup Treasury Local Currency Index must meet the following criteria: (1) a minimum remaining maturity of one year, (2) a minimum of $5 billion public amount outstanding and (3) an investment grade rating  (at least BBB- by Standard and Poor’s Financial Services, LLC or Baa3 by Moody’s Investors Service, Inc.).  In addition, the securities must be fixed rate instruments that are denominated in U.S. dollars.  Savings bonds, inflation-indexed securities and U.S. Treasury STRIPS are excluded from the Citigroup Treasury Local Currency Index.

The Citigroup Treasury Local Currency Index is part of the family of Citigroup (“Citi”) fixed-income indices.  The Citi fixed-income indices measure the total rate of return performance for bond markets with a remaining maturity of at least one year and a minimum size criterion that is designed to include only those bonds that are “reasonably available” for institutional investors under normal market circumstances.

The Citigroup Treasury Local Currency Index is calculated daily. Citi traders’ pricing evaluations, which are generally taken as of 3:00 p.m. New York time, are the primary pricing source; however, third-party pricing sources may be used to identify pricing anomalies.  Total returns are computed on the assumption that each security is purchased at the beginning of the period and sold at the end of the period.  An issue’s total rate of return is the percentage change in its total value over the measurement period.  Reinvestment of cash flows is calculated from the actual scheduled payment date of cash flow through the end of the period at the daily average of the one-month Eurodeposit rate.

For an issue to be eligible for inclusion in a Citi fixed-income index, all information on the issue must be publicly available on or before the fixing date, which will be at least four business days prior to the last day of the calendar month, and the first settlement and interest accrual date of the issue must be on or before the last day of the calendar month. Although U.S. Treasury auctions may be announced prior to the fixing date, the results must be final by the fixing date in order to be considered for inclusion.

At the same time, bonds that no longer meet the maturity (that is, an average life of less than one year from the last calendar day of the month), amount outstanding, or rating criteria are removed. Any buyback or reverse auction occurring on or before fixing may also cause the bond to be removed from the index.

The Citigroup Treasury Local Currency Index is determined, composed and calculated by Citigroup Index LLC without regard to the Notes.  Citigroup Index LLC has no obligation to take the needs of the owners or prospective owners of the Notes into consideration in determining, composing or calculating the Citigroup Treasury Local Currency Index.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of the principal U.S. federal income tax consequences of ownership and disposition of the Notes.  It applies only to an initial investor who purchases the Notes at their $1,000 principal amount and holds them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

In the opinion of our counsel, Davis Polk & Wardwell LLP, the Notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.  Each holder, by purchasing the Notes, agrees (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

We are required to determine a “comparable yield” for the Notes.  The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the Notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the Notes.  Solely for purposes of determining the amount of interest income that United States holders (as defined in the accompanying prospectus supplement) will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the Notes representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the Notes equal to the comparable yield.

We have determined that the comparable yield is a rate of 2.543% compounded semi-annually.  The projected payment schedule with respect to a Note consists of a single payment of $1,106.21 at maturity.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the Notes.

For U.S. federal income tax purposes, a United States holder is required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and any adjustment in respect of the Notes, unless the United States holder timely discloses and justifies the use of other estimates to the Internal Revenue Service (the “IRS”).  Regardless of the holder’s accounting method for U.S. federal income tax purposes, a United States holder will be required to accrue as interest income original issue discount (“OID”) on the Notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payment on the Notes made at maturity.

The amount of OID on a Note that accrues in each accrual period during the term of the Note is determined by multiplying the “adjusted issue price” of the Note at the beginning of the accrual period by the comparable yield of the Note (appropriately adjusted to reflect the length of the accrual period).  The “adjusted issue price” of a Note at the beginning of any accrual period is generally the issue price increased by the total amount of OID previously accrued in respect of the Note.

Upon the sale, exchange or retirement of a Note, a United States holder generally will recognize taxable income or loss equal to the difference between the amount received from the sale, exchange or retirement and the holder’s adjusted basis in the Note.  A United States holder’s adjusted basis in the Note will generally equal the cost thereof increased by the amount of interest income previously accrued by the holder in respect of the Note.  A United States holder generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss.  These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.  The deductibility of capital losses, however, is subject to limitations.  Additionally, a United States holder who recognizes a loss above certain thresholds may be required to file a disclosure statement with the IRS.  United States holders should consult their tax advisers regarding this reporting obligation.

Subject to the discussion below regarding Section 871(m) of the Code, a non-United States holder (as defined in the accompanying prospectus supplement) of the Notes generally will not be subject to U.S. federal withholding or income tax in respect of the amount paid to the non-United States holder at maturity, if the non-United States holder (or a financial institution holding the Notes on behalf of the non-United States holder) furnishes to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that the beneficial owner is not a U.S. person.  Special rules apply to non-United States holders whose income and gain on their Notes are effectively connected with the conduct of a U.S. trade or business.

Since the Index Level may be adjusted to reflect payments of dividends with respect to shares of U.S. companies that are included in the Index (see “Description of the Index” above), it is possible, under regulations recently proposed by the U.S. Treasury Department, that Section 871(m) of the Code could apply to the Notes.  Section 871(m) of the Code, as interpreted by the proposed regulations, treats certain amounts paid with respect to “equity-linked instruments” as subject to withholding to the extent they are contingent upon or determined by reference to U.S.-source dividends. While significant aspects of the application of these regulations to the Notes are uncertain, we (or other paying agents) may withhold (at a rate of 30%, subject to reduction under an applicable income tax treaty) on the amount paid with respect to the Notes to the extent that the payment on the Notes is treated under these rules as contingent upon or determined by reference to U.S.-source dividends. It is also possible, if Section 871(m) applies, that withholding could be imposed before the time any payment is made with respect to the Notes, in which case a broker through which you hold your Notes could impose a charge on your account in respect of such withholding. If withholding applies, we will not be required to pay any additional amounts with respect to the amount so withheld.  Non-U.S. Holders should consult their tax advisers regarding the possible application of Section 871(m) to the Notes.

Both U.S. and non-U.S. persons considering an investment in the Notes should read the section entitled “Certain United States Federal Income Tax Considerations” in the accompanying prospectus supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Prospective investors in the Notes should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Notes, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011, among Citigroup Funding Inc., Citigroup Inc. and the agents named therein, including Citigroup Global Markets Inc., govern the sale and purchase of the Notes.

Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the Notes, is acting as principal and will receive an underwriting fee of $15.00 for each $1,000 Note sold in this offering.  From this underwriting fee, registered representatives of Citigroup Global Markets Inc. will receive a fixed sales commission of $15.00 for each $1,000 Note they sell.

The Notes will not be listed on any exchange.

In order to hedge its obligations under the Notes, Citigroup Funding Inc. has entered into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Risk Factors—Hedging and trading activity by our affiliates could potentially affect the value of the notes” in this pricing supplement, “Risk Factors—Citigroup Funding Inc.’s hedging activity could result in a conflict of interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets Inc. is an affiliate of Citigroup Funding Inc. Accordingly, the offering of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion will not be permitted to purchase the Notes, either directly or indirectly, without the prior written consent of the client.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Accordingly, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that (a) it is not a Plan and its purchase and holding of the Notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the Notes shall be required to represent (and deemed to have represented by its purchase of the Notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the Notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Notes by the account, plan or annuity.

VALIDITY OF THE NOTES

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Funding Inc., when the Notes offered by this pricing supplement have been executed and issued by Citigroup Funding Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such Notes and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Funding Inc. and Citigroup Inc. respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the Notes.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Douglas C. Turnbull, Associate General Counsel—Capital Markets and Corporate Reporting of Citigroup Inc. and counsel to Citigroup Funding Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 26, 2012, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 26, 2012, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the Notes nor the issuance and delivery of the Notes and the related guarantee, nor the compliance by Citigroup Funding Inc. and Citigroup Inc. with the terms of the Notes and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Funding Inc. and Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Funding Inc. and Citigroup Inc., as applicable.

In the opinion of Douglas C. Turnbull, Associate General Counsel—Capital Markets and Corporate Reporting of Citigroup Inc. and counsel to Citigroup Funding Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Funding Inc. has duly established the terms of the Notes offered by this pricing supplement and duly authorized the issuance and sale of such Notes and such authorization has not been modified or rescinded; (ii) each of Citigroup Funding Inc. and Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture dated as of June 1, 2005, among Citigroup Funding Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., has been duly authorized, executed, and delivered by Citigroup Funding Inc. and Citigroup Inc.; and (iv) the execution and delivery of such indenture by Citigroup Funding Inc. and Citigroup Inc. and of the Notes offered by this pricing supplement by Citigroup Funding Inc., and the performance by each such party of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Douglas C. Turnbull, or other internal attorneys with whom he has consulted, have examined and are familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Funding Inc. and Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Funding Inc. or Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

We are responsible for the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted.

Citigroup Funding Inc.

Medium-Term, Series D

Market Linked Notes Based on the Citi
Multi-Asset Systematic Trend (MASTR) US
Excess Return Index
Due August 4, 2016

($1,000 Principal Amount per Note)

Any Payments Due from
Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Pricing Supplement
August 1, 2012

(Including Prospectus Supplement Dated May 12, 2011 and
Prospectus Dated May 12, 2011)

Page
Pricing Supplement
Final Terms	PS-2
Summary Description of the Index	PS-3
Risk Factors	PS-3
Description of the Notes	PS-19
Description of the Index	PS-24
United States Federal Tax Considerations	PS-66
Plan of Distribution; Conflicts of Interest	PS-68
Benefit Plan Investor Considerations	PS-69
Validity of the Notes	PS-71

Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-7
Description of the Notes	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution; Conflicts of Interest	S-41
Validity of the Notes	S-42
ERISA Matters	S-42
Prospectus
Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc.	8
Citigroup Funding Inc.	8
Use of Proceeds and Hedging	9
European Monetary Union	10
Description of Debt Securities	10
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Plan of Distribution; Conflicts of Interest	25
ERISA Matters	28
Legal Matters	28
Experts	28

Annex A

Citi Multi-Asset Systematic Trend (MASTR) US
Excess Return Index

Index Methodology

Citi Investment Strategies

27 January 2012

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part A:	Introduction	2

Part B:	Key Information	4

Part C:	Overview of the Index	6

Part D:	Calculation of the Index Level	12

Part E:	Data	25

Part F:	Specific Risks	30

Part G:	Constituent Disclaimers	34

Section A:	Introduction	40

Section B:	Valuations and Adjustments	43

Section C:	General Risks	47

Section D:	Definitions	54

Section E:	Miscellaneous	58

Section F:	Constituent Schedules	62

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part A:    Introduction

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Introduction

This document constitutes the “Index Methodology” in respect of the Index (as defined below) and is made available by Citigroup Global Markets Limited in its capacity as the Index Sponsor.

This Index Methodology and the Index General Conditions dated 16 November 2011 (as amended from time to time, the “Index General Conditions”) together comprise the Index Conditions applicable to the Index and must be read together.  In the case of any inconsistency between this Index Methodology and the Index General Conditions, this Index Methodology shall prevail in respect of the Index.

Full information in respect of the Index is only available on the basis of the combination of this Index Methodology and the Index General Conditions.

Full information in respect of any Index Linked Product is only available on the basis of the combination of this Index Methodology and the Index General Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product.

This Index Methodology may be amended from time to time without notice, and will be available from the Index Sponsor.  See Section E (Miscellaneous) of the Index General Conditions for a description of the circumstances in which a change to this Index Methodology may be required.

Terms used in this Index Methodology but not defined in this Index Methodology shall have the meanings given to them in the Index General Conditions.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part B:    Key Information

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Key Information

Index:	Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index (the "Index")

Summary of strategy:
The Index tracks the excess return (i.e. the return above a cash rate) of a trend-following multi-asset allocation strategy that provides variable exposure to four distinct asset classes: equities, real estate, commodities and fixed income.  The allocation to each asset class is adjusted, potentially every month, following the monthly observation of a trend-following technical indicator or “signal”.

The “signal” which is observed on each monthly observation date is the relationship between the long-term (200 day) and short-term (50 day) averages of the level of each of the potential Index constituents. If the 50-day average of a potential constituent is above its 200-day average, that potential constituent (and its asset class as a whole) is considered to be in an “upward trend”. Conversely, if the 50-day average of a potential constituent is below its 200-day average, that potential constituent (and its asset class as a whole) is considered to be in an “downward trend”.

The Index rebalances its allocation to the constituents on a monthly basis.  Constituents in asset classes that are considered to be in an upward trend at the time of the monthly observation are included in the Index for the next period.  Constituents in asset classes that are considered to be in a downward trend are excluded.  The allocation to individual constituents is subject to specified maximum weights to retain a degree of diversification.

A volatility limit is also imposed on the Index as a whole, whereby the exposure of the Index to its existing constituents is scaled back proportionally when the volatility of the Index is above a defined threshold.  Volatility for these purposes is observed on a daily basis by reference to the weighted performance of the existing constituents of the Index.

Index Sponsor:	Citigroup Global Markets Limited

Index Calculation Agent:	Citigroup Global Markets Limited

Index Base Currency:	US dollars (USD)

Index Launch Date:	15 June 2011

Index Start Date:	29 March 2001

Index Start Level:	1,000

Index Fee:	Not Applicable

Strategic Allocation Start Date:	28 February 2001

Strategic Allocation Start Level:	1,000

Frequency of calculation of the Index Level:	Daily, as of each Index Business Day

Frequency of rebalancing:	Monthly, as of each Rebalancing Date

Index Electronic Page:	Bloomberg page CIISMSEU <Index>

The Index was launched by the Index Sponsor as of the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the Index Start Date.  Any back-testing or similar performance analysis undertaken by any person in respect of the Index for any reason must be considered illustrative only and may be based on assumptions or estimates not used by the Index Calculation Agent when determining the Index Level.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part C:    Overview of the Index

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Overview of the Index

1.         GENERAL OVERVIEW

The overview set out in this Part C is a summary only of the Index Conditions, of which this Part C is a part.  The Index Conditions as a whole govern the calculation of the Index and the Index Level (as defined in Part D (Calculation of the Index Level) below), and the determinations made in connection with the maintenance of the Index.  In the case of any inconsistency between this Part C and the remainder of the Index Conditions, the remainder of the Index Conditions shall prevail.

The Index is a rules-based proprietary index developed by the Index Sponsor.

The Index is described as replicating notional positions in the Constituents because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  The Index simply references certain investment positions the performance of which is used as a reference point for the purpose of calculating the Index Level.

The Index Level is calculated in the Index Base Currency by the Index Calculation Agent as of every Index Business Day (as defined in Part E (Data) below) and is generally published on the following Index Business Day.  The Index has been calculated on a live basis since the Index Launch Date and has been back-tested for the period since the Index Start Date.

The Index tracks the excess return (i.e. the return above a cash rate) of a trend-following multi-asset allocation strategy. The performance of the Index  is dependent on the performance of two distinct components and the allocation of the Index between those two components from time to time.  The two components are:

(1)
the Strategic Allocation, which represents a notional basket of constituents selected from the Eligible Universe (as defined in Part E (Data) below) of market indices (each such market index, an “Eligible Constituent”) on a monthly basis in accordance with the methodology described below; and

(2)	the Cash Constituent, a notional cash constituent which represents a synthetic overnight interest rate for the Index Base Currency.

The Eligible Constituents are organized into groups, each of which nominally represents a particular asset class or segment within an asset class (each such group, an “Asset Class”). The Asset Classes broadly represented are: equities, commodities, real estate and fixed income.  Where an Asset Class consists of only one Eligible Constituent, all references below to Eligible Constituents in the plural form apply equally in the singular.

This Index methodology (the “Methodology”) is designed to increase allocation to the Eligible Constituents of an Asset Class when all the Eligible Constituents of such Asset Class are observed to be in an Upward Trend (as defined below in this Part C (Overview of the Index)).  Conversely, when any Eligible Constituent of an Asset Class is observed to be in a Downward Trend (as defined below in this Part C (Overview of the Index)), the Methodology is designed to decrease allocation away from all Eligible Constituents of that Asset Class. The Upward Trends and Downward Trends relevant to each Eligible Constituent are determined with reference to short and long term averages – an Eligible Constituent that has a 50-day average level that is greater than its 200-day average level is determined to be in an Upward Trend, while an Eligible Constituent will be determined to be in a Downward Trend if its 50-day average is lower than or equal to its 200-day average.

By comparing the 50-day and 200-day averages, a momentum based approach is adopted towards the selection of the Constituents of the Index.  When all the Eligible Constituents of an Asset Class are in an Upward Trend and performing increasingly well, all the Eligible Constituents of that Asset Class are selected for inclusion in the Strategic Allocation (as determined pursuant to Part D (Calculation of the Index Level) below).  By contrast, if any Eligible Constituent of an Asset Class is not performing increasingly well and thus showing a Downward Trend, all the Eligible Constituents within that Asset Class are ignored (i.e., removed from the Strategic Allocation or not included in the Strategic Allocation at that time).

Whilst the Eligible Constituents of an Asset Class are selected as of a Selection Day, they become Constituents included in the Strategic Allocation only as of the Rebalancing Date following such Selection Day.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

To ensure that the Index retains a degree of diversification, exposure to each Asset Class is further subject to maximum allocation limits.  By applying these rules and determining the Constituents in this manner, the Index Methodology determines a Strategic Allocation for the Index as of each Selection Day.  Should the allocation of the Strategic Allocation to Eligible Constituents be less than 100%, the remainder of the Strategic Allocation will be notionally allocated to the Cash Constituent as of the Rebalancing Date following the relevant Selection Day.

In addition, the Index features a volatility control mechanism, which decreases the Exposure (as defined in Part D (Calculation of the Index Level)) of the Index to the Strategic Allocation and correspondingly increases the allocation to the Cash Constituent when the volatility of the Index is above a certain threshold.  Therefore, the Strategic Allocation and the Cash Constituent contribute a variable proportion to the Index Level, with the Strategic Allocation contributing a higher proportion to the Index in times of low volatility and a lower proportion when volatility is higher.  The opposite is true for the Cash Constituent.

Notional costs representing the transaction, replication and currency hedging costs notionally incurred: (1) in gaining notional exposure to the Constituents selected for inclusion in the Strategic Allocation, and (2) in rebalancing the Constituents, are applied to the calculation of the Strategic Allocation Level.  Additional notional costs may also be incurred on a daily basis in relation to any adjustment of the Exposure (defined in Part D (Calculation of the Index Level) below) to the Strategic Allocation within the Index. These costs will adversely affect the Strategic Allocation Level and, by extension, will also adversely affect the Index Level.

The Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index uses a trend-following methodology to determine weights for the Constituents on a quarterly basis, such that the Index will be exposed to different Constituents from time to time depending on the Asset Class performance trends identified by the Methodology.  The Index is subject to a variety of market risks.  The Methodology on which the Index is based may not be successful and may not outperform any alternative strategy that might be employed in respect of the Eligible Universe.

2.         INDEX SPONSOR AND INDEX CALCULATION AGENT

As at the date of this Index Methodology, the Index Sponsor shall also act as Index Calculation Agent to calculate and publish the Index in accordance with the Index Conditions.  The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time.

The Index Sponsor’s determinations in respect of the Index shall be final.  Please refer to Section E (Miscellaneous) of the Index General Conditions for further information.

3.         INDEX LEVEL CALCULATION

Subject to the occurrence or existence of a Disrupted Day (as defined in Section D (Definitions) of the Index General Conditions), the Index Level is calculated by the Index Calculation Agent as of the Index Valuation Time on each Index Business Day (as defined in Part E (Data) below). The Index Level as of each Index Business Day is published on the Index Electronic Page, generally on the following Index Business Day.  This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial.  The Index Level is the closing level of the Index for that Index Business Day.  The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Sponsor.

The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level) below.

The Index Level reflects the performance of two components: (1) the Strategic Allocation and (2) the Cash Constituent.

The purpose of distinguishing between the Strategic Allocation and the Cash Constituent is to apply a level of volatility control to the Index.  As the volatility of the Strategic Allocation increases above a defined threshold, the Index reduces Exposure to the Strategic Allocation; as the volatility of the Strategic Allocation decreases, Exposure to the Strategic Allocation is increased.  The Index is not leveraged, so in all cases the proportion of the Index that is not exposed to the Strategic Allocation is allocated to the Cash Constituent of the Index.  The Methodology adjusts the proportion of these two components by observing the volatility of the Strategic Allocation on a daily basis.  The Strategic Allocation itself represents a basket of Constituents.  Each Constituent will be included in the Strategic

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Allocation at a Percentage Weight (as defined in Part D (Calculation of the Index Level) below) equal to the Percentage Weight of the other selected Constituents, up to the limits specified as the Maximum Percentage Weights for each individual Eligible Constituent and the Asset Class Constraints set out in Part E (Data) below.

The Gross Index Level (as defined in Part D (Calculation of the Index Level) below) is determined by the Index Calculation Agent as an initial step before the determination of the Index Level as of each Index Business Day.  The Index Level as of each Index Business Day is then determined by the Index Calculation Agent by accruing and deducting a cash return (determined on the basis of overnight deposit rates for the Index Base Currency) on a daily basis from the Gross Index Level as of such Index Business Day.

4.         MONTHLY REBALANCING

Subject to the occurrence or existence of a Disrupted Day, the Strategic Allocation is rebalanced on a monthly basis as of a Rebalancing Date (as defined in Part E (Data) below) which falls on the date which is two Index Business Days after the relevant Selection Day.  As of each Selection Day, the Index Calculation Agent will select those Eligible Constituents of the Eligible Universe (as defined in Part E (Data) below) that represent Asset Classes in an Upward Trend.  These Constituents are notionally included in the Strategic Allocation after the Index Valuation Time as of the relevant Rebalancing Date.  The Percentage Weights of these Constituents will be subject to the Asset Class they represent, their Maximum Percentage Weights and the number of Asset Classes in an Upward Trend included in the Strategic Allocation.

The Strategic Allocation Level will also take into account certain costs in the monthly rebalancing of the Strategic Allocation. Such costs are notionally incurred in relation to the adjustment of the exposure to the selected Constituents within the Strategic Allocation.

5.         SELECTION OF CONSTITUENTS AND DETERMINATION OF PERCENTAGE WEIGHTS

The Index Methodology selects the components of the Strategic Allocation from seven different Eligible Constituents grouped into four Asset Classes as of each Rebalancing Date.

As of each Selection Day, the Index Methodology requires the Index Calculation Agent to determine the Constituents of the Strategic Allocation. The Eligible Constituents that may be selected for inclusion in the Strategic Allocation as Constituents form a defined selection universe, the "Eligible Universe" (as defined in Part E (Data) below). Based on the recent performance of the Eligible Constituents and whether the Asset Classes represented by these Eligible Constituents are in an Upward Trend or not, those Eligible Constituents in an Asset Class where all Eligible Constituents are in an Upward Trend will be selected for inclusion in the Strategic Allocation as Constituents.  The other Eligible Constituents are excluded from the Strategic Allocation altogether until the next Selection Day.

Also as of each Selection Day, the Index Methodology requires the Index Calculation Agent to determine the Percentage Weights of the selected Constituents in the Strategic Allocation.

These determinations are based on fixed maximum allocations for each Constituent and the number and type of Asset Classes included in the Strategic Allocation as of that Selection Day.  The Index Calculation Agent will, as of such Selection Day, determine the Percentage Weights for the Constituents according to the following algorithm:

5.1	Compare 50-day average levels against 200-day average levels

For each Eligible Constituent in the Eligible Universe, the average Constituent Closing Level over the immediately preceding 50 Index Business Days up to and including the relevant Selection Day (“Short-Term Average Level”) is compared to the average Constituent Closing Level over the immediately preceding 200 Index Business Days up to and including the relevant Selection Day (“Long-Term Average Level”).

5.2	Determine whether each Eligible Constituent, and each Asset Class, is in an Upward or Downward Trend

If the Short-Term Average Level of an Eligible Constituent is higher than its Long-Term Average Level then such Eligible Constituent is considered to be in an “Upward Trend”. If the Short-Term Average Level of an

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Eligible Constituent is lower than or equal to its Long-Term Average Level then such Eligible Constituent is considered to be in a “Downward Trend”.

If all the Eligible Constituents in the same Asset Class are in an Upward Trend then that Asset Class is considered to be in an Upward Trend and all the Eligible Constituents of such Asset Class are selected as Constituents for inclusion in the Strategic Allocation; in all other cases, that Asset Class is considered to be in a Downward Trend.

5.3	Allocate Percentage Weights to selected Constituents in an Asset Class considered to be in an Upward Trend

The Index Methodology selects only those Asset Classes that are considered to be in an Upward Trend. At this stage the Cash Constituent is excluded from the allocation. The Percentage Weights are distributed equally among all selected Constituents, subject to the Maximum Percentage Weight ascribed to each Constituent and subject further to limits represented by the Asset Class Constraints (as defined in Part E (Data) below).

For the avoidance of doubt, the Percentage Weight of all Eligible Constituents in an Asset Class considered to be in a Downward Trend will be zero (0).

5.4       Determine allocation to the Cash Constituent

The sum of the Percentage Weights of the selected Constituents and of the Cash Constituent (if any) will always be equal to 100 per cent. The percentage of the Strategic Allocation notionally allocated to the Cash Constituent will be equal to the Maximum Cash Constituent Weight (100%) minus the sum of the Percentage Weights of all selected Constituents within the Strategic Allocation.

6.         DETERMINATION OF WEIGHTS

As of each Rebalancing Date following a Selection Day, the Index Calculation Agent determines the Weight of each selected Constituent within the Index.

The difference between “weight” and “percentage weight” can be understood as the difference between the notional investment in a constituent in an index (the weight) and the proportion that each constituent has to the overall level of the index (the percentage weight).  The weight of a constituent is determined in respect of a rebalancing date by reference to the designated percentage weight of the constituent, the level of the index and the level of the constituent as of the rebalancing date.  The weight of each constituent remains fixed between rebalancing dates save for adjustments as a result of changes to the constituents or extraordinary events.  Unlike percentage weight, which is a snapshot of the proportion that a certain constituent has within the index as a whole, weight assesses the synthetic investment value of that constituent within the index.  Because constituent levels fluctuate, the proportion that each constituent contributes to the index on any day depends on the relative performance of that constituent compared with the performance of the index as a whole.  As such, the percentage weight of a constituent in an index can vary from day to day.  On the other hand, a constituent included within an index on a certain rebalancing day, and having a certain percentage weight as of that day, will be represented by a weight which is fixed until the next rebalancing day.

In the Index, the Index Calculation Agent shall, as of each Rebalancing Date following the Index Start Date, determine the Current Percentage Weight (as defined in (as defined in Part D (Calculation of the Index Level)  below) of each selected Constituent in the Strategic Allocation as of such Rebalancing Date.  The Current Percentage Weight is the proportion that the relevant selected Constituent has in the Strategic Allocation as a whole prior to the rebalancing, expressed as a percentage.  For the avoidance of doubt, any selected Constituent that is not already an existing Constituent in the Strategic Allocation as of the previous Rebalancing Date will be deemed to have a Current Percentage Weight of zero as of the current Rebalancing Date.

The Weight of each selected Constituent will then be determined as a function of its Percentage Weight and the Strategic Allocation Level (i.e. the Strategic Allocation Level is split into that proportion attributable to the Percentage Weight of each selected Constituent), which is then divided by the Index Constituent Level of the relevant selected Constituent.

To the extent that the Percentage Weight is higher than the Current Percentage Weight of a selected Constituent, a Notional Spread (as defined in Part E (Data) below) will be applied to the difference between these two percentages.  The Notional Spread is a fixed percentage that represents estimated notional

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transactional costs that would be incurred by a hypothetical investor notionally purchasing the selected Constituents and serves to reduce the Weight that the selected Constituent would otherwise have had in the Strategic Allocation.  Overall, this reduction will lower the Index Level from the level it would otherwise have occupied if notional transactional costs had not been taken into account.

The Weights of the Constituents will remain constant between Rebalancing Dates, save for adjustments to take account of certain extraordinary events, as described in detail in Part D (Calculation of the Index Level) and Section B (Valuations and Adjustments) of the Index General Conditions.

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Part D:    Calculation of the Index Level

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Calculation of the Index Level

1.         INTRODUCTION

The Index Sponsor is Citigroup Global Markets Limited.  As at the date of this Index Methodology, the Index Sponsor also acts in the capacity of Index Calculation Agent to calculate and publish the Index in accordance with the Index Conditions.  The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time.

The Index Sponsor’s determinations in respect of the Index shall be final.  Please refer to Section E (Miscellaneous) of the Index General Conditions for further information.

The Index Level is calculated by the Index Calculation Agent as of the Index Valuation Time on each Index Business Day (each as defined in Part E (Data) below).  The Index Level for each Index Business Day is published on the Index Electronic Page, generally on the following Index Business Day.  This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial.  The Index Level is the closing level of the Index for the relevant Index Business Day.  The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Sponsor.

All of the calculations and determinations described in this Part D are the responsibility of the Index Calculation Agent.  The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Additional Adjustment Events as set out below in this Part D, Disrupted Days and Adjustment Events (as described in Section B (Valuations and Adjustments) and Section F (Constituent Schedules) of the Index General Conditions).

2.         DAILY INDEX CALCULATION

2.1       Index Level

The “Index Level” as of the Index Start Date shall be the Index Start Level.

The “Index Level” as of each Index Business Day t following the Index Start Date shall be an amount determined by the Index Calculation Agent as of the Index Valuation Time on such Index Business Day t in accordance with the following formula.  The formula subtracts a daily cash return from the Gross Index Level (as defined in paragraph 2.2 below).

where:

ILt	=	Index Level as of Index Business Day t

ILt-1	=	Index Level as of the Index Business Day immediately preceding Index Business Day t

GILt	=	Gross Index Level as of Index Business Day t (as determined in accordance with paragraph 2.2 below)

GILt-1	=	Gross Index Level as of the Index Business Day immediately preceding Index Business Day t

Ratet-1	=	The Federal Funds effective rate (representing the overnight rate at which depository institutions lend USD balances at the Federal Reserve) in respect

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of the Index Business Day immediately preceding Index Business Day t (as displayed on Bloomberg page FEDL01 <Index> or such other Electronic Page as the Index Calculation Agent may determine appropriate), provided that if such reference rate is unavailable for any reason, the applicable rate shall be the rate prevailing as of the preceding Index Business Day for which such reference rate is available

(tt – tt-1)	=	The number of calendar days from, and including, the Index Business Day immediately preceding Index Business Day t to, but excluding, Index Business Day t

2.2       Gross Index Level

The “Gross Index Level” as of the Index Start Date shall be equal to the Index Start Level.

The “Gross Index Level” as of each Index Business Day t following the Index Start Date shall be an amount determined by the Index Calculation Agent as of the Index Valuation Time on such Index Business Day t in accordance with the formula set out below.

The Gross Index Level is a function of (a) the allocation of the Index on each Index Business Day between the Strategic Allocation (as defined in paragraph 3.1 below) and the Cash Constituent (as defined in Part E (Data) below), and (b) the respective performances of the Strategic Allocation and the Cash Constituent.  The allocation of the Index to the Strategic Allocation is referred to as the Exposure.

The Gross Index Level is also reduced by an amount equal to the Exposure Notional Spread (as defined in paragraph 2.3 below), which reflects certain notional transaction costs.

where:

GILt	=	Gross Index Level as of Index Business Day t

GILt-1	=	Gross Index Level as of the Index Business Day immediately preceding Index Business Day t

Exposuret	=	The Exposure (as defined in paragraph 2.4 below) of the Index to the Strategic Allocation, in respect of Index Business Day t

SALt	=	Strategic Allocation Level (as defined in paragraph 3.2 below), as of Index Business Day t

SALt-1	=	Strategic Allocation Level as of the Index Business Day immediately preceding Index Business Day t

ICLC,t	=	The Index Constituent Level (as defined in paragraph 3.5 below) of the Cash Constituent as of Index Business Day t

ICLC,t-1	=	The Index Constituent Level of the Cash Constituent as of the Index Business Day immediately preceding Index Business Day t

ENSt	=	Exposure Notional Spread (as defined in paragraph 2.3 below) in relation to any adjustment of the Exposure in respect of Index Business Day t

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2.3       Exposure Notional Spread

The Exposure Notional Spread in respect of each Index Business Day t is the aggregate of the notional transaction costs associated with any adjustment to the Exposure in respect of the relevant Index Business Day, as set out in detail in the formula below.  Such notional transaction costs arise because any adjustment of the Exposure of the Index to the Strategic Allocation will require an increase or decrease in the market risk represented by the Strategic Allocation within the Index.

The “Exposure Notional Spread” in respect of each Index Business Day t is determined in accordance with the following formula:

where:

ENSt	=	Exposure Notional Spread in respect of Index Business Day t

abs	=	The absolute difference between the two values separated by a minus symbol in the following set of brackets, such that the result is always a positive number

Exposuret	=	Exposure (as defined in paragraph 2.4 below) as of Index Business Day t

Exposuret-1	=	Exposure as of the Index Business Day immediately preceding Index Business Day t.

means the sum of the series of values achieved by calculating the formula following such symbol for each i from 1 through to n (inclusive), such that, for example:

n	=	The number of Constituents included in the Index as of Index Business Day t

ICLi,t	=	The Index Constituent Level (as defined in paragraph 3.5 below) of Constituent i as of Index Business Day t

Wi,t	=	The Weight of Constituent i as of Index Business Day t in the Strategic Allocation (as determined in accordance with paragraph 3.3 below)

Notional Spreadi	=	The Notional Spread of Constituent i (as defined in Part E (Data) below)

2.4       Exposure

The Exposure of the Index to the Strategic Allocation is determined in respect of each Index Business Day t by reference to the short term volatility of the Strategic Allocation Level (as defined in paragraph 3.2 below) over the period of 21 Index Business Days ending on, and including, the Index Business Day immediately preceding Index Business Day t.  The Exposure of the Index to the Strategic Allocation will never be more than 100% and will never be less than 0%.

The Exposure of the Index to the Strategic Allocation will only be adjusted if the difference between the Exposure calculated as of the relevant Index Business Day and the Exposure calculated as of the immediately preceding Index Business Day is greater than the Volatility Buffer (as defined in Part E (Data)). Once determined in relation to Index Business Day t, the Exposure shall be used in the determination of the Index Level as of the Index Valuation Time on such Index Business Day t.  The purpose of the Volatility Buffer is to prevent excessive rebalancing between the Strategic Allocation and the Cash Constituent within the Index to adjust for small changes in Exposure.

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The “Exposure” in respect of Index Business Day t is determined in accordance with the following steps:

(1)
Determine the proportion between the Volatility Cap (as defined in Part E (Data) below) and the Realized Volatility (as defined below) calculated as of the Index Business Day immediately preceding Index Business Day t:

provided that the result may be neither greater than 1 nor less than 0.

(2)	Determine the absolute difference between this proportion and the Exposure calculated as of the Index Business Day immediately preceding Index Business Day t in accordance with the following formula:

(3)	Determine whether the absolute difference calculated in step (2) above is (i) less than the Volatility Buffer or (ii) equal to or greater than the Volatility Buffer:

(i)	If the absolute difference is less than the Volatility Buffer, the Exposure in respect of such Index Business Day t shall be equal to the Exposure as of the immediately preceding Index Business Day;

(ii)	In all other cases, the Exposure in respect of such Index Business Day shall be equal to the proportion determined in step (1) above.

This can be mathematically expressed as the following single formula:

where:

Exposuret	=	Exposure in respect of Index Business Day t. Where Index Business Day t is the Index Start Date, Exposure shall be deemed to be 1.

Exposuret-1	=	Exposure in respect of the Index Business Day immediately preceding Index Business Day t

VC	=	Volatility Cap (as defined in Part E (Data) below)

RVolt-1	=	Realized Volatility as of the Index Business Day immediately preceding Index Business Day t

VC Buffer	=	Volatility Buffer (as defined in Part E (Data) below)

ExpMax	=	1 (Since the Exposure shall never be greater than 1)

ExpMin	=	0 (Since the Exposure shall never be less than 0)

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The “Realized Volatility” as of any Index Business Day t for purposes of calculating Exposure is determined according to the following formula:

RVolt	=	Realized Volatility as of Index Business Day t

SALi	=
The Strategic Allocation Level as of Index Business Day i.  If Index Business Day i is a Disrupted Day in respect of any of the Constituents included in the Strategic Allocation on such Index Business Day, then, for these purposes, SALi shall be deemed to be equal to the Strategic Allocation Level as of the immediately preceding Index Business Day that was not a Disrupted Day for any of the applicable Constituents.

SALi+1	=
The Strategic Allocation Level as of the Index Business Day immediately following Index Business Day i, up to and including Index Business Day t.  If Index Business Day i+1 is a Disrupted Day in respect of any of the Constituents included in the Strategic Allocation on such Index Business Day, then, for these purposes, SALi+1 shall be deemed to be equal to the Strategic Allocation Level as of the immediately preceding Index Business Day that was not a Disrupted Day for any of the applicable Constituents.

n	=	21, representing the average number of Index Business Days in a month

i	=	Each Index Business Day from, but excluding, the 21st Index Business Day before Index Business Day t, up to and including, Index Business Day t

ln	=	The natural logarithmic function

3.         THE STRATEGIC ALLOCATION

3.1       Description of the Strategic Allocation

The “Strategic Allocation” on any Index Business Day t comprises the basket of Constituents selected in accordance with the trend-following methodology, described in detail in paragraph 4 below, in their respective Weights (determined in accordance with paragraph 3.3 below). The Strategic Allocation may be viewed as the core asset allocation of the Index prior to adjusting exposure in accordance with the Exposure determination (as described above) and prior to the deduction of the amounts as part of the determination of both the Gross Index Level and the Index Level.  The Cash Constituent will form part of the Strategic Allocation at any time if the sum of the Percentage Weights of all selected Constituents within the Strategic Allocation is less than the Maximum Cash Constituent Weight (being 100%).

3.2       Strategic Allocation Level

The “Strategic Allocation Level” as of the Strategic Allocation Start Date shall be the Strategic Allocation Start Level.

The “Strategic Allocation Level” as of each Index Business Day t (following the Strategic Allocation Start Date) shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below.  The formula aggregates the product of the Index Constituent Level of each Constituent within the Strategic Allocation and its prevailing Weight (each as defined below).

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

where:

SALt	=	Strategic Allocation Level as of Index Business Day t

ICLi,t	=	Index Constituent Level of Constituent i as of Index Business Day t (as determined in accordance with paragraph 3.5 below)

Weighti,r	=	Weight of Constituent i as of the immediately preceding Rebalancing Date r (or the Strategic Allocation Start Date, as the case may be), as determined in accordance with paragraph 3.3 below

n	=	The number of selected Constituents included in the Strategic Allocation as of Index Business Day t

On Rebalancing Date r, the Strategic Allocation Level is calculated using the respective Weights (as determined on Rebalancing Date r-1) of each selected Constituent (as selected on the Selection Day immediately preceding Rebalancing Date r-1), subject to any subsequent adjustment of any Constituent’s Weight as a result of any Additional Adjustment Event or Adjustment Event.  Beginning with the first Index Business Day following Rebalancing Date r, up to and including Rebalancing Date r+1 (but prior to the rebalancing of the Index on such Rebalancing Date r+1), the Strategic Allocation Level is calculated using the Constituents selected on the Selection Day immediately preceding Rebalancing Date r and their respective Weights (as determined on Rebalancing Date r).

3.3       Weight

The Index Calculation Agent shall determine the Weight of each of the selected Constituents on the Strategic Allocation Start Date and on each Rebalancing Date.  Such Weights shall remain in effect until after the Index Valuation Time on the following Rebalancing Date (when a rebalanced Strategic Allocation takes effect), subject to the occurrence of any Adjustment Event or any Additional Adjustment Event.  For the avoidance of doubt, the calculation of the Index Level as of an Index Business Day which falls on a Rebalancing Date utilizes the Weights determined on the previous Rebalancing Date; the Weights determined on the current Rebalancing Date shall only be used in the calculation of the Index Level as of the following Index Business Day.

If the Percentage Weight determined for a selected Constituent in respect of a Rebalancing Date is less than or equal to its Current Percentage Weight (as defined in paragraph 3.4 below), then the Weight for that selected Constituent will be calculated by the Index Calculation Agent as the product of the Percentage Weight of that selected Constituent and the Strategic Allocation Level (giving the proportion of the Strategic Allocation attributable to that selected Constituent), which is then divided by the Index Constituent Level of that new Constituent.  The calculation formula is set out in detail below in paragraph (1).

If the Percentage Weight determined for a selected Constituent in respect of a Rebalancing Date is greater than its Current Percentage Weight, then the Weight for that selected Constituent will be calculated by the Index Calculation Agent in the manner described above, except that instead of simply using the Percentage Weight of the selected Constituent to determine the proportion of the Strategic Allocation attributable to that selected Constituent, the Index Calculation Agent will use that Percentage Weight less an amount which is calculated by applying the Notional Spread to the difference between the Percentage Weight and the Current Percentage Weight.  The calculation formula is set out in detail below in paragraph (2).

The “Weight” of each selected Constituent on the Strategic Allocation Start Date and each Rebalancing Date shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the two formulae set out below:

(1)
If, in relation to a selected Constituent i, the Percentage Weight of such selected Constituent i on Rebalancing Date r is less than or equal to the Current Percentage Weight of the same Constituent i on Rebalancing Date r, the Weight of such selected Constituent i shall be calculated in accordance with the following formula:

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or

(2)
If, in relation to a selected Constituent i, the Percentage Weight of such selected Constituent i on Rebalancing Date r is greater than the Current Percentage Weight of the same Constituent i on Rebalancing Date r, the Weight of such selected Constituent i shall be calculated in accordance with the following formula:

where:

Weighti,r	=	Weight of selected Constituent i on Rebalancing Date r

Strategic Allocation Levelr	=	Strategic Allocation Level as of Rebalancing Date r

Index Constituent Levelr	=	Index Constituent Level of selected Constituent i on Rebalancing Date r

Percentage Weighti,r or PWi,r	=	Percentage Weight of selected Constituent i on Rebalancing Date r

CPWi,r	=
Current Percentage Weight of selected Constituent i on Rebalancing Date r.  Where Constituent i was not already included in the Strategic Allocation as of the Rebalancing Date prior to Rebalancing Date r, CPWi,r shall be deemed to be zero

NSi	=	Notional Spread in respect of selected Constituent i, as defined in Part E (Data) below

For the avoidance of doubt, only the calculation formula set out in paragraph (1) above is applicable for the purposes of determining the Weight of each selected Constituent as of the Strategic Allocation Start Date and in that context, all references to “Rebalancing Date r” in the formula shall be read as a reference to the Strategic Allocation Start Date.

3.4       Current Percentage Weight

The Current Percentage Weight of a Constituent on any Index Business Day is calculated as the Weight which such Constituent had in the Strategic Allocation from, but excluding, the immediately preceding Rebalancing Date r (or the Strategic Allocation Start Date, as the case may be), multiplied by its Index Constituent Level on such Index Business Day, divided by the Strategic Allocation Level in respect of such Index Business Day.

As of each Index Business Day t, the Index Calculation Agent shall calculate the “Current Percentage Weight” in respect of each Constituent i in accordance with the following formula:

where:

Current Percentage Weighti,t	=	Current Percentage Weight of Constituent i on Index Business Day t

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Weighti,r	=	Weight of selected Constituent i on the Rebalancing Date r immediately preceding Index Business Day t (or the Strategic Allocation Start Date, as the case may be)

Index Constituent Leveli,t	=	Index Constituent Level of Constituent i on Index Business Day t

Strategic Allocation Levelt	=	Strategic Allocation Level as of Index Business Day t

Where Index Business Day t is itself a Rebalancing Date, Weighti,r and Index Constituent Leveli,t are determined prior to the rebalancing taking effect.

3.5       Index Constituent Level

As of each Index Business Day t, the Index Calculation Agent shall calculate the “Index Constituent Level” of each Constituent i in accordance with the following formula:

where:

Index Constituent Leveli,t	=	Index Constituent Level of Constituent i on Index Business Day t

Index Constituent Leveli,r	=
Index Constituent Level of Constituent i on the Rebalancing Date r  immediately preceding Index Business Day t (or on the Strategic Allocation Start Date, as the case may be). The Index Constituent Level of each Constituent on the Strategic Allocation Start Date, or upon its introduction or reintroduction into the Strategic Allocation, is deemed to be equal to its Constituent Closing Level on the Strategic Allocation Start Date or the relevant Rebalancing Date, as the case may be

Constituent Closing Leveli,t	=	Constituent Closing Level (as determined in accordance with paragraph 3.6 below) of Constituent i on Index Business Day t

Constituent Closing Leveli,r	=	Constituent Closing Level of Constituent i on the Rebalancing Date r immediately preceding Index Business Day t (or on the Strategic Allocation Start Date, as the case may be)

NRCi	=	Notional Replication Cost of Constituent i (as defined in Part E (Data) below)

(tt - tr)	=
The number of calendar days from, and including, the Rebalancing Date r immediately preceding Index Business Day t (or from, and including, the Strategic Allocation Start Date, as the case may be) to, but excluding, Index Business Day t. For the avoidance of doubt, if Index Business Day t is itself a Rebalancing Date, (tt - tr) will be equal to the number of calendar days from, and including, the preceding Rebalancing Date (or from, and including, the Strategic Allocation Start Date, as the case may be) to, but excluding, the current Rebalancing Date

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3.6       Constituent Closing Level

Constituents

(1)
Except as specified below, the Constituent Closing Level of each Constituent on any Index Business Day t shall be as determined in accordance with Section B (Valuations and Adjustments) of the Index General Conditions and the Constituent Schedule applicable to the relevant Constituent.

Cash Constituent

(2)	In respect of the Cash Constituent, the Constituent Closing Level on any Index Business Day t shall be determined in accordance with the following formula:

Where:

CLC,t	=
Constituent Closing Level of the Cash Constituent on Index Business Day t. Where Index Business Day t is the Strategic Allocation Start Date, the Constituent Closing Level has a notional value of USD 1,000

CLC,t-1	=	Constituent Closing Level of the Cash Constituent on the Index Business Day immediately preceding Index Business Day t (or on the Strategic Allocation Start Date, as the case may be)

Ratet-1	=
The Federal Fund effective rate (representing the overnight rate at which depository institutions lend USD balances at the Federal Reserve) in respect of the Index Business Day immediately preceding Index Business Day t (as displayed on Bloomberg page FEDL01 <Index> or such other Electronic Page as the Index Calculation Agent may determine appropriate), provided that if such reference rate is unavailable for any reason, the applicable rate shall be the rate prevailing as of the preceding Index Business Day for which such reference rate is available

dc(t-1,t)	=	The number of calendar days from, and including, the Index Business Day immediately preceding Index Business Day t to, but excluding, Index Business Day t

4.         CONSTITUENT SELECTION AND INDEX REBALANCING PROCESS

4.1       Selection of Constituents

On each monthly Selection Day, the Index Calculation Agent will determine which of the Eligible Constituents (as set out in Part E (Data) below) will become “Constituents” of the Strategic Allocation following the rebalancing process after the Index Valuation Time on the immediately following Rebalancing Date (or the Strategic Allocation Start Date, as the case may be).  The Constituents selected on a Selection Day in respect of the related Rebalancing Date are referred to as “selected Constituents” pending the rebalancing at such Rebalancing Date.

4.2       Determination of Percentage Weights

The Percentage Weight of each selected Constituent is determined by the Index Calculation Agent on each Selection Day.  Each Constituent selected for inclusion in the Strategic Allocation is given an equal Percentage Weight with other Constituents selected from the Eligible Universe, subject to the constraints below. In order to determine the selected Constituents and their Percentage Weights, the Index Calculation Agent follows a

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three-step process.  The percentage allocation of the remainder of the Index (if any) to the Cash Constituent is determined as a fourth and final step in this process.

(1)	Determine the Signal for each Eligible Constituent, by comparing the Short-term Average Constituent Closing Level to the Long-term Average Constituent Closing Level

For each Eligible Constituent, the Short-term Average Constituent Closing Level (being the arithmetic average of the Constituent Closing Levels of the relevant Eligible Constituent for the 50 Index Business Days ending on the relevant Selection Day) is compared to the Long-term Average Constituent Closing Level (being the arithmetic average of the Constituent Closing Levels of the relevant Eligible Constituent for the 200 Index Business Days ending on the relevant Selection Day).

If the Short-term Average Constituent Level is higher than the Short-term Average Constituent Level, then the Signal is one (“1”) for that Eligible Constituent, otherwise it is zero (“0”), in accordance with the following formula:

where:

Signali	=	The Signal in respect of an Eligible Constituent i

=
The “Short-term Average Constituent Closing Level”, determined as the arithmetic average of the Constituent Closing Levels of Eligible Constituent i for each of the 50 Index Business Days preceding (and including) Selection Day t.  If any such Index Business Day was a Disrupted Day in respect of Eligible Constituent i, then the Constituent Closing Level of Eligible Constituent i in respect of such Disrupted Day shall be deemed to be equal to the Constituent Closing Level of Eligible Constituent i on the immediately preceding Index Business Day which was not a Disrupted Day for Eligible Constituent i.

=
The “Long-term Average Constituent Closing Level”, determined as an arithmetic average of the Constituent Closing Levels of Eligible Constituent i for each of the 200 Index Business Days preceding (and including) Selection Day t.  If any such Index Business Day was a Disrupted Day in respect of Eligible Constituent i, then the Constituent Closing Level of Eligible Constituent i in respect of such Disrupted Day shall be deemed to be equal to the Constituent Closing Level of Eligible Constituent i on the immediately preceding Index Business Day which was not a Disrupted Day for Eligible Constituent i.

(2)	Determine the Signal in respect of each Asset Class

On each Selection Day, a Signal of one (“1”) or zero (“0”) is assigned to each Asset Class (as detailed in Part E (Data) below) represented by the Eligible Constituents.

An Asset Class shall be assigned a Signal of one (“1”) in respect of a Selection Day if all Eligible Constituents within that Asset Class have also been assigned a Signal of one (“1”) on such Selection Day.  On the other hand, an Asset Class shall be assigned a Signal of zero (“0”) in respect of a Selection Day if any Eligible Constituent within that Asset Class has been assigned a Signal of zero (“0”) on such Selection Day.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

(3)	Determine Percentage Weights, subject to Constituent and Asset Class Constraints

Those Eligible Constituents for which the Asset Class Signal is 1 are included in the Strategic Allocation as “selected Constituents”.  The algorithm seeks to assign equal Percentage Weights to the selected Constituents, however this is subject to two restrictions:

(i)	the Percentage Weight assigned to each Constituent may not exceed the Maximum Percentage Weight applicable to the relevant Constituent; and

(ii)
the aggregate of the Percentage Weights assigned to the Constituents of the same Asset Class Constraint Type (as specified in Part E (Data) below) may not exceed the Maximum Percentage Weight for that Asset Class Constraint Type (as specified in Part E (Data) below).

The “Percentage Weight” assigned to each selected Constituent in respect of a Selection Day  is expressed according to the following formula:

where:

PWi	=	The Percentage Weight determined in respect of Constituent i on the relevant Selection Day k

PWmaxi	=	The Maximum Percentage Weight of Constituent i, as set out in Part E (Data) below

min	=	The lower of the amounts separated by a comma within the set of brackets immediately following the “min” symbol

sum(AssetClassiConstituents)	=	In respect of the Asset Class in which Constituent i belongs, the number of Eligible Constituents within such Asset Class (as set out in Part E (Data) below)

Asset Class Constrainti	=	The Maximum Percentage Weight relating to the Asset Class in which Constituent i belongs (as set out in the “Asset Class Constraints” section in Part E (Data) below)

sum(Selected Constituentsn)	=
The number of Eligible Constituents that have been selected as Constituents in respect of Selection Day k, as a result of either: (1) a Signal of 1 being assigned to the relevant Eligible Constituent, or (2) a Signal of 1 being assigned to the Asset Class in which the relevant Eligible Constituent is comprised

Eligible Constituents which are not selected Constituents are assigned a Percentage Weights of zero in respect of the relevant Selection Day k.

(4)	Determine the allocation of the Strategic Allocation to the Cash Constituent

If the Percentage Weight assigned to any selected Constituent in respect of a Selection Day k is restricted as a result of either the Maximum Percentage Weight applicable to that Constituent or the Maximum Percentage Weight for the Asset Class Constraint Type applicable to that Constituent, then the “excess” allocation will be assigned to the Cash Constituent for the purpose of determining the Percentage Weights in respect of such Selection Day k.

The Percentage Weight (if any) assigned to the Cash Constituent in respect of a Selection Day shall be determined as a percentage equal to the Maximum Cash Constituent Weight (being 100%) minus the sum of the Percentage Weights of the other Constituents selected on the relevant Selection Day for inclusion within the Strategic Allocation.  The sum of the Percentage Weights of all the Constituents within the Strategic Allocation and the percentage allocation to the Cash Constituent (if any) will always be equal to 100 per cent.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

5.          ADDITIONAL ADJUSTMENT EVENTS

5.1        Eligible Constituent Licensing Event

If, in respect of any Eligible Constituent, any license granted to the Index Sponsor and/or the Index Calculation Agent and/or any of their respective Affiliates, to use such Eligible Constituent in connection with the Index is terminated, or any such entity’s right to use such Eligible Constituent in connection with calculating the Index is otherwise disputed, impaired or ceases for any reason, then regardless of whether such Eligible Constituent is, at that time, a Constituent:

(i)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(ii)
the Index Calculation Agent may select a replacement Eligible Constituent that has substantially similar characteristics to the Eligible Constituent that is being replaced, having regard to the manner in which such Eligible Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will (a) determine the effective date of such replacement, and (b) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(iii)        the Index Sponsor may discontinue and cancel the Index.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part E:    Data

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Data

(As at the Index Start Date)

The Index shall operate with reference to an Eligible Universe.  This Part E sets out the particulars of each Eligible Constituent and certain elections and inputs relating to the calculation of the Index.  The rules for adding Eligible Constituents to the Index as Constituents and for removing Constituents from the Index are set out in Part D (Calculation of the Index Level).

1.	Eligible Universe

	Eligible Constituents	Electronic Page	Constituent Schedule
1	S&P 500 Total Return Index	SPTR <Index>	Share Index
2	MSCI Daily TR Net EAFE USD	NDDUEAFE <Index>	Share Index
3	MSCI Daily TR Net Emerging Markets USD	NDUEEGF <Index>	Share Index
4	Dow Jones US Real Estate Total Return Index	DJUSRET <Index>	Share Index
5	S&P GSCI Gold Total Return Index	SPGCGCTR <Index>	Commodity Index
6	S&P GSCI Non-Livestock Total Return Index	SPGSNLTR <Index>	Commodity Index
7	Citigroup Treasury Local Currency Index	SBGT <Index>	Bond Index

(Intentionally left blank. This Part continued on the next page)

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

2.	Particulars in respect of each Eligible Constituent

	Eligible Constituent	Type of Index	Exchange(s)	Related Exchange(s)	Replacement Criteria
1	S&P 500 Total Return Index	Single Exchange Index	New York Stock Exchange and NASDAQ Stock Market, Inc.	All Exchanges	Exposure to large cap US equities
2	MSCI Daily TR Net EAFE USD	Multiple Exchange Index	As specified in the definition of “Exchange” in the Share Index Constituent Schedule	Not Applicable	Exposure to equities from developed markets, excluding North America
3	MSCI Daily TR Net Emerging Markets USD	Multiple Exchange Index	As specified in the definition of “Exchange” in the Share Index Constituent Schedule	Not Applicable	Exposure to emerging market equities
4	Dow Jones US Real Estate Total Return Index	Single Exchange Index	New York Stock Exchange and NASDAQ Stock Market, Inc.	All Exchanges	Exposure to US real estate
5	S&P GSCI Gold Total Return Index	Not Applicable	As specified in the definition of “Exchange” in the Commodity Index Constituent Schedule	All Exchanges	Exposure to gold
6	S&P GSCI Non-Livestock Total Return Index	Not Applicable	As specified in the definition of “Exchange” in the Commodity Index Constituent Schedule	All Exchanges	Exposure to non-livestock commodities
7	Citigroup Treasury Local Currency Index	Not Applicable	Not Applicable	Not Applicable	Exposure to US government debt

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

3.	Additional data in respect of each Eligible Constituent

Eligible Constituenti	Asset Class	Asset Class Constraint Type	Maximum Percentage Weight	Notional Spread	Notional Replication Cost
1	Equity	1	25%	0.06%	0.06%
2	Equity	1	25%	0.30%	0.20%
3	Equity	1	25%	0.70%	0.70%
4	Real Estate	1	25%	0.10%	0.20%
5	Commodity A	2	20%	0.30%	0.18%
6	Commodity B	3	30%	0.60%	0.23%
7	Fixed Income	4	50%	0.24%	0.07%

4.	Cash Constituent

Electronic Page	Asset Class	Asset Class Constraint Type	Maximum Cash Constituent Weight	Notional Replication Cost	Notional Spread
FEDL01 <Index>	N/A	N/A	100%	0.00%	0.00%

5.	Asset Class Constraints

Asset Class Constraint Type	Maximum Percentage Weight
1	70%
2	20%
3	30%
4	50%

6.	Exposure calculation parameters

Volatility Cap	Volatility Buffer
5%	5%

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

7.	Adjustment Elections

Scheduled Valuation Date
	Rebalancing Date	Selection Day	Other
Adjustments (Scheduled Trading Days: "holidays"):	Move In Block	Look Back	Look Back
Adjustments (Disrupted Days):	Value What You Can	Move In Block	Look Back
Valuation Roll (Disrupted Days):	5	5	5

8.        Defined Terms

Index Business Day:
Each day which is a day on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign exchange currency deposits) in London, New York and the principal financial centre of the Index Base Currency.

Index Valuation Time:	In respect of an Index Business Day as of 11.00 p.m. (London time) on such Index Business Day, or such later time that the Index Calculation Agent may determine with the consent of the Index Sponsor.
Rebalancing Date:	The final Index Business Day of each calendar month commencing on the final Index Business Day of February 2001, subject to adjustment in accordance with section 7 (Adjustment Elections) above.
Selection Day:	The day falling two scheduled Index Business Days prior to each Rebalancing Date or the Strategic Allocation Start Date, as the case may be.
Scheduled Valuation Date:	Each Index Business Day.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part F:    Specific Risks

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Specific Risks

This Part G does not describe all of the risks arising in respect of the Index.  Please refer to Section C (General Risks) of the Index General Conditions for a discussion of further risks arising in respect of the Index.

MOMENTUM INVESTING

The methodology uses a technical indicator commonly known as a “Double Cross” method to identify positive or negative momentum in the price movements of each Constituent and by extension, the momentum of each Asset Class.  There is no guarantee that this method will work under all market conditions, for instance, in volatile market conditions where Constituents experience large price movements.  If the market constantly changes directions, then the technical indicator may not work as intended by the methodology.  Momentum investing may not necessarily outperform other investment methodologies.

EXCESS RETURN INDEX

The Index is an “excess return” index.  In general terms, an excess return index measures the returns that could be achieved through an unfunded investment in the assets comprised in the relevant index.

The Index Level is calculated on a daily basis by subtracting an amount reflecting the returns that would be available from an investment in cash at a benchmark overnight interest rate for the Index Base Currency.  The deduction of cash returns in this manner will act as a drag on the performance of the Index.  As a result, the Index will underperform a “price return” or “total return” index following the same methodology.  Equally, investing in an Index Linked Product linked to the Index may not realise the same return as could be achieved from a direct investment in the assets comprised in the Index from time to time.

CONCENTRATION RISK

The Index aims to provide a degree of diversification amongst selected Constituents categorised into certain pre-defined Asset Classes.  The nature of the trend-following methodology used by the Index is that only Eligible Constituents which form part of Asset Classes that are deemed to be in an Upward Trend will be included in the Strategic Allocation for the relevant period.  If an Asset Class as a whole is deemed to be in a Downward Trend, none of the Eligible Constituents which form part of that Asset Class will be included in the Strategic Allocation for the relevant period.

As a result, it is possible that the Strategic Allocation may be rebalanced on a Rebalancing Date such that it is allocated to only one Asset Class with the balance allocated to the Cash Constituent.  For example, the Strategic Allocation could comprise only Commodity Indices and the Cash Constituent.  It is also possible that the Strategic Allocation comprises only of the Cash Constituent.  As such, the diversification achieved by the Index may be limited.

REBALANCING FREQUENCY LIMITATIONS

The frequency of rebalancing of the Index is monthly.  The methodology only evaluates the Constituents as of the Selection Day preceding each Rebalancing Date, which means that the composition of the Strategic Allocation is determined as of the Selection Day and effected as of the relevant Rebalancing Date, at which point the Strategic Allocation is fixed for a month until the next Rebalancing Date.  A short gap in time exists between each Selection Day and Rebalancing Date. In certain circumstances, this gap might not allow any changes which may be desirable to optimizing the selection of Constituents which make up the Strategic Allocation if sudden changes in the performance momentum of the Constituents (or by extension, the Asset Class) occur between a Selection Day and the relevant Rebalancing Date or indeed, shortly after each Rebalancing Date.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

CATEGORISATION BY ASSET CLASS

The methodology used by the Index employs a quantitative strategy which assumes that Constituents may be categorised into certain pre-determined Asset Classes.  Such categorisation is intended to form part of the methodology.  The categorisation is not intended to imply any Constituent as being indicative of such Asset Class as a whole, nor is it implied that by virtue of being grouped together in this manner, the Constituents will perform in exactly the same direction or magnitude at all times.  In particular, some Asset Classes only contain one Constituent;  such categorisation is only for the operation of the methodology and not intended to imply that such sole Constituent, by itself, may be taken to represent an entire class of assets.

DIVERSIFICATION STRATEGY

Exposure limits are assigned at both the Asset Class level and to individual Constituents.  As far as possible, any notional investment in the Constituents is equally weighted as between the Constituents. This equal weighting, together with the maximum exposure limits set on each Asset Class as a whole, is designed to ensure diversification of investment.

Mainstream theory postulates that diversification of investment balances upside returns with downside risk. However, there is no guarantee that this will be the case, especially over short periods. In particular, the benefits of the Index strategy may only become apparent over a long period and may underperform other methodologies of determining the optimal notional positions to hold during an upward trend in the investment cycle.

Furthermore, diversification among Asset Classes is subject to the outcome of applying the “Double Cross” method in the manner discussed above.  Such an outcome might lead to limited diversification of the Constituents which form the Strategic Allocation.

Investors in Index Linked Products should be aware of this limitation in considering their investment decision, in particular, they should be aware of the Maximum Percentage Weight that is stipulated in relation to each Constituent to assess the extent to which the composition of the Strategic Allocation may be diversified.  In cases where the Maximum Percentage Weight specified in relation to a Constituent is very low in comparison to other Constituents, the benefits of diversification to be gained from a inclusion of such a Constituent in the Strategic Allocation may well be limited.

PERFORMANCE RISK

The Index may underperform other indices with the same Constituents, where those other indices employ, among other things, a different weighting scheme. The methodology does not seek to outperform the Eligible Universe or any other equity benchmark in absolute terms.

INDEX METHODOLOGY LIMITATIONS

The performance of the Index is dependent on the pre-defined rules-based methodology set out in the Index Conditions.  There is no assurance that other methodologies for determining performance momentum and optimizing diversification with equivalent Constituents would not result in better performance than the Index.

FIXED ALGORITHMIC MODEL PARAMETERS

The Index uses a rules-based methodology which contains fixed parameters.  For example, (i) the 50-day average and 200-day average is compared as of the Selection Day to determine the performance momentum of each Constituent (and by extension, of each Asset Class) and (ii) the Volatility Cap is deemed to be indicative of the limits beyond which the realized volatility of the Strategic Allocation will hinder the performance of the Index.  The Index methodology assumes that these observation periods and other fixed parameters are reasonable in the context of the Index, however, alternative parameters could have a positive effect on the performance of the Index.  For instance, a higher Volatility Cap may improve the upside return on the same Strategic Allocation.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

LIMITED OPERATING HISTORY

The Index was launched by the Index Sponsor as of the specified Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date.  Any back-testing or similar performance analysis performed by any person in respect of the Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the Index Level.

This list of risk factors is not intended to be exhaustive.  All persons should seek such advice as they consider necessary from their professional advisors, investment, legal, tax or otherwise, without reliance on the Index Sponsor, the Index Calculation Agent, any of their respective Affiliates or any of their respective directors, officers, employees, representatives, delegates and agents.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Part G:    Constituent Disclaimers

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

Constituent Disclaimers

Dow Jones Disclaimer
The "Dow Jones US Real Estate Total Return IndexSM" is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME"). "Dow Jones®", “Dow Jones US Real Estate Total Return IndexSM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones"). The Index is not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates.  Dow Jones, CME and their respective affiliates make no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly.  The Dow Jones US Real Estate Total Return IndexSM is determined, composed and calculated by CME without regard to the Index Linked Product(s).  Dow Jones and CME have no obligation to take the needs of the owners of the Index Linked Product(s) into consideration in determining, composing or calculating  Dow Jones US Real Estate Total Return IndexSM.  Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Index Linked Product(s) to be issued or in the determination or calculation of the equation by which the Index Linked Product(s) are to be converted into cash.  Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the Index Linked Product(s).  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Index Linked Product(s), but which may be similar to and competitive with the Index Linked Product(s).  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones US Real Estate Total Return IndexSM.  It is possible that this trading activity will affect the value of the Dow Jones US Real Estate Total Return IndexSM and Index Linked Product(s).

DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE OWNERS OF THE INDEX LINKED PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN.  DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES US REAL ESTATE TOTAL RETURN INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND THE LICENSEE, OTHER THAN THE LICENSORS OF CME.

S&P Disclaimer
Any Index Linked Product is not sponsored, endorsed, sold or promoted by Standard & Poor's Financial Services LLC ("S&P") or its third party licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the any Index Linked Product or any member of the public regarding the advisability of investing in securities generally or in any Index Linked Product particularly or the ability of the S&P 500 Total Return Index, the S&P GSCI Gold Official Close Total Return Index and the S&P GSCI Non-Livestock Total Return Index to track general stock market performance. The S&P 500 Total Return Index, the S&P GSCI Gold Official Close Total Return Index and the S&P GSCI Non-Livestock Total Return Index is determined, composed and calculated by S&P or its third party licensors without regard to Citigroup Global Markets Limited or any Index Linked Products. S&P and its third party licensors have no obligation to take the needs of Citigroup Global Markets Limited or the owners of the any Index Linked Product into consideration in determining, composing or calculating the S&P 500 Total Return Index, the S&P GSCI Gold Official Close Total Return Index and the S&P GSCI Non-Livestock Total Return Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of any Index Linked Product or the timing of the issuance or sale of any Index Linked Product or in the determination or calculation of the equation by which any Index Linked Product is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any Index Linked Product.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

THE S&P 500 TOTAL RETURN INDEX, THE S&P GSCI GOLD  TOTAL RETURN INDEX AND THE S&P GSCI NON-LIVESTOCK TOTAL RETURN INDEX ARE TRADEMARKS OF STANDARD & POOR'S FINANCIAL SERVICES LLC.

MSCI Disclaimer
THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE OWNER OF THE INDEX LINKED PRODUCTS.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index Methodology

INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Citigroup Index LLC Disclaimer
Any Index Linked Product is not sponsored, endorsed, sold or promoted by Citigroup Index LLC.  Citigroup Index LLC makes no representation or warranty, express or implied, to the owners or prospective owners of the Index Linked Products or any member of the public regarding the advisability of investing in securities generally or in Index Linked Product particularly.  The Citigroup Treasury Local Currency Index (the “Index”) is determined, composed and calculated by Citigroup Index LLC without regard to the Index Linked Products.  Citigroup Index LLC has no obligation to take the needs of the owners or prospective owners of any Index Linked Product into consideration in determining, composing or calculating the Index.  Citigroup Index LLC is not responsible for and has not participated in the determination of the prices and amount of any Index Linked Product or the timing of the issuance or sale of any Index Linked Product or in the determination or calculation of the equation by which any Index Linked Product is to be converted into cash.  Citigroup Index LLC has no obligation or liability in connection with the administration, marketing or trading of any Index Linked Product.

CITIGROUP INDEX LLC DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN.  CITIGROUP INDEX LLC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY OWNERS OR PROSPECTIVE OWNERS OF ANY INDEX LINKED PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  CITIGROUP INDEX LLC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL CITIGROUP HAVE ANY LIABILITY FOR ANY DIRECT, SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Index General Conditions

16 November 2011

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section A:	Introduction	40

Section B:	Valuations and Adjustments	43

Section C:	General Risks	47

Section D:	Definitions	54

Section E:	Miscellaneous	58

Section F:	Constituent Schedules	62

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section A:    Introduction

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Introduction

This document constitutes the Index General Conditions applicable to each index (each, an “Index”) for which the applicable Index Methodology states that these Index General Conditions are to be applicable to it.

These Index General Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Sponsor.

These Index General Conditions may be amended from time to time without notice, and will be available from the Index Sponsor.  See Section E (Miscellaneous) for a description of the circumstances in which a change to these Index General Conditions may be required.

RISKS

Any investment exposure to an Index created by an Index Linked Product gives rise to a number of risks.  Please refer to Section C (General Risks) and to the applicable Index Methodology for a discussion of some of the risks to which such an investment exposure to the Index gives rise.  The Index Conditions in respect of such Index do not describe all of the risks to which an investment in such Index Linked Product gives rise; please refer to the associated prospectus or offering document (however described) in respect of such Index Linked Product for a discussion of these risks.

PUBLICATION

The Index and the Index Level shall be announced and published as specified in the Index Methodology.

BASIC SCHEME OF THE INDEX CONDITIONS OF AN INDEX

The Index Conditions of an Index comprise these Index General Conditions and the applicable Index Methodology, which must be read together.  Full information in respect of an Index is only available on the basis of the combination of these Index General Conditions and the applicable Index Methodology (each as amended from time to time).

In the case of any inconsistency between the applicable Index Methodology and these Index General Conditions, such applicable Index Methodology shall prevail.

The following paragraphs of this Section A are provided for information only, and in the case of any discrepancy between any such paragraph and any other provision of the Index Conditions, such other provision shall prevail.

The Index is a notional rules-based proprietary index which is made up of two or more Constituents.  These Constituents are specified in the applicable Index Methodology.  The Constituents comprising the Index from time to time may also be selected from an Eligible Universe, if an Eligible Universe is specified for the Index, in accordance with the rules set out in the applicable Index Methodology.  The classification of each Constituent is also specified in the applicable Index Methodology, together with any other data necessary to calculate the Index Level of the Index from time to time.

The Index Level of the Index from time to time is calculated by the Index Calculation Agent with reference to the formulae and rules set out in the applicable Index Methodology.  The applicable Index Methodology also contains a description of the strategy to which the Index is intended to give effect.  The Index Level of the Index is calculated with reference to either the closing levels, prices, rates or values (as applicable) of each Constituent (i.e. Constituent Closing Levels), or intraday levels, prices, rates or values (as applicable) of each Constituent (i.e. Constituent Levels).

Standard detailed rules govern “valuation”, that is, how the Constituent Closing Level and the Constituent Level of each classification of Constituent are determined, broadly with reference to the levels, prices, rates or values (as applicable) in the relevant markets for that Constituent or for futures contracts and options contracts relating to such Constituent (such markets together, the “relevant markets”).  Other standard rules apply to

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Constituents which are themselves indices.  These standard rules are set out in the various Constituent Schedules which are included in these Index General Conditions as necessary.

Although the Index Level of the Index on a particular day for which a valuation is required (i.e. a Scheduled Valuation Date) should reflect the Constituent Closing Level or the Constituent Level (as applicable) on that day of each Constituent contained in the Index, the relevant markets on that day may not be open or may be disrupted (or other difficulties may arise in respect of Constituents which are themselves indices, affecting the publication of the levels of these indices).  The Constituent Schedule applicable to a Constituent defines the circumstances when the relevant markets for that Constituent are closed or disrupted.

Therefore it may not be possible to determine the Index Level of the Index on a Scheduled Valuation Date using Constituent Closing Levels or Constituent Levels (as applicable) for that day.  Section B (Valuations and Adjustments) contains detailed rules which govern which particular Constituent Closing Levels or Constituent Levels (as applicable) are instead used, whether those for a preceding day or a succeeding day.  Different rules require either looking back to the Constituent Closing Level or Constituent Level (as applicable) of a previous day, or postponing valuation to a day when the relevant markets are open or not disrupted.  The applicable Index Methodology specifies which particular rules apply to the Index.

Certain events and circumstances may affect a Constituent, resulting in a change in that Constituent or the disappearance of that Constituent (i.e. Adjustment Events).  The Constituent Schedule applicable to a Constituent defines these events and circumstances.  Section B (Valuations and Adjustments) contains detailed rules which govern the adjustment of the Index to account for the effect on the Index of the occurrence of an Adjustment Event, or (if such an adjustment would not produce a commercially reasonable result) the replacement of the affected Constituent in the Index.  Although any such adjustment or replacement is intended to account for the effect on the Index of the occurrence of the relevant Adjustment Event, any such adjustment or replacement may have an unforeseen effect on the Index and may have an adverse effect on the value of an Index Linked Product.  Please see Section C (General Risks) for a discussion of the effect of these rules.

The terms and conditions of any Index Linked Product may contain provisions as to the consequences of certain events and circumstances.  These events and circumstances may include any adjustment made to the Index or any replacement effected of any Constituent.  These consequences may include the early termination of such Index Linked Product and the payment of an amount to reflect the valuation of such Index Linked Product at the time of such early termination.  Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.  The Index Conditions do not include any such terms and conditions of such Index Linked Product.  Please refer to the terms and conditions of such Index Linked Product.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section B:    Valuations and Adjustments

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Valuations and Adjustments

1.	CONSTITUENT CLOSING LEVEL OR CONSTITUENT LEVEL

The Constituent Closing Level or the Constituent Level (as applicable) of a Constituent on a Valuation Date shall be determined as specified in the Constituent Schedule applicable to such Constituent.

2.	ADJUSTMENTS TO VALUATION DATES (SCHEDULED TRADING DAYS: “HOLIDAYS”)

(a)	“Look Back”

If “Look Back” is specified in the applicable Index Methodology and a Scheduled Valuation Date is not a Scheduled Trading Day for any Constituent, then:

(i)	the Valuation Date for each Constituent for which such Scheduled Valuation Date is a Scheduled Trading Day shall be such Scheduled Valuation Date; and

(ii)
the Valuation Date for each Constituent for which such Scheduled Valuation Date is not a Scheduled Trading Day shall be the first day immediately preceding such Scheduled Valuation Date which is a Scheduled Trading Day and not a Disrupted Day for such Constituent.

(b)	“Move In Block”

If “Move In Block” is specified in the applicable Index Methodology and a Scheduled Valuation Date is not a Scheduled Trading Day for any Constituent, then such Valuation Date shall be the first day immediately following such Scheduled Valuation Date which is a Scheduled Trading Day for all Constituents.

(c)	“Value What You Can”

If “Value What You Can” is specified in the applicable Index Methodology and a Scheduled Valuation Date is not a Scheduled Trading Day for any Constituent, then:

(i)	the Valuation Date for each Constituent for which such Scheduled Valuation Date is a Scheduled Trading Day shall be such Scheduled Valuation Date; and

(ii)
the Valuation Date for each Constituent for which such Scheduled Valuation Date is not a Scheduled Trading Day shall be the first day immediately following such Scheduled Valuation Date which is a Scheduled Trading Day for such Constituent.

(d)	Not postponing to a Disrupted Day

If any day to which a Scheduled Valuation Date is postponed under paragraph 2(b) or 2(c) above is a Disrupted Day for the relevant Constituent, then paragraph 3 below shall apply.

3.	ADJUSTMENTS TO VALUATION DATES (DISRUPTED DAYS)

(a)	“Look Back”

If “Look Back” is specified in the applicable Index Methodology and a Scheduled Valuation Date is a Disrupted Day for any Constituent, then:

(i)	the Valuation Date for each Constituent for which such Scheduled Valuation Date is not a Disrupted Day shall be such Scheduled Valuation Date; and

(ii)
the Valuation Date for each Constituent for which such Scheduled Valuation Date is a Disrupted Day shall be the first day immediately preceding such Scheduled Valuation Date which is a Scheduled Trading Day and not a Disrupted Day for such Constituent.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

(b)	“Move In Block”

If “Move in Block” is specified in the applicable Index Methodology and a Scheduled Valuation Date is a Disrupted Day for any Constituent, then such Valuation Date shall be the earlier of (A) the first day immediately following such Scheduled Valuation Date which is a Scheduled Trading Day for all Constituents and not a Disrupted Day for any Constituent; and (B) the Scheduled Trading Day for all Constituents which is the Valuation Roll number of Scheduled Trading Days for all Constituents immediately following such Scheduled Valuation Date.

(c)	“Value What You Can”

If “Value What You Can” is specified in the applicable Index Methodology and a Scheduled Valuation Date is a Disrupted Day for any Constituent, then:

(i)	the Valuation Date for each Constituent for which such Scheduled Valuation Date is not a Disrupted Day shall be such Scheduled Valuation Date; and

(ii)
the Valuation Date for each Constituent for which such Scheduled Valuation Date is a Disrupted Day shall be the earlier of (A) the first day immediately following such Scheduled Valuation Date which is a Scheduled Trading Day and not a Disrupted Day for such Constituent; and (B) the Scheduled Trading Day for such Constituent which is the Valuation Roll number of Scheduled Trading Days for such Constituent immediately following such Scheduled Valuation Date.

(d)	Postponing to a Disrupted Day

If any day to which a Scheduled Valuation Date is postponed under paragraph 3(b) or 3(c) above is a Disrupted Day for the relevant Constituent, then (unless otherwise specified in the Constituent Schedule applicable to such Constituent) the Index Calculation Agent shall determine the Constituent Closing Level of such Constituent on such Valuation Date using its good faith estimate of the Constituent Closing Level of such Constituent at the Valuation Time (where relevant) on or for such day.

4.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If a Correction Period is specified in respect of a Constituent, and in the event that the level, price, rate or value (as applicable) of such Constituent for any time on any day which is announced by or on behalf of the person or entity responsible for such publication or announcement and which is used for any calculation or determination in respect of the Index is subsequently corrected, and such correction (the “Corrected Level”) is published by or on behalf of such person or entity within such Correction Period for such Constituent after the original publication, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day and the Index Calculation Agent may, but shall not be obliged to, revise the Index Level for such day.

Corrections published after the Correction Period after the original publication shall be disregarded.

For the avoidance of doubt, if a Correction Period is not specified in respect of a Constituent, then the preceding two paragraphs shall not apply in respect of such Constituent.

5.	ADJUSTMENT EVENTS

Subject as provided in the applicable Index Methodology, if an Adjustment Event occurs in respect of any Constituent (the “Affected Constituent”), then the consequences of such Adjustment Event shall be as follows.

(a)	The Index Calculation Agent will effect as soon as reasonably practicable a Reweighting in respect of such Affected Constituent.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

(b)
If the Index Calculation Agent determines that no such Reweighting it can make will produce a commercially reasonable result, then the Index Calculation Agent will effect as soon as reasonably practicable a Replacement of such Affected Constituent.

“Replacement” shall mean that the Index Calculation Agent will remove the Affected Constituent from the Index and either:

(a)
(if the Index is specified in the applicable Index Methodology to operate with reference to an Eligible Universe) replace the Affected Constituent with an Eligible Constituent selected in accordance with the relevant rules set out in the applicable Index Methodology; or

(b)
(if the Index is not specified in the applicable Index Methodology to operate with reference to an Eligible Universe) replace the Affected Constituent with a replacement Constituent selected in accordance with the Replacement Criteria specified in respect of such Constituent in the Constituent Schedule applicable to the Affected Constituent; or

(c)
(if either (i) the Index is not specified in the applicable Index Methodology to operate with reference to an Eligible Universe; or (ii) no Replacement Criteria are specified; or (iii) no such replacement can be made under sub-paragraph (a) or sub-paragraph (b) above; or (iv) the Index Calculation Agent determines that no such replacement it can make will produce a commercially reasonable result) replace the Affected Constituent with either (1) a notional exposure in accordance with the relevant rules specified in the applicable Index Methodology; or (2) (if no such rules are so specified) a replacement constituent (which shall be deemed to be a Constituent) which shall confer no investment exposure.

“Reweighting” shall mean that the Index Calculation Agent will revise the Weight attributed to the Affected Constituent to account for the economic effect on the Index of the relevant Adjustment Event.  For the avoidance of doubt, the Weight attributed to the Affected Constituent may be zero.

In the case of either a Replacement or a Reweighting, the Index Calculation Agent will (a) make such adjustment to the calculation of the Index and the Index Level as it determines appropriate to account for the effect on the Index of any such Replacement or Reweighting (as applicable) that is made (including without limitation rebalancing the Index); and (b) determine the effective date of any such Replacement or Reweighting that is made.

6.	SUSPENSION AND CANCELLATION

(a)
If any Index Business Day is a Disrupted Day for any Constituent, the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

(b)
The Index Sponsor may discontinue and cancel the Index at any time and is under no obligation to continue, or procure the continuation of, the calculation, publication and dissemination of the Index Level.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section C:    General Risks

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

General Risks

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the Constituents and their effect on the strategy that the Index has been developed to reflect.  There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance.  The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents or the Eligible Universe (as relevant) may perform better than the Index.

The Index represents the weighted value of its Constituents.  The Index has been developed to be “investable”, but the methodology set out in the Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in the Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.  The result of any such actual investment may be different to the performance of the Index.  In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS (INCLUDING MARKET RISK)

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level.  The extent to which fluctuations in the Constituent Closing Level or Constituent Level (as applicable) of a particular Constituent will affect the Index Level will, amongst other things, depend on the Weight attributed to that Constituent at the relevant time.  Please refer to the applicable Index Methodology for a discussion of the strategy that the Index has been developed to reflect.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of each classification of Constituent.

Certain events and circumstances may affect a Constituent, resulting in a change in that Constituent or the disappearance of that Constituent (i.e. Adjustment Events).  The Constituent Schedule applicable to a Constituent sets out the Adjustment Events which apply to such Constituent.

Please refer to Section 2(j) below for a discussion of the process that is followed following the occurrence of an Adjustment Event.

(a)	Commodity

Prospective investors in an Index Linked Product linked to an Index containing a Commodity should be familiar with commodities generally.  Movements in the price of a Commodity (which may consist of a commodity futures contract or a commodity option contract) may be subject to significant fluctuations which may not correlate with changes in interest rates, currencies or other indices.

Commodity markets (both spot and future) are highly volatile.  Commodity markets are influenced by, among other things, (i) changing supply and demand; (ii) weather; (iii) governmental, agricultural, commercial and trade programs and policies introduced to influence commodity prices; (iv) global political and economic events; and (v) changes in interest rates.  Moreover, investments in futures contracts and option contracts involve

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

additional risks including, without limitation, leverage (margin is usually a percentage of the face value of the contract and exposure can be nearly unlimited).

A holder of a commodity futures contract may find the position becomes illiquid because certain commodity exchanges limit fluctuations in the price of certain commodity futures contracts during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits”.  Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits.  Once the price of a commodity futures contract has increased or decreased by an amount equal to the daily limit, positions can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit.  This could prevent the holder from promptly liquidating unfavorable positions and subject the holder to substantial losses.  The prices of various commodity futures contracts have occasionally exceeded the daily limit for several consecutive days with little or no trading.  Similar occurrences could affect the Index Level of an Index containing a Commodity.

The trend in the Index Level of an Index containing a Commodity may not perfectly correlate with the trend in the price of the Commodity, as the use of futures contracts generally involves a rolling mechanism.  This means that commodity futures contracts approaching delivery at a particular time are replaced with other commodity futures contracts which have a later delivery date, and the Index Level may not therefore fully reflect any rise or fall in the price of the Commodity.

In addition, commodity futures markets may exhibit a trend which differs significantly from that of the underlying commodity spot markets.  The trend in the price of a commodity futures contract relative to the trend in the price of the underlying commodity is closely linked to the present and future level of production of the commodity or to the level of estimated natural reserves, particularly in the case of energy commodities.  Moreover, the price of a commodity futures contract should not be considered an accurate prediction of a market price, since it also includes the so-called “carrying costs” (which are the costs of, for example, warehousing, insurance, transportation, etc.), which also contribute toward the determination of the price of commodity futures contracts.  These factors, which directly influence commodity prices, substantially explain the imperfect correlation between commodity futures markets and underlying commodity spot markets.

(b)	Commodity Index

Prospective investors in an Index Linked Product linked to an Index containing a Commodity Index should be familiar with commodity indices generally.  The level of a Commodity Index is generally based on the value of commodities and/or other securities contained in the Commodity Index, and therefore the risks discussed under the heading “Commodity” above are also relevant.  Global, financial and political developments, among other things, may have a material effect on the value and performance of the commodities and/or commodity futures contracts contained in a Commodity Index.

(c)	Depositary Receipt

Prospective investors in an Index Linked Product linked to an Index containing a Depositary Receipt should be familiar with depositary receipts generally.  The value and price volatility of the Depositary Receipts contained in an Index and of the stocks underlying such Depositary Receipts must be considered.  The value of the Depositary Receipts and the underlying stocks may go down as well as up, and the value of the Depositary Receipts and the underlying stocks on any date may not, respectively, reflect their performance in any prior period.  There can be no assurance as to the future value of the Depositary Receipts or the underlying stocks, or as to the continued existence of the Depositary Receipts, the underlying stocks, the issuer of the Depositary Receipts or the issuer of the underlying stocks.

(d)	ETF Share (exchange-traded fund)

Prospective investors in an Index Linked Product linked to an Index containing an ETF Share should be familiar with exchange traded funds generally.  The value and price volatility of ETF Shares contained in an Index must be considered.  The value of ETF Shares may go down as well as up, and the value of the ETF Shares on any date may not reflect their performance in

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

any prior period.  There can be no assurance as to the future value of the ETF Shares, or as to the continued existence of the ETF Shares.

Although ETF Shares are traded on an exchange and are therefore valued in a similar manner as a stock traded on an exchange, the Adjustment Events defined with respect to an ETF Share include certain events and circumstances which would be applicable to a fund.

(e)	FX Rate

Prospective investors in an Index Linked Product linked to an Index containing an FX Rate should be familiar with currency exchange markets generally.

Movements in currency exchange rates may be subject to significant fluctuations which may not correlate with changes in interest rates or other indices.

Emerging market currencies may exhibit greater volatility and less certainty as to future levels than other currencies.  Emerging market currencies are highly exposed to the risk of a currency crisis.

Currency exchange markets may be affected by complex economic and political factors, including government action to fix or support the value of a currency, or to impose exchange controls.  These economic and political factors are independent of other market forces of supply and demand.

(f)	Inflation Index

Prospective investors in an Index Linked Product linked to an Index containing an Inflation Index should be familiar with inflation indices generally.

Many economic and market factors may influence an Inflation Index (and therefore the Index Level of an Index containing an Inflation Index), including: (i) general economic, financial, political or regulatory conditions and/or events; (ii) fluctuations in the prices of various assets, goods, services and energy resources (including in response to the supply of any of them and the demand for any of them); and (iii) the level of inflation in the economy of the relevant country and expectations of inflation.

In particular, the level of an Inflation Index may be affected by factors unconnected with the financial markets.

(g)	Mutual Fund Interest

Prospective investors in an Index Linked Product linked to an Index containing a Mutual Fund Interest should be familiar with mutual funds generally.  The value and price volatility of a Mutual Fund Interest contained in an Index must be considered.  The value of a Mutual Fund Interest may go down as well as up, and the value of a Mutual Fund Interest on any date may not reflect its performance in any prior period.

A mutual fund may trade and invest in a broad range of investments such as debt and equity securities, commodities and foreign exchange, and may enter into derivative transactions, including without limitation futures contracts and options contracts.  The trading strategies of a mutual fund can be opaque.  The trend in the Index Level of an Index containing a Mutual Fund Interest may not correlate with the trend in any market to which the relevant mutual fund creates an investment exposure.

The value of a Mutual Fund Interest may be affected by the performance of persons providing services to the relevant mutual fund, including the investment manager or the investment adviser to the mutual fund.

(h)	Share

Prospective investors in an Index Linked Product linked to an Index containing a Share should be familiar with stocks generally.  The value and price volatility of the Shares contained in an

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Index must be considered.  The value of the Shares may go down as well as up, and the value of the Shares on any date may not reflect their performance in any prior period.  There can be no assurance as to the future value of the Shares, or as to the continued existence of the Shares or the issuer of the Shares.

(i)	Share Index

Prospective investors in an Index Linked Product linked to an Index containing a Share Index should be familiar with stock indices generally.  The level of a Share Index is based on the value of the shares contained in that Share Index, although prospective investors should note that the level of a Share Index at any time may not reflect the reinvestment yield on the shares included in that Share Index.  Global economic, financial and political developments, among other things, may have a material effect on the value of the shares included in a Share Index and/or the performance of the Share Index.

Market volatility reflects the degree of instability and expected instability of the performance of a Share Index and the shares contained in that Share Index.  The level of market volatility is largely determined by the prices for financial instruments supposed to protect investors against such market volatility.  The prices of these financial instruments are determined by forces of supply and demand in the futures contracts, option contracts and derivative markets generally.  These forces of supply and demand are themselves affected by factors such as actual market volatility, expected volatility, economic factors and speculation.

(j)	Process following the occurrence of an Adjustment Event

Following the occurrence of an Adjustment Event in respect of a Constituent, the Index Calculation Agent will attempt to revise the Weight in the Index of the affected Constituent as it determines appropriate to account for the economic effect on the Index of such Adjustment Event.

If the Index Calculation Agent determines that no reweighting it can make under the preceding paragraph will produce a commercially reasonable result, then it will attempt to replace the affected Constituent with a suitable replacement which satisfies the relevant criteria (if any) specified in the applicable Constituent Schedule.  If the Index is specified in the applicable Index Methodology to operate with reference to an Eligible Universe, then the replacement Constituent will be selected from the Constituents contained in such Eligible Universe.  A commercially reasonable result will only be obtained if a reweighting preserves the ability of the Index to reflect the strategy that it is intended to reflect.

If either no replacement can be made under the preceding paragraph or if the Index Calculation Agent determines that no replacement it can make under the preceding paragraph will produce a commercially reasonable result, then the Index Calculation Agent will remove the affected Constituent from the Index and replace the affected Constituent with either a notional exposure in accordance with the relevant rules (if any) specified in the applicable Index Methodology or (if no such rules are specified) a Constituent which confers no investment exposure.  A commercially reasonable result will only be obtained if a replacement preserves the ability of the Index to reflect the strategy that it is intended to reflect.

At any time, either a reweighting or a replacement, as discussed in the preceding paragraphs, may have an unforeseen effect on the Index.  Assumptions as to the inclusion in the Index of a particular Constituent will no longer be valid if that Constituent is removed from the Index, whether temporarily or permanently.

The terms and conditions of any Index Linked Product may contain provisions as to the consequences of any such replacement or reweighting of a Constituent or discontinuation of the Index.

Any such reweighting, replacement or discontinuation of the Index may have an adverse effect on the value of such Index Linked Product.

Any such reweighting, replacement or discontinuation of the Index may (depending on the terms and conditions of such Index Linked Product) result in the early termination of such

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Index Linked Product and the payment of an amount to reflect the valuation of such Index Linked Product at the time of such early termination.  Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

Please refer to the terms and conditions of such Index Linked Product.  In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of these consequences.

3.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Sponsor and the Index Calculation Agent.

(a)	No rights

Investors in Index Linked Products (a) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (b) have no right to take delivery of any Constituent; (c) have no voting rights with respect to any Constituent; (d) have no right to receive dividends, distributions or other payments with respect to any Constituent.

(b)	No offer

Nothing in these Index General Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

(c)	Reinvestment

Whether or not the Index is a “total return index” and includes the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent is specified in the applicable Index Methodology.  If the Index is not a “total return index”, it will not include any such notional reinvestment.

4.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of the Index Conditions or in the arrangement and offer of any Index Linked Product.

5.	NO INVESTIGATION

Neither the Index Sponsor nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in the applicable Index Methodology with respect to any Constituent.  Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

6.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in the applicable Index Methodology.  Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

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7.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in the applicable Index Methodology.  Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made.

8.	DISRUPTION TO THE INDEX

Certain events may affect the calculation of the Index and the Index Level.  These events, which are described elsewhere in the Index Conditions, may have consequences including:

(a)	the Index Calculation Agent following the relevant process described in Section B (Valuations and Adjustments);

(b)	the Index Calculation Agent exercising certain discretions conferred by the Index Conditions;

(c)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

(d)	the Index Sponsor making a modification or change to the Index Conditions; and

(e)	the Index Sponsor discontinuing and cancelling the Index.

Unless otherwise stated, the Index Sponsor has no obligation to inform any person of the result of any action taken on the occurrence of such events.

The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in the Index Conditions or as is customary of the Index.

9.	INDEX SPONSOR AND INDEX CALCULATION AGENT

These Index General Conditions confer on the Index Sponsor and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments.  Although each of the Index Sponsor and the Index Calculation Agent will act in good faith and in a commercially reasonable manner, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section D:    Definitions

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Definitions

References to the “applicable Index Methodology” are references to the Index Methodology relating to the relevant Index which together with these Index General Conditions completes the Index Conditions for such Index.

References to a “Section” shall be references to a section of these Index General Conditions.

References to a “Part” shall be references to a part of the applicable Index Methodology.

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the Constituent Schedule applicable to such Constituent.

“Affected Constituent” shall have the meaning given to it in Section B (Valuations and Adjustments).

“Affiliate” shall mean, in respect of a person, any entity controlled (directly or indirectly) by such person, any entity which controls (directly or indirectly) such person or any entity (directly or indirectly) under common control with such person.  For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Amount” shall have the meaning given to it in Section E (Miscellaneous).

“Calculations” shall have the meaning given to it in Section E (Miscellaneous).

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Classification” shall mean, in respect of a Constituent, the classification assigned to it in the applicable Index Methodology.

“Constituent” shall mean each Constituent of the Index specified as such in, or determined in accordance with, the applicable Index Methodology and the Index General Conditions.  Each Constituent is assigned an identifying number denoted as “i” (and the total number of Constituents shall be denoted as “n”), unless specified otherwise.

“Constituent Closing Level” shall, in respect of a Constituent, have the meaning given to it in the Constituent Schedule applicable to such Constituent.

“Constituent Inclusion Date” shall mean, in respect of a Constituent, the date with effect from which such Constituent is included in the Index.

“Constituent Level” shall, in respect of a Constituent, have the meaning given to it in the Constituent Schedule applicable to such Constituent.

“Constituent Schedule” shall mean, in respect of a Constituent, the schedule that is specified to be applicable to such Constituent as a result of the classification of such Constituent in the applicable Index Methodology.

“Corrected Level” shall have the meaning given to it in Section B (Valuations and Adjustments).

“Correction Period” shall mean, in respect of a Constituent, the period specified as such in the Constituent Schedule applicable to such Constituent.

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the Constituent Schedule applicable to such Constituent.

“Electronic Page” shall mean, in respect of a Constituent, (1) the electronic page or source specified for such Constituent in the applicable Index Methodology, or (2) if no such electronic page or source is so specified for such Constituent, such Bloomberg or Reuters page or other widely recognised source of financial data as the Index Calculation Agent may determine appropriate, or (3) in any such case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source of financial data that may be designated by the Index Calculation Agent, provided that such page or source is widely recognised by participants in the relevant market.

“Eligible Constituent” shall mean (if the Index is specified in the applicable Index Methodology to operate with reference to an Eligible Universe) each constituent eligible for inclusion as a Constituent in the Index, specified as such and classified in the applicable Index Methodology.

“Eligible Universe” shall mean (if the Index is specified in the applicable Index Methodology to operate with reference to an Eligible Universe) all of the Eligible Constituents.  The rules for adding Eligible Constituents to the Index as Constituents and for removing Constituents from the Index are set out in the applicable Index Methodology.

“Index Base Currency” shall mean the currency specified as such in the applicable Index Methodology.

“Index Business Day” shall have the meaning given to it in the applicable Index Methodology.

“Index Calculation Agent” shall mean the person specified as such in the applicable Index Methodology and appointed by the Index Sponsor, any successor to such person, or any alternative calculation agent appointed by the Index Sponsor.

“Index Conditions” shall mean, in respect of the Index, these Index General Conditions together with the applicable Index Methodology.

“Index Electronic Page” shall mean (1) the electronic page or source specified as such in Part B (Key Information) of the applicable Index Methodology, or (2) any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (3) any alternative electronic page or source designated by the Index Sponsor.

“Index Launch Date” shall mean the date specified as such in the applicable Index Methodology.

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index as of the Index Valuation Time on such Index Business Day.

“Index Linked Product” shall mean any security, contract or other financial product the return on which is linked to the performance of the Index.

“Index Sponsor” shall mean the person specified as such in the applicable Index Methodology or any successor to or assignee of such person.

“Index Start Date” shall mean the date specified as such in the applicable Index Methodology.

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in the applicable Index Methodology.

“Index Valuation Time” have the meaning given to it in the applicable Index Methodology.

“Information” shall have the meaning given to it in Section E (Miscellaneous).

“Rebalancing Date” shall mean each date specified as such in, or determined in accordance with, the applicable Index Methodology.

“Replacement” shall have the meaning given to it in Section B (Valuations and Adjustments).

“Replacement Criteria” shall, in respect of a Constituent, have the meaning given to it in the Constituent Schedule applicable to such Constituent.

“Reweighting” shall have the meaning given to it in Section B (Valuations and Adjustments).

“Scheduled Valuation Date” shall mean each date specified as such in the applicable Index Methodology.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

“Selection Day” shall mean each date specified as such in the applicable Index Methodology.

“Valuation Date” shall mean each Scheduled Valuation Date as adjusted in accordance with Section B (Valuations and Adjustments).

“Valuation Roll” shall mean the number specified as such in the applicable Index Methodology.

“Weight” shall have the meaning given to it in the applicable Index Methodology.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section E:    Miscellaneous

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

(a)	General

The Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index.  Neither the Index Calculation Agent nor the Index Sponsor will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in the Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with the Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in the Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations).  All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

Although the Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances.  The Index Sponsor will resolve, acting in good faith and in a commercially reasonable manner, any such ambiguity, error or omission, and may amend the Index Conditions to reflect the resolution of such ambiguity, error or omission in a manner which is consistent with the commercial objective of the Index.

(b)	Rounding

Subject as provided in the applicable Index Methodology, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

(c)	Use of estimates

The Index Calculation Agent will perform the Calculations described in the Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of the Index Conditions in any sequence.  However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavors and after applying any fallback provision specified in the Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made in good faith and in a commercially reasonable manner) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under the Index Conditions.

(d)	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under the Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

(e)	Corrections

Subject as provided in the applicable Index Methodology and any Correction Period specified,

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under the Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information and as a consequence make any further Calculation that it determines necessary or desirable in order to give effect to or to reflect such corrected or adjusted Information, including without limitation any redenomination, exchange or conversion of any currency into a successor currency.

(f)	Reliance

In performing any Calculation under the Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

(g)	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with the Index Conditions, each of the Index Calculation Agent and the Index Sponsor will act as principal and not as agent of any other person.  Neither the Index Calculation Agent nor the Index Sponsor owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person.  Each Calculation and other action performed in connection with the Index Conditions by the Index Calculation Agent or the Index Sponsor is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Calculation Agent or the Index Sponsor is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Calculation Agent or the Index Sponsor, as relevant) the rights and obligations of the Index Calculation Agent or the Index Sponsor to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Calculation Agent or the Index Sponsor as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

(h)	Dates and times of calculations

Notwithstanding that certain Calculations under the Index Conditions may be expressed to be “on” or “as at” a certain date or time, the Index Calculation Agent may in its discretion perform such Calculation in respect of such date or time after such date or time.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Sponsor, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Section E, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent.  Any Relevant Person may at any time (a) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (b) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (c) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (d) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (e) publish research in respect of any Constituent or the issuer of any Constituent.  Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (a) the advisability of purchasing or entering into any Index Linked Product; (b) the levels of the Index at any particular date or time; (c) the results to be obtained from the use of the Index or any datum included in the Index Conditions for any purpose; or (d) any other matter.  Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in the Index Conditions.  No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

The Index Conditions have been prepared solely for the purposes of information and nothing in the Index Conditions constitutes (a) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (b) legal, tax, regulatory, financial or accounting advice.  Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described).  In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Sponsor is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INTELLECTUAL PROPERTY

The Index and the Index Conditions (including for the avoidance of doubt these Index General Conditions) are the Index Sponsor’s proprietary and confidential material.  No person may reproduce or disseminate the information contained in the Index Conditions, the Index or the Index Level without the prior written consent of the Index Sponsor.  These Index General Conditions and each Index Methodology are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2011 Citigroup Global Markets Limited.  All rights reserved.  Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world.  Citigroup Global Markets Limited is authorized and regulated in the United Kingdom by the Financial Services Authority.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Section F:    Constituent Schedules

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Constituent Schedule

SHARE INDEX

This Constituent Schedule shall apply to each Constituent classified in the applicable Index Methodology as a “Share Index”.

For the avoidance of doubt, defined terms used in this Constituent Schedule shall only apply in respect of an Index containing one or more Share Indices.

References to a “Paragraph” shall be references to a paragraph of this Constituent Schedule and references to a “Sub-paragraph” shall be references to a sub-paragraph of this Constituent Schedule.

1.         VALUATION

(a)       Closing valuations

“Constituent Closing Level” shall mean, in respect of a Share Index and a Valuation Date for such Share Index and unless otherwise specified in the applicable Index Methodology, the official closing level of such Share Index on such Valuation Date, as displayed on the applicable Electronic Page.

“Valuation Time” shall mean (i) in respect of a Single Exchange Index and a Scheduled Trading Day for such Single Exchange Index, the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day; and (ii) in respect of a Multiple Exchange Index and a Scheduled Trading Day for such Multiple Exchange Index, (A) for the purposes of determining whether a Market Disruption Event has occurred: (x) in respect of any Component Security, the Scheduled Closing Time on the Exchange in respect of such Component Security; and (y) in respect of any futures contracts or options contracts on such Multiple Exchange Index, the close of trading on the relevant Related Exchange; and (B) in all other circumstances, the time when the official closing level of such Multiple Exchange Index is calculated and published by the relevant Share Index Sponsor.

(b)       Intraday valuations

“Constituent Level” shall mean, in respect of a Share Index and a Valuation Time on a Valuation Date for such Share Index, the level of such Share Index at such Valuation Time on such Valuation Date, as displayed on the applicable Electronic Page.

“Valuation Time” shall mean, in respect of a Share Index and a Scheduled Trading Day for such Share Index, the time when the level of such Share Index is being determined during such Scheduled Trading Day.

2.         DISRUPTION TO VALUATION

“Disrupted Day” shall mean, in respect of a Share Index, any Scheduled Trading Day for such Share Index on which a Market Disruption Event occurs.

(a)	Single Exchange Index

“Market Disruption Event” shall mean, in respect of a Share Index which is a Single Exchange Index, the occurrence of any of the events set out below:

(i)	the relevant Share Index Sponsor fails to publish the level of such Share Index; or

(ii)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

(iii)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (A) any relevant Exchange, of Component Securities which in aggregate comprise 20 per cent. or more of the level of such Share Index; or (B) any relevant Related Exchange, of futures contracts or options contracts relating to such Share Index; or

(iv)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in Sub-paragraph (v) or Sub-paragraph (vi) of this definition) which materially disrupts or impairs the ability of market participants in general (A) (on any relevant Exchange) to effect transactions in or to obtain market values for Component Securities which in aggregate comprise 20 per cent. or more of the level of such Share Index; or (B) (on any relevant Related Exchange) to effect transactions in or to obtain market values for any futures contracts or options contracts relating to such Share Index; or

(v)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Component Securities  which in aggregate comprise 20 per cent. or more of the level of such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (B) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day); or

(vi)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (B) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

(b)	Multiple Exchange Index

“Market Disruption Event” shall mean, in respect of a Share Index which is a Multiple Exchange Index, the occurrence of any of the events set out below:

(i)	the relevant Index Sponsor fails to publish the level of such Share Index; or

(ii)	any relevant Related Exchange fails to open for trading during its regular trading session; or

(iii)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (A) any relevant Exchange, of any Component Security of such Share Index, and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20 per cent. or more of such Share Index; or (B) any relevant Related Exchange, of futures contracts or options contracts relating to such Share Index; or

(iv)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in Sub-paragraph (v) or Sub-paragraph (vi) of this definition) which materially disrupts or impairs the ability of market participants in general (A) (on any relevant Exchange) to effect transactions in or to obtain market values for any Component Security of such Share Index, and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20 per cent. or more of such Share Index; or (B) (on any relevant Related Exchange) to effect transactions in or to obtain market values for any futures contracts or options contracts relating to such Share Index; or

(v)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of any Component Security of such Share Index prior to its

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (B) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day), and the aggregate of all Component Securities so affected plus the X Percentage accounts for 20 per cent. or more of such Share Index; or

(vi)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Share Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (B) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

(c)	Determining whether or not a Market Disruption Event exists

For the purposes of determining whether or not a Market Disruption Event exists in respect of a Share Index at any time, if an event giving rise to a Market Disruption Event occurs in respect of a Component Security included in such Share Index at that time, then the relevant percentage contribution of such Component Security to the level of such Share Index shall be based on a comparison of (i) the portion of the level of such Share Index attributable to such Component Security; and (ii) the overall level of such Share Index, either (A) in the case of a Single Exchange Index, immediately before the occurrence of such Market Disruption Event; or (B) in the case of a Multiple Exchange Index, using the applicable weightings as published by, or derived from data published by, the relevant Share Index Sponsor.

3.         CORRECTIONS

“Correction Period” shall mean, in respect of a Share Index, two Index Business Days.

4.         ADJUSTMENTS AND MODIFICATIONS AFFECTING SHARE INDICES

(a)       Successor Share Index and Successor Share Index Sponsor

If a Share Index is (i) not calculated and announced by the relevant Share Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent, or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the relevant Share Index, then in each case that index (the “Successor Share Index”) will be deemed to be the relevant Share Index with effect from the date determined by the Index Calculation Agent who may make such adjustment(s) to the Index Conditions as it determines appropriate to account for such change.

(b)       Share Index Modification and Share Index Cancellation

If a Share Index Sponsor announces that it will make a material change in the formula for or method of calculating a Share Index or in any other way materially modifies that Share Index (other than a modification prescribed in that formula or method to maintain that Share Index in the event of changes in constituent stock and capitalization and other routine events) (a “Share Index Modification”) or permanently cancels that Share Index and no Successor Share Index exists (a “Share Index Cancellation” and, together with a Share Index Modification, each a “Share Index Adjustment Event”), then:

(i)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(ii)
the Index Calculation Agent may select a replacement Share Index that has substantially similar characteristics to the Share Index that is being replaced, having regard to the manner in which such Share Index is used in the calculation of the Index, in which case the Index

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Calculation Agent will (a) determine the effective date of such replacement, and (b) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(iii)       the Index Sponsor may discontinue and cancel the Index.

5.	REPLACEMENT CRITERIA

“Replacement Criteria” shall mean, in respect of a Share Index, the criteria (if any) specified as such in the applicable Index Methodology.

6.	DEFINITIONS

“Component Security” shall mean, in respect of a Share Index, each share included in such Share Index.

“Exchange” shall mean (a) in respect of a Single Exchange Index, each exchange, trading system or quotation system specified as such in respect of such Single Exchange Index in the applicable Index Methodology or any successor to any such exchange, trading system or quotation system, or any substitute exchange, trading system or quotation system to which trading in the relevant Component Securities has temporarily relocated (PROVIDED THAT there is comparable liquidity relative to such Component Securities on such temporary substitute exchange, trading system or quotation system as on the original exchange, trading system or quotation system); and (b) in respect of a Multiple Exchange Index and each relevant Component Security, the exchange, trading system or quotation system on which each Component Security is principally traded.

“Exchange Business Day” shall mean (a) in respect of a Single Exchange Index, any Scheduled Trading Day for such Single Exchange Index on which each relevant Exchange and each relevant Related Exchange for such Single Exchange Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or any such Related Exchange closing prior to its Scheduled Closing Time; and (b) in respect of a Multiple Exchange Index, any Scheduled Trading Day for such Multiple Exchange Index on which the relevant Share Index Sponsor publishes the level of such Multiple Exchange Index and on which each relevant Related Exchange for such Multiple Exchange Index is open for trading during its regular trading session, notwithstanding any relevant Exchange or Related Exchange closing prior to its Scheduled Closing Time.

“Multiple Exchange Index” shall mean each Share Index specified as such in the applicable Index Conditions.

“Related Exchange” shall mean, in respect of a Share Index and unless otherwise specified in the applicable Index Methodology, each exchange, trading system or quotation system in respect of futures contracts or options contracts relating to such Share Index or any successor to such exchange, trading system or quotation system, or any substitute exchange, trading system or quotation system to which trading in futures contracts or options contracts relating to such Share Index has temporarily relocated (PROVIDED THAT there is comparable liquidity relative to such futures contracts or options contracts relating to such Share Index on such temporary substitute exchange, trading system or quotation system as on the original exchange, trading system or quotation system).  Where “All Exchanges” is specified in the applicable Index Methodology as the applicable Related Exchange in respect of a Share Index, then “Related Exchange” shall mean each exchange, trading system or quotation system where trading has a material effect on the overall market for futures contracts or options contracts relating to such Share Index.

“Scheduled Closing Time” shall mean, in respect of a Share Index, a Scheduled Trading Day and an Exchange or a Related Exchange (as relevant) for such Share Index, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Scheduled Trading Day” shall mean (a) in respect of a Single Exchange Index, any day on which each relevant Exchange and each relevant Related Exchange for such Single Exchange Index is scheduled to be open for trading for their respective regular trading sessions; and (b) in respect of a Multiple Exchange Index, any day on which (i) the Share Index Sponsor in respect of such Multiple Exchange Index is scheduled to publish the level of such Multiple Exchange Index; and (ii) each relevant Related Exchange for such Multiple Exchange Index is scheduled to be open for trading for its regular trading session; and (iii) the X Percentage is no more than 20 per cent. of the relevant Component Securities.

“Share Index” shall mean each Constituent classified as such in the applicable Index Methodology.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

“Share Index Sponsor” shall mean, in respect of a Share Index, the corporation or other entity which (a) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Share Index; and (b) announces (directly or through an agent) the level of such Share Index on a regular basis.

“Single Exchange Index” shall mean each Share Index specified as such in the applicable Index Methodology.

“X Percentage” shall mean, in respect of a Multiple Exchange Index and any day, the percentage of relevant Component Securities which are scheduled to be unavailable for trading on any relevant Exchange on such day by virtue of that day not being a day on which such relevant Exchange is scheduled to be open for trading during its regular trading session.  For the purposes of determining the X Percentage in respect of a Multiple Exchange Index, the relevant percentage of a Component Security unavailable for trading shall be based on a comparison of (a) the portion of the level of such Multiple Exchange Index attributable to such Component Security; and (b) the overall level of such Multiple Exchange Index, in each case using the official opening weightings as published by the relevant Share Index Sponsor as part of the market “opening data”.

Citi Investment Strategies Citi Multi-Asset Systematic Trend (MASTR) US Excess Return Index Index General Conditions

Constituent Schedule

COMMODITY INDEX

This Constituent Schedule shall apply to each Constituent classified in the applicable Index Methodology as a “Commodity Index”.

For the avoidance of doubt, defined terms used in this Constituent Schedule shall only apply in respect of an Index containing one or more Commodity Indices.

References to a “Paragraph” shall be references to a paragraph of this Constituent Schedule and references to a “Sub-paragraph” shall be references to a sub-paragraph of this Constituent Schedule.

1.	VALUATION

(a)	Closing valuations

“Constituent Closing Level” shall mean, in respect of a Commodity Index and a Valuation Date for such Commodity Index, and unless otherwise specified in the applicable Index Methodology, the official closing level of such Commodity Index on such Valuation Date (or, where the level of such Commodity Index is only published once a day, the level of such Commodity Index for such Valuation Date), as displayed on the applicable Electronic Page.

“Valuation Time” shall mean, in respect of a Commodity Index, a Constituent Closing Level and a Scheduled Trading Day for such Commodity Index, either (i) the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day; or (ii) where the level of such Commodity Index is only published once a day (A) for the purposes of determining whether a Market Disruption Event has occurred: (x) in respect of any Component, the time at which such Component is valued for the purposes of determining the level of such Commodity Index for the relevant day; and (y) in respect of any futures contracts or options contracts relating to such Commodity Index, the close of trading on the relevant Related Exchange; and (B) in all other circumstances, the time when the official closing level of such Commodity Index for such day is calculated and published by the relevant Commodity Index Sponsor.

(b)	Intraday valuations

“Constituent Level” shall mean, in respect of a Commodity Index and a Valuation Time on a Valuation Date for such Commodity Index, the level of such Commodity Index at such time on such Valuation Date, as displayed on the applicable Electronic Page.

“Valuation Time” shall mean, in respect of a Commodity Index and a Scheduled Trading Day for such Commodity Index, the time when the level of such Commodity Index is being determined during such Scheduled Trading Day.

2.	DISRUPTION TO VALUATION

“Disrupted Day” shall mean, in respect of a Commodity Index, any Scheduled Trading Day for such Commodity Index on which a Market Disruption Event occurs.

“Market Disruption Event” shall mean, in respect of a Commodity Index, the occurrence of any of the events set out below:

(i)	the relevant Commodity Index Sponsor fails to publish the level of such Commodity Index; or

(ii)	any relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

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(iii)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any material suspension of or limitation imposed (whether by reason of movements in price exceeding permitted limits or otherwise) on the trading on (i) any relevant Exchange, of Components which in aggregate comprise 20 per cent. or more of the level of such Commodity Index; or (ii) any relevant Related Exchange, of futures contracts or options contracts relating to such Commodity Index; or

(iv)
the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in Sub-paragraph (e) or Sub-paragraph (f) of this definition) which materially disrupts or impairs the ability of market participants in general (i) (on any relevant Exchange) to effect transactions in or to obtain market values for Components which in aggregate comprise 20 per cent. or more of the level of such Commodity Index; or (ii) (on any relevant Related Exchange) to effect transactions in or to obtain market values for futures contracts or options contracts relating to such Commodity Index; or

(v)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Components which in aggregate comprise 20 per cent. or more of the level of such Commodity Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (ii) the deadline for the submission of orders to be entered into such Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day); or

(vi)
the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or options contracts relating to such Commodity Index prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (ii) the deadline for the submission of orders to be entered into such Related Exchange system for execution at the Scheduled Closing Time on such Exchange Business Day).

For the purposes of determining whether or not a Market Disruption Event exists in respect of a Commodity Index at any time, if an event giving rise to a Market Disruption Event occurs in respect of a Component included in such Commodity Index at that time, then the relevant percentage contribution of such Component to the level of such Commodity Index shall be based on a comparison of (i) the portion of the level of such Commodity Index attributable to such Component; and (ii) the overall level of such Commodity Index immediately before the occurrence of such Market Disruption Event.

3.	CORRECTIONS

“Correction Period” shall mean, in respect of a Commodity Index, 30 calendar days.

4.	ADJUSTMENTS AND MODIFICATIONS AFFECTING COMMODITY INDICES

(a)       Successor Commodity Index and Successor Commodity Index Sponsor

If a Commodity Index is (i) not calculated and announced by the relevant Commodity Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent, or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the relevant Commodity Index, then in each case that index (the “Successor Commodity Index”) will be deemed to be the relevant Commodity Index with effect from the date determined by the Index Calculation Agent who may make such adjustment(s) to the Index Conditions as it determines appropriate to account for such change.

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(b)       Commodity Index Modification and Commodity Index Cancellation

If a Commodity Index Sponsor announces that it will make a material change in the formula for or method of calculating a Commodity Index or in any other way materially modifies that Commodity Index (other than a modification prescribed in that formula or method to maintain that Commodity Index in the event of changes in constituent stock and capitalization and other routine events) (a “Commodity Index Modification”) or permanently cancels that Commodity Index and no Successor Commodity Index exists (a “Commodity Index Cancellation” and, together with a Commodity Index Modification, each a “Commodity Index Adjustment Event”), then:

(i)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(ii)
the Index Calculation Agent may select a replacement Commodity Index that has substantially similar characteristics to the Commodity Index that is being replaced, having regard to the manner in which such Commodity Index is used in the calculation of the Index, in which case the Index Calculation Agent will (a) determine the effective date of such replacement, and (b) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(iii)       the Index Sponsor may discontinue and cancel the Index.

5.	REPLACEMENT CRITERIA

“Replacement Criteria” shall mean, in respect of a Commodity Index, the criteria (if any) specified as such in the applicable Index Methodology.

6.	DEFINITIONS

“Commodity Index” shall mean each Constituent classified as such in the applicable Index Methodology.

“Commodity Index Sponsor” shall mean, in respect of a Commodity Index, the corporation or other entity which (a) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Commodity Index; and (b) announces (directly or through an agent) the level of such Commodity Index on a regular basis.

“Component” shall mean, in respect of a Commodity Index, each component included in such Commodity Index.

“Exchange” shall mean, in respect of a Commodity Index and each relevant Component, and unless otherwise specified in the applicable Index Methodology, the primary exchange, trading system or quotation system in respect of such Component or any successor to such exchange, trading system or quotation system, or any substitute exchange, trading system or quotation system to which trading in such Component has temporarily relocated (PROVIDED THAT there is comparable liquidity relative to such Component on such temporary exchange, trading system or quotation system as on the original exchange, trading system or quotation system).

“Exchange Business Day” shall mean, in respect of a Commodity Index, any Scheduled Trading Day for such Commodity Index on which the relevant Commodity Index Sponsor publishes the level of such Commodity Index.

“Related Exchange” shall mean, in respect of a Commodity Index, and unless otherwise specified in the applicable Index Methodology, each exchange, trading system or quotation system in respect of futures contracts or options contracts relating to such Commodity Index or any successor to such exchange, trading system or quotation system, or any substitute exchange, trading system or quotation system to which trading in futures contracts or options contracts relating to such Commodity Index has temporarily relocated (PROVIDED THAT there is comparable liquidity relative to such futures contracts or options contracts relating to such Commodity Index on such temporary substitute exchange, trading system or quotation system as on the original exchange, trading system or quotation system).  Where “All Exchanges” is specified in the applicable Index Methodology as the applicable Related Exchange

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in respect of a Commodity Index, then “Related Exchange” shall mean each exchange, trading system or quotation system where trading has a material effect on the overall market for futures contracts or options contracts relating to such Commodity Index.

“Scheduled Closing Time” shall mean, in respect of a Commodity Index, a Scheduled Trading Day and an Exchange or a Related Exchange (as relevant) for such Commodity Index, the scheduled weekday closing time on such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Scheduled Trading Day” shall mean, in respect of a Commodity Index, any day on which the Commodity Index Sponsor in respect of such Commodity Index is scheduled to publish the level of such Commodity Index.

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Constituent Schedule

BOND INDEX

This Constituent Schedule shall apply to each Constituent classified in the applicable Index Methodology as a “Bond Index”.

For the avoidance of doubt, defined terms used in this Constituent Schedule shall only apply in respect of an Index containing one or more Bond Indices.

References to a “Paragraph” shall be references to a paragraph of this Constituent Schedule and references to a “Sub-paragraph” shall be references to a sub-paragraph of this Constituent Schedule.

1.	VALUATION

(a)	Closing valuations

“Constituent Closing Level” shall mean, in respect of a Bond Index and a Valuation Date for such Bond Index and unless otherwise specified in the applicable Index Methodology, the official closing level of such Bond Index on such Valuation Date, as displayed on the applicable Electronic Page.

“Valuation Time” shall mean, in respect of a Bond Index and a Scheduled Trading Day for such Bond Index, the time at which the official closing level of such Bond Index is calculated and published by the relevant Bond Index Sponsor.

(b)	Intraday valuations

“Constituent Level” shall mean, in respect of a Bond Index and a Valuation Time on a Valuation Date for such Bond Index, the level of such Bond Index at such Valuation Time on such Valuation Date, as displayed on the applicable Electronic Page.

“Valuation Time” shall mean, in respect of a Bond Index and a Scheduled Trading Day for such Bond Index, the time when the level of such Bond Index is being determined during such Scheduled Trading Day.

2.	DISRUPTION TO VALUATION

“Disrupted Day” shall mean, in respect of a Bond Index, any Scheduled Trading Day for such Bond Index on which a Market Disruption Event occurs.

“Market Disruption Event” shall mean, in respect of a Bond Index, the occurrence of any of the events set out below:

(i)	the relevant Bond Index Sponsor fails to publish the level of such Bond Index; or

(ii)
the occurrence or existence at any time on any Scheduled Trading Day for such Bond Index of any event, or market conditions, which materially disrupts or impairs the ability of market participants in general to acquire, dispose of or otherwise effect transactions in, or to obtain market values for, Component Securities which in aggregate comprise 20 per cent. or more of the level of such Bond Index; or

(iii)
the occurrence or existence at any time on any Scheduled Trading Day for such Bond Index of any event, or market conditions, which materially reduces the liquidity in Component Securities which in aggregate comprise 20 per cent. or more of the level of such Bond Index; or

(iv)	a general moratorium is declared in respect of bond trading or general banking activities in any of the jurisdictions in which the Component Securities of such Bond Index are primarily traded.

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For the purposes of determining whether or not a Market Disruption Event exists in respect of a Bond Index at any time, if an event giving rise to a Market Disruption Event occurs in respect of a Component Security included in such Bond Index at that time, then the relevant percentage contribution of such Component Security to the level of such Bond Index shall be based on a comparison of (i) the portion of the level of such Bond Index attributable to such Component Security; and (ii) the overall level of such Bond Index, using the applicable weightings as published by, or derived from data published by, the relevant Bond Index Sponsor.

3.	CORRECTIONS

“Correction Period” shall mean, in respect of a Bond Index, two Index Business Days.

4.	ADJUSTMENTS AND MODIFICATIONS AFFECTING BOND INDICES

(a)       Successor Bond Index and Successor Bond Index Sponsor

If a Bond Index is (i) not calculated and announced by the relevant Bond Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent, or (ii) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the relevant Bond Index, then in each case that index (the “Successor Bond Index”) will be deemed to be the relevant Bond Index with effect from the date determined by the Index Calculation Agent who may make such adjustment(s) to the Index Conditions as it determines appropriate to account for such change.

(b)       Bond Index Modification and Bond Index Cancellation

If a Bond Index Sponsor announces that it will make a material change in the formula for or method of calculating a Bond Index or in any other way materially modifies that Bond Index (other than a modification prescribed in that formula or method to maintain that Bond Index in the event of changes in constituent stock and capitalization and other routine events) (a “Bond Index Modification”) or permanently cancels that Bond Index and no Successor Bond Index exists (a “Bond Index Cancellation” and, together with a Bond Index Modification, each a “Bond Index Adjustment Event”), then:

(i)
the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such event does not occur or continue to occur; and/or

(ii)
the Index Calculation Agent may select a replacement Bond Index that has substantially similar characteristics to the Bond Index that is being replaced, having regard to the manner in which such Bond Index is used in the calculation of the Index, in which case the Index Calculation Agent will (a) determine the effective date of such replacement, and (b) make such adjustment(s) to the Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(iii)       the Index Sponsor may discontinue and cancel the Index.

5.	REPLACEMENT CRITERIA

“Replacement Criteria” shall mean, in respect of a Bond Index, the criteria specified as such in the applicable Index Methodology.

6.	DEFINITIONS

“Bond Index” shall mean each Constituent classified as such in the applicable Index Methodology.

“Bond Index Sponsor” shall mean, in respect of a Bond Index, the corporation or other entity which (a) is responsible for setting and reviewing the rules and procedures and methods of calculations and

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adjustments, if any, related to such Bond Index; and (b) announces (directly or through an agent) the level of such Bond Index on a regular basis.

“Component Security” shall mean, in respect of a Bond Index, each fixed income instrument included in such Bond Index.

“Scheduled Trading Day” shall mean, in respect of a Bond Index, any day on which the Bond Index Sponsor in respect of such Bond Index is scheduled to publish the level of such Bond Index.